UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ConAgra Foods, Inc.

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Notice of 2014 Annual Meeting of Stockholders

and

Proxy Statement

ConAgra Foods, Inc. One ConAgra Drive Omaha, NE 68102-5001 Phone: (402) 240-4000

August 8, 2014

Dear Fellow Stockholder:

It is my pleasure to invite you to join us for the ConAgra Foods Annual Meeting of Stockholders, which will be held on Friday, September 19, 2014, in Omaha, Nebraska. The meeting will start at 8:30 a.m., Central Daylight Time at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska 68102.

The Annual Meeting will include a report on our business, discussion and voting on the matters described in the Notice of 2014 Annual Meeting of Stockholders and Proxy Statement, and a question-and-answer session.

Whether or not you plan to join us in person, please be sure to vote your shares by proxy. Vote on the Internet or by telephone according to the instructions you find in the following pages. Or, if you received a paper copy of the materials, mark, sign and date the enclosed Proxy Card and return it in the postage-paid envelope. Your prompt response is appreciated.

Thank you for your continued investment in ConAgra Foods.

Sincerely,

Gary M. Rodkin

Chief Executive Officer

Notice of 2014 Annual Meeting of Stockholders

Date:	Friday, September 19, 2014

Time:	8:30 a.m. Central Daylight Time (Registration will begin at 7:30 a.m. CDT)

Place:	The Witherspoon Concert Hall of the Joslyn Art Museum 2200 Dodge Street, Omaha, Nebraska 68102

Items of Business:

At the meeting, stockholders will:

•    vote on the election of directors for the ensuing year;

•    vote on the approval of the ConAgra Foods, Inc. 2014 Stock Plan;

•    vote on the approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan;

•    vote on the ratification of the appointment of our independent auditor for fiscal 2015;

•    vote on the approval, on a non-binding advisory basis, of our named executive officer compensation;

•    vote on one stockholder proposal described in the attached Proxy Statement, if properly presented; and

•    transact any other business properly brought before the meeting.

Who May Vote:	Stockholders of record as of the close of business on July 28, 2014 are eligible to vote at the annual meeting and at any postponements or adjournments thereof.

Audiocast:	If you cannot attend the meeting in person, you may join a live audiocast on the Internet by visiting http://investor.conagrafoods.com at 8:30 a.m. CDT, on September 19, 2014.

Notice of Internet Availability of Proxy Materials:	We are pleased again this year to provide access to our proxy materials in a fast and efficient manner via the Internet. We believe this approach expedites your receipt of our materials, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Our Proxy Statement and Annual Report to stockholders for the fiscal year ended May 25, 2014 are available electronically at http://investor.conagrafoods.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our proxy materials unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials.

Date of Distribution:	On August 8, 2014, we began mailing our Notice of Internet Availability of Proxy Materials (the “Notice”) and posted our proxy materials on the website referenced in the Notice. For stockholders who previously elected to receive a paper copy of the proxy materials, we began mailing our Proxy Statement, our Fiscal 2014 Annual Report and the Proxy Card on August 8, 2014.
August 8, 2014 Omaha, Nebraska	Colleen Batcheler Corporate Secretary

PROXY STATEMENT SUMMARY

We have included this Proxy Statement summary to assist as you review the proposals to be acted upon. The following information is only a summary, and you should read the entire Proxy Statement before voting.

Voting Items:	Board Recommendation	Page
Item #1 – Election of 12 directors	FOR all nominees	2
Item #2 – Approval of the ConAgra Foods, Inc. 2014 Stock Plan	FOR	60
Item #3 – Approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan	FOR	71
Item #4 – Ratification of the appointment of our independent auditor for fiscal 2014	FOR	76
Item #5 – Advisory Approval of Named Executive Officer Compensation	FOR	77
Item #6 – Stockholder Proposal: Bylaw Change in Regard to Vote-Counting	AGAINST	78

Transact any other business that properly comes before the meeting

FISCAL 2014 HIGHLIGHTS AND EXECUTIVE COMPENSATION

Fiscal 2014 was a combination of progress and challenges for ConAgra Foods. In the second half of fiscal 2013, we completed the acquisition of Ralcorp Holdings, Inc. and became the largest private brand food company in North America. As fiscal 2014 began, management was focused on the integration of the Ralcorp business, significant de-leveraging, and the delivery of organic growth. As fiscal 2014 unfolded, the company experienced challenges in each business segment that negatively impacted results. Beginning in the first quarter of the year, certain categories within our Consumer Foods portfolio began underperforming due to challenging industry conditions and competitive dynamics. Our Lamb Weston potato products business, the largest part of our Commercial Foods segment, faced the challenge of a significant customer transition and suboptimal potato crop. In addition, as the year progressed, it took us longer than originally expected to integrate the Ralcorp business and achieve targeted levels of profitability in our Private Brands segment.

Overall, our financial performance in fiscal 2014 was below expectations. We fell short of our earnings per share (or EPS) goal for the year. However, we performed well against certain key performance metrics that are important for long-term growth. We achieved operating cash flows in excess of $1.5 billion and repaid over $600 million of debt. We also remained on track for delivering our Ralcorp synergy commitments and maintained our quarterly dividend at a rate of $0.25 per share. From a longer-term perspective, the three-year period ending with fiscal 2014 was a transformational period for our company. During this period, we introduced our Recipe for Growth and deployed our resources to complete acquisitions and achieve organic growth. We became the largest private brand food company in North America. However, a challenging external environment for consumers and retail and foodservice customers led to mixed profit performance.

On the first trading day of fiscal 2012, the closing market price of our common stock was $25.43 per share. On the last trading day of fiscal 2014, the closing market price of our common stock was $31.61 per share.

These fiscal 2014 and fiscal 2012 to 2014 performance results impacted the compensation paid to the executive officers discussed in this Proxy Statement:

•

The 2014 management incentive plan, our annual, cash-based incentive plan, funded and paid out significantly below targeted levels, due to the company’s failure to achieve its fiscal 2014 earnings and net sales targets.

•

Formulaically, the three-year performance goals in the fiscal 2012 to 2014 cycle of the long-term, stock-based performance share plan were exceeded, and above-target payouts were authorized, driven in large part by the company’s acquisition of Ralcorp during the cycle. However, due to disappointing fiscal 2014 performance, actual awards were reduced on a discretionary basis.

•	None of the named executive officers discussed in this Proxy Statement received a salary increase for fiscal 2015.

The Human Resources Committee of our Board of Directors believes that these actions appropriately reflect its pay-for-performance philosophy. It has applied this philosophy in prior years, and we have received strong stockholder support for our “say-on-pay” voting item (Item #5 in this Proxy Statement). As a result, the Human Resources Committee intends to continue focusing on compensating executives based on actual performance results and aligning management’s interests with those of our stockholders.

For more complete information on these topics, please review our Annual Report on Form 10-K for the fiscal year ended May 25, 2014 and this Proxy Statement.

i

Proxy Statement

ConAgra Foods, Inc.

One ConAgra Drive

Omaha, NE 68102-5001

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation by our Board of Directors of proxies to be used at the 2014 Annual Meeting of Stockholders of ConAgra Foods, Inc. We mailed our Notice of Internet Availability of Proxy Materials on or about August 8, 2014. For stockholders who previously elected to receive a paper copy of our proxy materials, we mailed the Proxy Statement, our Fiscal 2014 Annual Report and a Proxy Card on or about August 8, 2014.

Stockholders of record at the close of business on July 28, 2014 are entitled to vote at the meeting and at any postponements or adjournments. On July 28, 2014, there were 424,472,505 voting shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote.

Your vote is very important. For this reason, the Board of Directors is requesting that you vote your shares in advance of the meeting by proxy.

If you hold shares of ConAgra Foods common stock in your own name (also known as “of record” ownership), you can come to the meeting and vote your shares in person, or you can vote your shares by proxy in one of the following manners:

•	By completing, signing, dating and returning (in the postage-paid envelope provided) the Proxy Card enclosed with paper copies of our proxy materials;

•	By visiting the Internet at www.proxyvote.com and following the instructions; or

•	By calling 1-800-690-6903 on a touch-tone telephone and following the recorded instructions.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, September 16, 2014 for shares held in the ConAgra Foods Retirement Income Savings Plan or the ConAgra Foods Employee Stock Purchase Plan and through 11:59 p.m. Eastern Time on Thursday, September 18, 2014 for all other shares.

If a broker, bank or other nominee holds your stock (also known as “street name” ownership), it will send you a voting instruction form. You may vote by completing, signing, dating and returning the form according to the instructions provided by your broker, bank or other nominee. If you wish to attend the meeting and vote in person, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or nominee.

See “Additional Information” at the end of this Proxy Statement for more voting information.

Voting Item #1 – Election of Directors

ConAgra Foods’ business is managed under the direction of our Board of Directors, which is currently comprised of 12 members. For the 2014 Annual Meeting, all 12 members have been re-nominated by the Board for election to hold office until the 2015 Annual Meeting and until their successors have been elected and qualified. Each nominee is a current member of the Board. Eleven nominees were elected by stockholders at the 2013 Annual Meeting, and one nominee was appointed to the Board of Directors effective as of October 15, 2013, based on a recommendation by a non-employee director. In case any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the proxies for a substitute.

The Board’s Nominating, Governance and Public Affairs Committee recommended, and the Board determined, that each individual identified below be re-nominated for election. We refer to this Committee as the N/G/PA Committee throughout this Proxy Statement.

A short biography and key experiences, qualifications and skills considered by the N/G/PA Committee for each nominee are noted below. The N/G/PA Committee also considered whether the slate of nominees, taken as a whole, has the skills and qualifications that the Board considers essential and desirable.

Director Nominee	Business Experience, Other Directorships and Qualifications

MOGENS C. BAY Age – 65 Chairman & CEO, Valmont Industries, Inc. Director Since December 12, 1996 Independent

Mr. Bay has served as Chairman of the Board and Chief Executive Officer of Valmont Industries, Inc. (products for water management and infrastructure) since January 1997, and President and Chief Executive Officer of Valmont from 1993 through 1996. He has served as a director of Peter Kiewit Sons’, Inc. (construction and mining company) since 1999.

Summary of experience, qualifications and skills considered in re-nominating Mr. Bay:

•  Broad Leadership Experience:  Broad leadership capabilities and insights from service as Chief Executive Officer and Chairman of Valmont

•  Operations Acumen and Agricultural Background:  Vast knowledge of U.S. and global operations and manufacturing, including agricultural based operations

•  International Experience:  Extensive involvement in global operations and manufacturing

•  Corporate Governance Experience:  Broad understanding of governance issues facing public companies from his board service to other public companies

THOMAS K. BROWN Age – 58 Retired Group VP, Global Purchasing, Ford Motor Company Director Since October 15, 2013 Independent

Mr. Brown served as Group Vice President, Global Purchasing with Ford Motor Company (global automotive manufacturer) from 2008 until his retirement on August 1, 2013. Mr. Brown served in various leadership capacities in global purchasing since joining Ford in 1999. Prior to joining Ford, he served in leadership positions at United Technologies Corporation (global technology company); at QMS, Inc. (SAP consulting services); and at Digital Equipment Corporation (computer systems vendor). He has served as a director of Tower International, Inc. (a metal component manufacturing company) since April 2014 and of 3M Corporation (a global innovation company) since August 2013.

Summary of experience, qualifications and skills considered in re-nominating Mr. Brown:

•  Broad Leadership Experience:  Broad leadership capabilities and insights from his experience in leadership roles at Ford Motor Company and other companies

•  International Experience:  Extensive involvement in global purchasing

•  Corporate Governance Experience:  Understanding of governance issues facing public companies from his board service to other public companies

Director Nominee	Business Experience, Other Directorships and Qualifications

STEPHEN G. BUTLER Age – 66 Retired Chairman & CEO, KPMG LLP Director Since May 16, 2003 Independent

Mr. Butler served as the Chairman and Chief Executive Officer of KPMG LLP (national public accounting firm) from 1996 until his retirement in June 2002, and Chairman of KPMG International from 1999 until his retirement in 2002. He has served as a director of Ford Motor Company (global automotive manufacturer) since 2004 and served as a director of Cooper Industries plc (electric lighting and wiring company) from 2002 until 2012.

Summary of experience, qualifications and skills considered in re-nominating Mr. Butler:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from service as Chairman and Chief Executive Officer of KPMG

•  Financial Acumen:  Expertise in accounting and finance based on a 34-year career with KPMG

•  International Experience:  From leadership of a global organization, including service as Chairman of KPMG International

•  Corporate Governance Experience:  Broad understanding of governance issues facing public companies from his board service to other public companies

STEVEN F. GOLDSTONE Age – 68 Manager, Silver Spring Group Director Since December 11, 2003 Independent

Mr. Goldstone has served as non-executive Chairman of the ConAgra Foods Board since October 1, 2005. He has been a manager of Silver Spring Group (private investment firm) since 2000. From 1999 until his retirement in 2000, Mr. Goldstone served as Chairman of Nabisco Group Holdings (food company). He also previously served as Chairman and Chief Executive Officer of RJR Nabisco, Inc. (consumer products company). He has served as a director of Greenhill & Co., Inc. (financial advisory services) since 2004. Mr. Goldstone also served as a director of Merck & Co., Inc. (pharmaceutical company) from 2006 until 2012 and American Standard Companies (former manufacturer of air conditioning systems and bath and kitchen products) from 2002 until 2008.

Summary of experience, qualifications and skills considered in re-nominating Mr. Goldstone:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from his broad range of management experiences, including prior service as Chairman and Chief Executive Officer of RJR Nabisco

•  Consumer Packaged Goods Experience:  Understanding of strategic and marketplace challenges for consumer products companies from his tenure with RJR Nabisco and Nabisco Group Holdings

•  Corporate Governance and M&A Experience:  Broad understanding of legal and governance issues facing public companies and deep transactional experience from his board service to other public companies and earlier career in law

Director Nominee	Business Experience, Other Directorships and Qualifications

JOIE A. GREGOR Age – 64 Managing Director, Warburg Pincus Director Since February 6, 2009 Independent

Ms. Gregor is a Managing Director with Warburg Pincus (private equity firm). Prior to that she served as the Vice Chairman of Heidrick & Struggles International, Inc. (executive search firm) from 2002 until 2007. From 1993 until 2006, she served in a number of senior leadership roles with that firm, including President, North America, managing partner of the firm’s Global Board of Directors Practice and managing partner of the New York office. From 2007 to 2008, Ms. Gregor served as assistant to the President for Presidential Personnel under President George W. Bush. From 2009 to 2012, she served as a senior advisor to Notch Partners (human capital consulting services) and, from 2012 to 2014, served as an advisory to G100 Network (peer learning community of senior leaders of global companies).

Summary of experience, qualifications and skills considered in re-nominating Ms. Gregor:

•  Broad Leadership Experience:  Strong leadership capabilities, including from her service to Heidrick & Struggles

•  Public Policy Experience:  Strong public policy and government experience from her service as assistant to the President for Presidential Personnel under President George W. Bush

•  Growth Creator:  Proven ability to create new channels for services based on expertise in aligning leadership teams to drive operating results

•  Human Capital Experience:  Strong human capital expertise, and significant experience in the assessment and recruitment of corporate executives, public company directors, and senior officials across a wide range of industries and government

RAJIVE JOHRI Age – 64 Retired President & Director, First National Bank of Omaha Director Since January 1, 2009 Independent

Mr. Johri served as President and Director of First National Bank of Omaha (FNBO, a banking institution), from 2006 until his retirement in 2009. From September 2005 to June 2006, he served as President of First National Credit Cards Center for FNBO. Prior to that, he served as an Executive Vice President for J.P. Morgan Chase Bank (banking institution) from 1999 until 2004. Mr. Johri served as a director of Charter Communications, Inc. (cable and pay television services) from 2006 to 2009.

Summary of experience, qualifications and skills considered in re-nominating Mr. Johri:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including through his service as President of FNBO

•  Financial Acumen and Risk & Compliance Oversight Experience:  Significant expertise in finance, accounting and risk and compliance oversight from his service to banking organizations, including risk assessment and risk management experience

•  International Experience:  Substantial international business and management experience from prior service to banking institutions with responsibility over various geographic regions

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies

Director Nominee	Business Experience, Other Directorships and Qualifications

W.G. JURGENSEN Age – 63 Retired CEO & Director, Nationwide Financial Insurance Services, Inc. Director Since August 2, 2002 Independent

Mr. Jurgensen served as Chief Executive Officer and a director of Nationwide Financial Insurance Services, Inc. (insurance company) from 2000 until his retirement in 2009. He also served as Chief Executive Officer and a director of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial, Nationwide Mutual, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. Mr. Jurgensen served as a director of The Scotts Miracle-Gro Company (agricultural chemicals company) from 2009 until 2013, and as a director of American International Group, Inc. (insurance company) since 2013.

Summary of experience, qualifications and skills considered in re-nominating Mr. Jurgensen:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including from his service as Chief Executive Officer of several Nationwide companies

•  Financial Acumen and Risk & Compliance Oversight Experience:  Significant expertise in finance, accounting and risk and compliance oversight from his service to insurance companies, including risk assessment and risk management experience

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies

RICHARD H. LENNY Age – 62 Former Chairman, President and Chief Executive Officer of The Hershey Company Director Since March 17, 2009 Independent

Mr. Lenny served as Chairman, President and Chief Executive Officer of The Hershey Company (confectionery and snack products company) from 2001 through 2007. Prior to joining Hershey, Mr. Lenny was group vice president of Kraft Foods, Inc. (food company) and President, Nabisco Biscuit Company (food company), following Kraft’s acquisition of Nabisco in 2000. He served as an operating partner with Friedman, Fleischer & Lowe (private equity firm) from 2011 until August of 2014. Mr. Lenny has served as a director of McDonald’s Corporation (retail eating establishments) since 2005 and Discover Financial Services (direct banking and payment services) since 2009. Since 2013, he has served as non-executive chairman of Information Resources, Inc. (market research firm). Mr. Lenny also served as a director of The Hershey Company from 2001 until 2007 and Sunoco, Inc. (petroleum refinery) from 2002 until 2006.

Summary of experience, qualifications and skills considered in re-nominating Mr. Lenny:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, particularly with major consumer brands, from role as Chief Executive Officer for The Hershey Company and board member of consumer products companies

•  Consumer Packaged Goods Experience:  Deep knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and sustainability and other social responsibility matters pertinent to a global consumer products food company

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies

Director Nominee	Business Experience, Other Directorships and Qualifications

RUTH ANN MARSHALL Age – 60 Retired President of the Americas, MasterCard International Director Since May 23, 2007 Independent

Ms. Marshall was President of the Americas, MasterCard International (payments industry) from October 1999 until her retirement in June 2006. She has been a director of Global Payments Inc. (currency validation systems manufacturer) since 2006 and Regions Financial Corp. (banking industry) since 2011. Ms. Marshall also served as a director of American Standard Companies (former manufacturer of air conditioning systems and bath and kitchen products) from 2003 until 2008.

Summary of experience, qualifications and skills considered in re-nominating Ms. Marshall:

• Broad Leadership Experience:  Strong leadership capabilities and insights from her service to MasterCard International, a large consumer brand company, including marketing, account management and customer service

• International Experience and Growth Creator:  Significant domestic and international experience in growing the MasterCard business, including through new product development

• Corporate Governance:  Broad understanding of governance issues facing public companies from her board service to other public companies

GARY M. RODKIN Age – 62 CEO & President, ConAgra Foods, Inc. Director Since October 1, 2005

Mr. Rodkin has been our Chief Executive Officer and a member of our Board since October 1, 2005. Previously, he was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America (food and beverage company) from February 2003 to June 2005. He also served as President and Chief Executive Officer of PepsiCo Beverages and Foods North America in 2002, and President and Chief Executive Officer of Pepsi-Cola North America from 1999 to 2002. Mr. Rodkin has served as a director of Avon Products, Inc. (beauty and related products company) since 2007. He is also Chair of the Board of Boys Town (charitable organization) and Chair of the Omaha Chamber of Commerce’s Prosper Omaha economic development campaign. He is past Chairman of the Grocery Manufacturers of America (trade association).

Summary of experience, qualifications and skills considered in re-nominating Mr. Rodkin:

• Broad Leadership Experience:  As our Chief Executive Officer, Mr. Rodkin has a deep understanding and commitment to our success, and thoroughly understands and impacts our day-to-day operations, financial success, strategies and growth opportunities, and the development of our leaders

• Consumer Packaged Goods Experience and Growth Creator:  Strong leadership capabilities and insights from service to other food companies with an extensive career focused on and committed to building leading consumer brands in the food industry

• Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to another public company

Director Nominee	Business Experience, Other Directorships and Qualifications

ANDREW J. SCHINDLER Age – 70 Retired Chairman & CEO, R.J. Reynolds Tobacco Holdings, Inc. Director Since May 23, 2007 Independent

Mr. Schindler served as Chairman of Reynolds American Inc. (tobacco products company) from July 2004 until his retirement in December 2005 and as Chairman and Chief Executive Officer of R. J. Reynolds Tobacco Holdings, Inc. (tobacco products company) from 1999 to 2004. Mr. Schindler achieved the rank of captain in the U.S. Army, where he held command and staff positions in the United States and in Vietnam. Since 2006, he has served as a director of Krispy Kreme Doughnuts Inc. (retail food establishments) and Hanesbrands, Inc. (consumer products company). Mr. Schindler also served as a director of Arvin Meritor, Inc. (motor vehicle parts company) from 2004 until 2008, Reynolds American Inc. from 2004 until 2005 and Pike Electric Corporation (energy solutions company) from 2006 until 2007.

Summary of experience, qualifications and skills considered in re-nominating Mr. Schindler:

•  Broad Leadership Experience:  Extensive management and leadership experience through his service to R. J. Reynolds and in military roles, including as a Captain in the U.S. Army

•  Consumer Packaged Goods Experience:  Strong people leadership, risk-management, brand marketing, operations, strategic change, and personnel development experience and skills pertinent to a consumer goods company

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies

KENNETH E. STINSON Age – 71 Chairman Emeritus, Peter Kiewit Sons’, Inc. Director Since December 12, 1996 Independent

Mr. Stinson is Chairman Emeritus of the Board of Peter Kiewit Sons’, Inc. (construction and mining company) and served as Chairman from 1998 to 2012. He served as Chief Executive Officer of Peter Kiewit Sons’, Inc. from 1998 until 2004. Mr. Stinson has served as a director of Valmont Industries, Inc. since 1996, and a director of McCarthy Group, L.L.C. (private equity firm) since 2008. He was a director of Kiewit Investment Fund LLP from 2004 until 2012.

Summary of experience, qualifications and skills considered in re-nominating Mr. Stinson:

•  Broad Leadership Experience:  Extensive management and leadership experience through service as Chairman and Chief Executive Officer to Peter Kiewit Sons’, Inc.

•  International Experience:  Management responsibility over a global infrastructure business

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies, including as Chairman of Peter Kiewit Sons’, Inc. for 14 years

The Board of Directors recommends a vote “FOR” each of the listed nominees.

Corporate Governance

The Board of Directors is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes to ensure they support informed, competent and independent oversight on behalf of our stockholders. Our Corporate Governance Principles provide a summary of these practices, and are available on our website at http://investor.conagrafoods.com through the “Corporate Governance” link. For your convenience, we have detailed here a variety of practices that may be of interest.

Annual Election of Directors:  To promote greater accountability to stockholders, all of our directors stand for election annually.

Majority Voting in Uncontested Director Elections:  To be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. If an incumbent nominee is not elected, he or she is required to promptly tender a resignation to the Board of Directors. The Board will act on the tendered resignation and publicly disclose its decision within 90 days after certification of the election results.

> 90% Director Independence:  The Board has determined that 11 of our 12 Board members – directors Bay, Brown, Butler, Goldstone, Gregor, Johri, Jurgensen, Lenny, Marshall, Schindler and Stinson – have no material relationship with ConAgra Foods and are independent within the meaning of our independence standards.

In making its independence determinations for our Board candidates, the Board applied the listing standards of the New York Stock Exchange, or NYSE, and the categorical independence standards contained in our Corporate Governance Principles. The Board considers even immaterial relationships in its decision-making process to ensure a complete view of each director’s independence. This year, the Board considered that Mr. Bay is the Chief Executive Officer of Valmont Industries, Inc. One of our subsidiaries was a customer for immaterial levels of environmental engineering services during fiscal 2014 from an affiliate of Valmont on an arms-length basis and in the ordinary course of business. Another subsidiary purchased irrigation equipment during fiscal 2014 from an affiliate of Valmont on an arms-length basis and in the ordinary course of business. The Board also reviewed our commercial relationships with companies on whose boards our Board members served during fiscal 2014 (i.e., American International Group, Inc., Ford Motor Company, McDonald’s Corporation and Valmont Industries, Inc.). The relationships with these companies involved ConAgra Foods’ purchase or sale of products and services in the ordinary course of business on arms-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under our Corporate Governance Principles or under applicable law and NYSE listing standards. Applying the NYSE listing standards and our Corporate Governance Principles, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of our non-employee directors.

In addition to satisfying our independence standards, each member of the Audit / Finance Committee must satisfy an additional SEC independence requirement that provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director’s compensation and may not be an “affiliated person” of ConAgra Foods. Each member of the Audit / Finance Committee satisfies this additional independence requirement.

Similarly, the SEC and NYSE have adopted rules relating to the independence of members of the Human Resources Committee, or HR Committee. These rules require consideration of the source of HR Committee member compensation, including any consulting, advisory or other compensatory fees paid to the HR Committee member, and HR Committee member affiliation with us, any of our subsidiaries or any affiliates of our subsidiaries. Each member of the HR Committee satisfies these additional independence requirements.

Board Leadership Structure:  Our Board of Directors believes that independent Board leadership is a critical component of our governance structure. Our Corporate Governance Principles require us to have either an independent Chairman of the Board or a lead independent director if the positions of Chairman and CEO are held by the same person. Since 2005, our Chairman and CEO roles have been separate. With separate Chairman and CEO roles, our CEO can focus his time and energy on setting the strategic direction for the company, overseeing daily operations, engaging with external constituents, developing our leaders and promoting employee engagement at all levels of the organization. Meanwhile, our independent Chairman leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the CEO and senior leadership team between Board meetings on business developments, and providing overall guidance to our CEO as to the Board’s views and perspectives, particularly on the strategic direction of the company.

Annual Advisory Vote on Executive Compensation:  Consistent with our stockholders’ preference as indicated at our 2011 Annual Meeting, our stockholders are given an opportunity to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers on an annual basis.

Board’s Role in Risk Oversight:  Our senior leadership is responsible for identifying, assessing and managing our exposure to risk. A component of this work is performed through a management-led, Board-appointed Risk Oversight Committee, chaired by our Senior Vice President and Treasurer. Our Board of Directors and its committees play an active role in overseeing management’s activities and ensuring management’s plans are balanced from a risk/reward perspective. The Board and its committees perform this oversight through the following mechanisms:

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Board Discussion:  Each fiscal year, a Board meeting is set aside for a discussion of our strategic plan and the longer-term risks and opportunities we face. At other times of the year, our Board receives reports from significant business units and functions. These presentations include a discussion of the business, regulatory, operational and other risks associated with planned strategies and tactics, as well as succession planning matters. The Board also receives an annual report on enterprise risk management from our Senior Vice President and Treasurer.

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Audit / Finance Committee Oversight:  Our Audit / Finance Committee provides oversight for management’s handling of our financial risks. The Committee’s Charter requires it to review our processes for assessing and controlling derivative and treasury risk and oversee our risks related to capital structure, including borrowing, liquidity and allocation of capital. The Audit / Finance Committee also oversees our management of financial risk through, among other things, reviewing our significant accounting policies and the activities of management’s Risk Oversight Committee, maintaining direct oversight of our Internal Audit function, holding regular executive sessions with our independent auditors, our Chief Financial Officer and Controller, and our head of Internal Audit, and receiving regular legal and regulatory updates. Our Senior Vice President and Treasurer provides an enterprise risk management report to the Audit / Finance Committee on a semi-annual basis. The Chair of the Audit / Finance Committee reports to the full Board on its activities.

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Human Resources Committee Oversight:  The HR Committee reviews the company’s leadership development activities to ensure appropriate succession planning occurs, and also reviews the relationship between the company’s compensation programs and risk. The Chair of the HR Committee reports to the full Board on its activities.

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Nominating, Governance and Public Affairs Committee Oversight:  The N/G/PA Committee assists the Board in managing risks associated with Board organization, membership and structure. It also assists management in the oversight of reputational risks for the company and key public affairs matters, and reviews the company’s policies and programs related to corporate citizenship, social responsibility, political giving and public policy issues. The Chair of the N/G/PA Committee reports to the full Board on its activities.

Because issues related to risk oversight often overlap, certain issues may be addressed at both the Committee and full Board level.

Executive Sessions:  The Board of Directors meets on a regularly-scheduled basis and holds an executive session without management present at every regularly-scheduled meeting. The Board holds five regularly-scheduled meetings per year. The Chairman of the Board presides at all Board meetings, including executive sessions.

Attendance:  During fiscal 2014, the Board met 8 times (five regular meetings and three special meetings) and acted by unanimous written consent three times. All members attended at least 75% of the total number of meetings of the Board and committees on which he or she served in fiscal 2014. Our Board members are encouraged to attend the annual stockholders’ meeting. All nominees who were serving at the time of the 2013 Annual Meeting of Stockholders attended that meeting.

Stock Ownership Guidelines for Directors and Senior Leadership:  Directors and senior leaders across the company are subject to stock ownership guidelines.

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All non-employee directors are expected to acquire and hold shares of ConAgra Foods common stock during their tenure with a value of at least $450,000. Directors are expected to acquire these shares within five years following their first election to the Board or September 25, 2014, whichever is later. Current ownership levels for our non-employee Board members are detailed in the section of this Proxy Statement entitled “Non-Employee Director Compensation – Director Stock Ownership Requirements”.

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Each senior leader across the company is subject to stock ownership guidelines equal to a multiple of the leader’s salary. Our Chief Executive Officer, Gary Rodkin, has a stock ownership requirement of six times his salary, and our other named executive officers have stock ownership requirements of four times their salaries. See the section of this Proxy Statement entitled “Compensation Discussion and Analysis - Committee’s Views on Executive Stock Ownership” for a summary of the current stockholdings of our named executive officers.

Anti-Pledging/Hedging Policy:  Our directors and executive officers, including our named executive officers, are prohibited from pledging their ConAgra Foods stock or hedging their ownership of ConAgra Foods stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to ConAgra Foods stock or debt.

Clawback Policy:  We have a Clawback Policy that requires excess amounts paid to any of our senior officers under our incentive compensation programs to be recovered in the event of a material restatement of our financial statements for fiscal 2013 or later fiscal years, resulting from the fraudulent, dishonest or reckless actions of the senior officer.

Commitment to Investing in Our People, Sustainable Business Practices and Corporate Citizenship:  We believe that we have an obligation to invest in our employees, be a good steward of the environment, give back to the communities we serve and drive economic gain for stakeholders. In fact, investing in our people and corporate citizenship are two of the five objectives in the strategic road map we announced in fiscal 2012, which we call our Recipe for Growth (described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement). We have established clear corporate citizenship goals, and favor transparency with stakeholders on our corporate responsibility progress. A few examples of our many corporate responsibility and people achievements in recent years include the following:

•	During fiscal 2014, for the third time, ConAgra Foods was listed on the Dow Jones Sustainability Index, or DJSI, for North America, one of the world’s most recognizable sustainability indices.

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Our internal awards program intended to drive and reward innovative approaches to sustainability continued to deliver environmental and bottom line benefits. The 85 applicants in fiscal 2014 collectively reduced greenhouse gas emissions by more than 9,500 metric tons, reduced landfill waste by 10,500 tons, optimized and improved packaging, while using 7.8 million pounds less material, and conserved more than 820 million gallons of water – while also delivering more than $30 million in savings.

•	We continued to make strides in our employee safety performance during fiscal 2014, with 27 facilities logging no recordable injuries.

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ConAgra Foods employees volunteered more than 6,200 hours during our month of service in April 2014. With more than 2,300 employees taking part, we packed 1.1 million meals in the Kids Against Hunger events alone – spanning 8 different ConAgra Foods facilities. More than 113,000 pounds of food was packed and/or sorted at food banks and pantries nationwide. For the entire fiscal 2014, employees volunteered almost 12,000 hours in communities where we live and work.

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Since 2010, we have engaged our consumers in our philanthropic focus area – ending child hunger. Through our Child Hunger Ends Here campaign, we have donated the monetary equivalent of 13.1 million meals* to Feeding America, a nationwide network of food banks, and a partner of the ConAgra Foods Foundation. Since 1998, we have also donated over 355 million pounds of food to the Feeding America network. For more information, see www.childhungerendshere.com.

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As of April 2014, almost 2,100 employees had lost a combined total of over 10,200 pounds on the “Choose to Lose with ConAgra Foods” program, an employee weight-loss program that emphasizes reduced-calorie eating and portion control, featuring products from 20 different ConAgra Foods brands.

We are proud of our focus on our people and on corporate citizenship, and we routinely discuss these matters with the Board’s N/G/PA Committee. We also publish an annual Citizenship Report. A copy of our 2013 Citizenship Report is available on our website at www.conagrafoodscitizenship.com. Our 2014 Citizenship Report is expected to be available by September 30, 2014.

Political Contributions and Lobbying Expenditure Oversight:  The N/G/PA Committee receives reports on the modest political activities of the company. Our political expenditures are limited and we focus on matters that we believe will create or preserve stockholder value.

Corporate Governance Materials Available on Our Website:  To learn more about our governance practices, you can review any of the following listed documents at http://investor.conagrafoods.com through the “Corporate Governance” link:

• Corporate Governance Principles	• Audit / Finance Committee Charter

• Corporate Responsibility Report	• Human Resources Committee Charter

• Code of Conduct, our commitment to our longstanding standards for ethical business practices	• Nominating, Governance and Public Affairs Committee Charter

• Code of Ethics for Senior Corporate Officers	• Procedures for bringing concerns or complaints to the attention of the Audit / Finance Committee

From time to time these documents are updated, and we promptly post amended documents to our website. The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC. The documents are also available in print to any stockholder who requests them from the Corporate Secretary.

Interested parties may communicate with our Board of Directors, our non-management directors as a group or the Chairman by writing to: ConAgra Foods Board of Directors, c/o Corporate Secretary, ConAgra Foods, Inc., Box 2000, One ConAgra Drive, Omaha, Nebraska 68102. Communications are compiled by the Corporate Secretary and forwarded to the addressee(s) on at least a bi-weekly basis. The Corporate Secretary routinely filters communications that are solicitations, consumer complaints, unrelated to ConAgra Foods or ConAgra Foods’ business or determined to pose a possible security risk to the addressee.

*	Based on the dollar-to-meals conversion ratios provided by Feeding America for each program year through the end of fiscal 2013 (e.g., $1=7 meals for fiscal 2010).

Board Committees

Our Board of Directors has established various committees to assist in its responsibilities. Currently, our Board of Directors has four standing committees: the Audit / Finance Committee, the Executive Committee, the HR Committee and the N/G/PA Committee. All members of the Audit / Finance Committee, HR Committee and N/G/PA Committee are independent under the applicable rules of the SEC and NYSE, as well as our independence standards.

Committee	Members	Fiscal 2014 Meetings

Audit / Finance Committee	Thomas K. Brown Stephen G. Butler, Chair Rajive Johri Richard H. Lenny Andrew J. Schindler	11

Human Resources Committee (the “HR Committee”)	Steven F. Goldstone Joie A. Gregor W.G. Jurgensen Ruth Ann Marshall Kenneth E. Stinson, Chair	7

Nominating, Governance and Public Affairs Committee (the “N/G/PA Committee”)	Mogens C. Bay, Chair Joie A. Gregor Rajive Johri W.G. Jurgensen Richard H. Lenny Ruth Ann Marshall Andrew Schindler	3

The Executive Committee generally has the authority to act on behalf of the Board of Directors between meetings. Its membership consists of Directors Butler, Goldstone, Rodkin and Stinson. Mr. Goldstone chairs the Executive Committee. The Executive Committee did not meet during fiscal 2014.

Audit / Finance Committee.  The Audit / Finance Committee has the following responsibilities:

•	Oversee the integrity of the company’s financial statements and review annual and quarterly SEC filings and earnings releases

•	Receive reports on critical accounting policies of the company, significant changes in the company’s selection or application of accounting principles and the company’s internal control processes

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Retain the independent auditor and review the qualifications, independence and performance of the independent auditor and internal audit department and pre-approve audit and non-audit services performed by the independent auditor

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Receive reports on the activities of management’s Risk Oversight Committee, enterprise risk management and processes for financial risks, including management’s assessment and control of derivative and treasury risks

•	Review the company’s compliance with legal and regulatory requirements

•	Review the company’s strategies and plans related to capital structure, including borrowing, liquidity and allocation of capital

Audit Committee Financial Expert.  The Board has determined that Directors Butler, Johri, Lenny and Schindler are qualified as audit committee financial experts within the meaning of SEC regulations, and that Mr. Brown is financially literate within the meaning of NYSE rules.

Related-Party Transactions.  The Audit / Finance Committee has adopted a written policy regarding the review, approval and ratification of related-party transactions. Under the policy, all related-party transactions must be pre-approved by the Audit / Finance Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit / Finance Committee at its next regular, in-person meeting. In determining whether to approve or ratify a related-party transaction, the Audit / Finance Committee will take into account, among other factors it deems appropriate, whether the transaction is fair and reasonable to the company and the extent of the related-party’s interest in the transaction. No director is permitted to participate in any approval of a related-party transaction for which he or she is involved. On at least an annual basis, the Audit / Finance Committee reviews and assesses ongoing related-party transactions to determine whether the relationships remain appropriate. All related-party transactions are disclosed to the full Board of Directors.

Human Resources Committee.  The HR Committee has the following responsibilities:

•	Review, evaluate and approve compensation plans and programs for the company’s directors, executive officers and senior employees

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Annually review and approve corporate goals and objectives relevant to CEO compensation and, together with the other independent directors, at least annually evaluate the CEO’s performance in light of these goals and objectives

•	Review directly or with the full Board, succession plans for all senior positions

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Review and discuss with the full Board whether the company’s compensation programs for employees generally are designed in a manner that does not incent employees to take inappropriate or excessive risk and whether any compensation policies or practices are reasonably likely to have a material adverse effect on the company

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Retain and terminate consultants or outside advisors for the HR Committee, and approve any such consultant’s or advisor’s fees and other terms of engagement, including determinations regarding any conflicts of interest with such consultants or advisors

The HR Committee has retained authority over the consideration and determination of executive and director compensation, subject only to the further involvement of the other independent directors with respect to the approval of the overall compensation for non-employee directors and any base salary change for the CEO. Additional information on the HR Committee’s processes for determining executive compensation and the role of the HR Committee’s compensation consultant can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.  During fiscal 2014, none of the current or former executive officers of ConAgra Foods or any of its current employees served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the HR Committee or the Board of ConAgra Foods.

Nominating, Governance and Public Affairs Committee.  The N/G/PA Committee has the following responsibilities:

•	Identify qualified candidates for membership on the Board

•	Propose to the Board a slate of directors for election by the stockholders at each annual meeting

•	Propose to the Board candidates to fill vacancies on the Board

•	Consider and make recommendations to the Board concerning the size and functions of the Board and the various Board committees

•	Consider and make recommendations to the Board concerning corporate governance policies

•	Assess the independence of Board members

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Advise management on internal and external factors and relationships affecting our image and reputation, including those related to corporate citizenship and public policy issues significant to the company

Director Nomination Process.  The N/G/PA Committee considers Board candidates suggested by Board members, management and stockholders. The N/G/PA Committee may also retain a third-party search firm to identify candidates. A stockholder who wishes to recommend a prospective nominee for Board membership must notify our Corporate Secretary in writing at least 120 days before the annual stockholders’ meeting and include whatever supporting material the stockholder considers appropriate. The N/G/PA Committee will also consider nominations by a stockholder according to the provisions of our bylaws relating to stockholder nominations as described under “Additional Information – Stockholder Proposals to be Included in our 2015 Proxy Statement” and “Additional Information – Other Stockholder Proposals to be Presented at our 2015 Annual Meeting” at the end of this Proxy Statement.

The N/G/PA Committee makes an initial determination as to whether to conduct a full evaluation of a candidate once he or she has come to its attention. This initial determination is based on whether additional Board members are necessary or desirable. It is also based on whether, based on the information provided or otherwise available to the N/G/PA Committee, the prospective nominee is likely to satisfy the evaluation factors described below. If the N/G/PA Committee determines that additional consideration is warranted, it may request a third-party search firm or other third party to gather additional information about the prospective nominee. The N/G/PA Committee may also elect to interview a candidate.

The N/G/PA Committee evaluates each prospective nominee against the standards and qualifications set out in our Corporate Governance Principles, including, but not limited to: (1) background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all stockholders and not a particular interest group; (2) Board skill needs, taking into account the experience of current Board members and the candidate’s ability to work toward business goals with other Board members, (3) the candidate’s qualifications as independent and thus ability to serve on various committees of the Board; (4) diversity, including the extent to which the candidate reflects the composition of our constituencies; and (5) business experience, which should reflect a broad experience at the policy-making level in business, government or education. With respect to Board diversity, as part of our evaluation and to further our commitment to diversity, the N/G/PA Committee assesses whether our Board, collectively, represents diverse views, backgrounds, and experiences that will enhance the Board’s and our effectiveness. The N/G/PA Committee seeks directors who have qualities to achieve the ultimate goal of a well-rounded, diverse Board as a whole.

After completing its evaluation process, the N/G/PA Committee makes a recommendation to the full Board as to who should be nominated, and the Board determines the nominees after considering the N/G/PA Committee’s recommendations. The evaluation process for nominees recommended by stockholders does not differ.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis explains the company’s senior executive compensation philosophies and programs. The focus of the analysis is on the company’s executive officers who are listed in the Summary Compensation Table of this Proxy Statement (who we refer to as the “named executive officers”). For fiscal 2014, our named executive officers are Gary M. Rodkin, our Chief Executive Officer and President; John F. Gehring, our Executive Vice President and Chief Financial Officer; Colleen R. Batcheler, our Executive Vice President, General Counsel and Corporate Secretary; Brian L. Keck, our former Executive Vice President and Chief Administrative Officer; and Paul T. Maass, the President of our Private Brands and Commercial Foods businesses. Mr. Keck became a special advisor to the company following the end of fiscal 2014 and retired on August 1, 2014.

Our fundamental objective is to create sustainable, profitable growth and long-term value for our shareholders. As shareholders themselves, our named executive officers are keenly focused on achieving this objective. To support this objective, we design our executive compensation programs to promote attainment of our annual and long-term business goals and discourage our executives from taking excessive risks.

The Human Resources Committee of our Board of Directors, which we refer to as the Committee throughout this Compensation Discussion and Analysis section, designs the components of our executive compensation program, approves the financial targets that must be achieved to earn awards under the program, and authorizes payouts upon achievement of those targets. This Compensation Discussion and Analysis section describes and analyzes our executive compensation program and the connection between our business performance and the compensation of the named executive officers.

Our fiscal 2014 began on May 27, 2013 and ended on May 25, 2014.

Executive Summary

Fiscal 2014 was a combination of progress and challenges for ConAgra Foods. In the second half of fiscal 2013, we completed the acquisition of Ralcorp Holdings, Inc. and became the largest private brand food company in North America. As fiscal 2014 began, management was focused on the integration of the Ralcorp business, significant de-leveraging, and the delivery of organic growth. We provided the following financial goals to our shareholders:

•	Diluted earnings per share, adjusted for items impacting comparability (EPS) of $2.40, versus comparable fiscal 2013 EPS of $2.16;*

•	Operating cash flow of approximately $1.6 to $1.7 billion;

•	Repayment of approximately $700 million of debt, exclusive of proceeds anticipated from the then-pending Ardent Mills joint venture; and

•	Continued attainment of synergies from the Ralcorp transaction, with a goal of reaching pre-tax savings of $300 million annually by the end of fiscal 2017.

*Fiscal 2013 reported (GAAP) EPS from continuing operations was $1.85. A reconciliation for Regulation G purposes is included in Appendix A to this Proxy Statement.

We expected to achieve these results in a manner consistent with our Recipe for Growth. Our Recipe for Growth is our strategic roadmap for operating our business and delivering shareholder value. It focuses on three marketplace growth areas and two enablers of success:

Marketplace Growth Areas	Enablers of Success

¡        Core / Adjacencies: growing our core businesses and investing in faster-growing adjacent categories

¡        Private Brand: achieving strong growth in our private brand business

¡         International: investing in initiatives to achieve a profitable doubling of our annual revenues from our international businesses by 2017

¡        Corporate Citizenship: continuing to do the right things for the sustainability of our business and the communities in which we live and work

¡        People: promoting a culture of trust and empowerment among our employees to achieve high engagement on business priorities

Our performance goals and strategic focus areas were central to the Committee’s decisions in setting fiscal 2014 base salaries and incentive compensation opportunities for our named executive officers. At the start of fiscal 2014, the Committee approved the following incentive programs and performance measures:

Incentive Program	Performance Measures

Fiscal 2014 Management Incentive Plan (awards payable in cash)	Net income and net sales performance in fiscal 2014

Fiscal 2014 – 2016 Long-Term Incentive Plan: Performance Shares (awards payable in shares)	Three-year average earnings before interest, taxes, depreciation and amortization (EBITDA) return on capital (a measure of earnings as a percentage of invested capital); and three-year average net sales growth

Fiscal 2014 – 2016 Long-Term Incentive Plan: Stock Options	Stock price appreciation; options have an exercise price equal to the closing market price of our stock on the date of grant

The Committee set performance goals for the fiscal 2014 management incentive plan at levels that would return target awards if the company met the goals it provided to shareholders. The three-year goals for the fiscal 2014 to 2016 cycle of our performance share plan were also set at levels linked to our expected growth rates. Lower levels of financial performance result in below-target payouts. Similarly, above-target awards can be earned by exceeding the company’s financial goals.

As fiscal 2014 unfolded, the company experienced challenges in each business segment that negatively impacted results. Beginning in the first quarter of the year, certain categories within our Consumer Foods portfolio began underperforming due to challenging industry conditions and competitive dynamics. Our Lamb Weston potato products business, the largest part of our Commercial Foods segment, dealt with a significant customer transition and suboptimal potato crop. In addition, as the year progressed, it took us longer than originally expected to integrate the Ralcorp business and achieve targeted levels of profitability in our Private Brands segment.

Overall, our financial performance in fiscal 2014 was below expectations, but we made progress in a number of areas and implemented a number of profit improving initiatives. For example, early in the fiscal year we began to refocus our merchandising tactics in the Consumer Foods business and rebalanced our marketing investments toward brands with positive momentum. Our Lamb Weston business delivered double-digit international growth for the year. Our Private

Brands team finalized the build-out of its leadership team, creating greater focus on core product groupings. And, shortly after the end of the fiscal year, we completed the formation of Ardent Mills, which combines our former ConAgra Mills flour milling and related businesses with the Horizon Milling joint venture of Cargill, Incorporated and CHS Inc. Ardent Mills, in which the company received a 44% interest, was created to deliver greater value and innovation to customers and consumers and provide profitable growth to its owners over time. We received approximately $530 million in cash, after-tax, after the conclusion of fiscal 2014 in connection with the transaction. These initiatives are intended to help us improve performance during fiscal 2015 and beyond.

With this focus on improvement, we remained on course with respect to several key areas in fiscal 2014. We achieved operating cash flows in excess of $1.5 billion during the year, repaid over $600 million of debt, and remained on track to achieve our goal of repaying $1.5 billion of debt through fiscal year end 2015, before taking into account the use of proceeds from the Ardent Mills transactions. We also remained on target for delivering our Ralcorp synergy commitments. Other accomplishments include the following:

•	Returning capital to shareholders: We maintained our dividend at the annualized rate of $1.00 per share, providing a strong payout even as we pursued our aggressive debt repayment objectives.

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Effectiveness and Efficiency: We began to implement plans in fiscal 2014 intended to increase our effectiveness and efficiency and increase costs savings over time. We expect these initiatives to deliver significant value in the fiscal years to come.

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Corporate Citizenship: We continued our focus on corporate citizenship during fiscal 2014, achieving a listing on the Dow Jones Sustainability North America Index for the third consecutive year. In addition, during fiscal 2014, our employees helped make a difference in their local communities as described earlier in this Proxy Statement under “Commitment to Investing in Our People, Sustainable Business Practices and Corporate Citizenship.”

From a longer-term perspective, the three-year period ending with fiscal 2014 was a transformational period for our company. During this period, we introduced our Recipe for Growth and deployed our resources to complete acquisitions and achieve organic growth. We became the largest private brand food company in North America. However, a challenging external environment for consumers and retail and foodservice customers led to mixed profit performance.

On the first trading day of fiscal 2012, the closing market price of our common stock was $25.43 per share. On the last trading day of fiscal 2014, the closing market price of our common stock was $31.61 per share.

These fiscal 2014 and fiscal 2012 to 2014 results impacted the compensation paid to the named executive officers, as business performance considerations drove the payout determinations under our fiscal 2014 management incentive plan and fiscal 2012 to 2014 cycle of our performance share plan:

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The 2014 management incentive plan, our annual, cash-based incentive plan, funded and paid out significantly below targeted levels, due to the company’s failure to achieve its fiscal 2014 earnings and net sales targets. Awards to each of the named executive officers were paid out at 25% of targeted opportunity.

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Formulaically, the three-year performance goals in the fiscal 2012 to 2014 cycle of the performance share plan were exceeded, and above target payouts authorized, driven in large part by the company’s acquisition of Ralcorp during the cycle. However, due to disappointing fiscal 2014 performance, and to prevent an overweighting of net sales acquired with Ralcorp, the Committee exercised negative discretion to reduce the awards to better align pay with performance. Payouts equal to target were authorized for each named executive officer.

•	None of the named executive officers received a salary increase for fiscal 2015.

In determining attainment of the performance goals in the 2014 management incentive plan and fiscal 2012 to 2014 cycle of the performance share plan, the Committee considered the impact of several events that it believes were not indicative of the comparable operating performance of the company’s businesses. Some of these items created benefits for the company; some of them created incremental expense. The impact of these items has been removed from the company’s results for purposes of determining plan payouts. More information can be found below under “Use of Adjustments in Compensation Decisions.”

The Committee believes that these actions appropriately reflect its pay-for-performance philosophy – focused on compensating executives based on actual performance results and aligning management’s interests with those of our shareholders.

Objectives of Our Compensation Program

Our executive compensation program is designed to encourage and reward behavior that promotes attainment of annual and long-term goals and sustainable growth in shareholder value. The Committee believes that the program must accomplish five objectives:

1.	Reward performance and be strongly aligned with shareholders, to inspire and reward behavior that promotes sustainable growth in shareholder value.

2.	Incent the right results for the long-term health of the business, without creating unnecessary or excessive risks to the company.

3.	Remain externally competitive to aid talent attraction and retention, because the achievement of our strategic plans requires us to attract and retain talented leaders who have the skills, vision and experience to lead our company.

4.	Promote internal pay equity and consistency, recognizing that individual pay will reflect differences in experience, performance, responsibilities and market considerations, but that programs should be sufficiently similar to promote decisions that better the company as a whole.

5.	Promote and reward long-term commitment and longevity of career with ConAgra Foods.

The Committee’s design of the compensation program with multiple objectives in mind helps mitigate the risk that employees will take unnecessary and excessive risks that threaten the long-term health and viability of the company. Late in fiscal 2014, with the assistance of Finance, Human Resources and Legal department personnel, and Frederic W. Cook & Co., Inc., the Committee’s independent compensation consultant, the Committee undertook a risk review of our compensation programs for all employees. Based on the review, we believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term.

What We Do

✓       Focus employees on a balance of short- and long-term goals.

✓       Consider a mix of financial and non-financial goals to prevent over-emphasis on any single metric.

✓       Allow for discretionary adjustments to ultimately determine incentive plan payouts, to ensure linkage between payouts and the “quality” of performance.

✓       Employ a greater portion of fixed pay (in other words, salaries) at less senior levels of the organization.

✓       Require stock ownership for approximately 200 of our most senior employees.

✓       Enable the clawback of amounts paid to any of our senior officers under our incentive plans in the event of a material restatement of our financial statements resulting from the fraudulent,

dishonest or reckless actions of the senior officer.

✓     Use a range of strong processes and controls, including Committee and Board oversight, over our compensation practices.

✓     Use an independent compensation consultant, who performs no other work for the company.

✓     Pay incentive compensation only after our financial results are complete and the Committee has certified our performance results

What We Don’t Do

×        No director or executive officer may pledge or hedge ownership of ConAgra Foods stock.

×        No excessive perquisites for executives.

×         No re-pricing or backdating of options.

×        No future change in control agreements with excise tax “gross-up” protection.

We believe our compensation policies and practices are balanced, aligned with creating shareholder value, and do not create risks that are reasonably likely to have a material adverse effect on the company.

Design and Approval of Our Fiscal 2014 Program

The Committee considered a variety of factors when approving the executive compensation program and setting pay for fiscal 2014. In this process, the Committee was benefited by the advice and counsel of its independent compensation consultant, Frederic W. Cook & Co., Inc.

Of utmost importance is the input of our shareholders. The Committee’s policy is to present a “say-on-pay” vote to our shareholders annually. Shareholder support has been strong in each of the last three years, suggesting to the Committee that a significant change to the overall design of the program for fiscal 2014 was not warranted.

Say-on-Pay Shareholder Support
2011: 86.9%	2012: 89.6%	2013: 89.9%

Given the level of shareholder support on the company’s 2013 say-on-pay vote, the Committee did not make any material changes in the structure of the executive officer compensation program for fiscal 2014 that were prompted specifically by the results of such vote. The Committee and management have continued to monitor voting policy changes adopted by institutional shareholders and their advisors, and the company expects that the Committee will continue to take those voting policies into account when it considers future changes to the executive compensation program.

The Committee also considered the following company and participant focused matters:

Company matters:

•	Company performance in prior years, and expectations for the future;

•	The general business environment in which compensation decisions were being made;

•	The anticipated degree of difficulty inherent in the targeted incentive performance metrics;

•	The level of risk-taking the program would reward; and

•	Practices and developments in compensation design and governance.

Participant-focused matters:

•	Individual pay histories and performance;

•	The potential complexity of each program, preferring programs that were transparent to participants and shareholders and easily administered; and

•	External and internal pay comparisons.

External Pay Comparisons.  Although the Committee uses internal and external pay comparison data as a market check on its compensation decisions, the Committee recognizes that over-reliance on external comparisons can be of concern, and the Committee is mindful of the value and limitations of comparative data.

The Committee’s first step in using external data for fiscal 2014 was the identification of an appropriate peer group. Shortly before the start of fiscal 2014, Frederic W. Cook & Co., Inc. prepared a list of potential peer companies (with an emphasis on food and beverage companies) based on the following criteria:

•	operations (similar size and industry);

•	talent (similar labor and customer markets); and

•	investment profile (similar performance characteristics, growth orientation, similar business cycles, volatility and access to capital).

At the Committee’s direction, the consultant recommended companies with annual revenues in the range of between one-third to three times our own. If a larger or smaller company was a direct competitor for business or executive talent, and similar in business nature, the consultant was permitted to include it. To further enhance the comparability of the companies included in the peer group, the consultant used regression analysis as needed to adjust the compensation data on a comparable basis to the size of the peer group in the aggregate. The Committee also asked the consultant to ensure that the peer group would be large enough to withstand unanticipated changes in our or an included company’s structure or compensation programs.

With significant changes in our company and the broader packaged food industry over the past few years, the Committee approved changes to the peer group for fiscal 2014. These changes include the elimination of Sara Lee Corporation, McCormick & Company and Molson Coors and the addition of Altria Group, Dr. Pepper Snapple, Mondelez International and Tyson Foods. Accordingly, the Committee approved the following peer group for fiscal 2014:

Altria Group	Dr. Pepper Snapple	Kimberly-Clark Corporation

Campbell Soup Company	General Mills Inc.	Kraft Foods Group, Inc.

Clorox Company	H.J. Heinz Company*	Mondelez International, Inc.

The Coca-Cola Company	The Hershey Company	PepsiCo, Inc.

Colgate-Palmolive Company	Hormel Foods Corporation	Tyson Foods

Dean Foods Company	Kellogg Company

* Subsequent to the approval of the peer group, H. J. Heinz Company was acquired and ceased to be a publicly-traded company. The removal of H.J. Heinz Company is the only change in the peer group approved for fiscal 2015.

At the time of approval, the median revenue of the peer group listed above was similar to ours; all of the companies fell within a range of approximately one-quarter to three and one-half times our annual revenue, with the exception of PepsiCo. Although PepsiCo had revenues larger than three and one-half times ours, the Committee determined to keep it in the peer group due to its status as a direct competitor for business and executive talent.

The Committee used data from this peer group, together with general industry data, as a market check on its fiscal 2014 compensation decisions. As noted above, this was just one of many factors that played a role in compensation decisions.

The Committee does not maintain specific target ranges for our named executive officers’ salaries, annual incentive opportunities, long-term incentive opportunities, and total direct compensation levels. The Committee will continue to use peer data mindfully, as one of many tools for assessing the market competitiveness and appropriateness of executive pay opportunities.

Management’s Role in the Design and Approval of our Programs.  Mr. Rodkin, our CEO, played a role in several key areas of the design and approval of our fiscal 2014 executive compensation program:

1.	Selecting Performance Metrics and Targeted Performance Levels. An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To help ensure that the Committee’s pay for performance goals are achieved, metrics must be selected that are tied to shareholder value creation. Performance targets must be set at levels that align with investor expectations and retain management, without incenting undue risk taking. The Committee sought Mr. Rodkin’s input on these matters for fiscal 2014. Mr. Rodkin provided the Committee his views on the appropriate company goals for use in our fiscal 2014 incentive plans based on his understanding of investor expectations and our operating plans. The Committee had sole authority to approve the program metrics and targets, but found Mr. Rodkin’s input valuable.

2.	Assessing Company Performance. Financial performance is at the core of the company’s incentive programs. However, the Committee retains the discretion to modify payouts based on the manner in which business results are delivered. At the end of fiscal 2014, Mr. Rodkin offered the Committee his views of the company’s performance against expectations, as further discussed below.

3.	Assessing Individual Performance. With respect to individual performance, which also informed fiscal 2014 compensation decisions, the Committee relied on regular performance evaluations of the senior leadership team and focused on the outcome of strategic projects and initiatives, whether organizational goals were met, and the leadership behaviors exhibited. The full Board participated in a formal evaluation of Mr. Rodkin’s performance for fiscal 2014. As a part of this process, Mr. Rodkin provided the Board with a self-assessment. For the other named executive officers, none of whom reports directly to the Board, Mr. Rodkin shared his assessment of their individual performance with the Committee. As part of this assessment, Mr. Rodkin provided his view on the level of salary and incentive compensation that the Committee should consider awarding to the individuals. Neither Mr. Rodkin nor any other named executive officer played a direct role in his or her own compensation determination for fiscal 2014.

Key Elements of our Fiscal 2014 Executive Compensation Program

The fiscal 2014 pay packages for our named executive officers consisted of the following key components:

Type	Component
Incentive Compensation	Annual incentive opportunity (cash) Long-term incentive opportunity (equity)
Fixed Compensation	Salary, retirement benefits, health & welfare benefits

The Committee believes that using a mix of compensation types (salary, benefits, cash incentives, and equity-based incentives) and performance periods (one-year and three-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue risky and unsustainable results.

Opportunity Mix. By design, targeted incentive compensation for the named executive officers, other than our Chief Executive Officer, for fiscal 2014 was a significant percentage — more than 78% — of the total compensation opportunity. For our Chief Executive Officer, targeted incentive compensation for fiscal 2014 was 87% of his total compensation opportunity. The Committee’s general policy is to provide the greatest percentage of the incentive opportunity in the form of long-term compensation payable in shares of our common stock. The Committee believes the emphasis on stock-based compensation is the best method of aligning management interests with those of our shareholders.

Named Executive Officer Considerations. The Committee, and in the case of our Chief Executive Officer, the independent directors, specifically considered the following when setting compensation opportunities for each of our named executive officers for fiscal 2014. Actual business performance over the relevant performance periods was the key determinant of fiscal 2014 incentive plan payouts for these individuals.

Mr. Gary M. Rodkin.  Mr. Rodkin has been our Chief Executive Officer and a member of our Board of Directors since 2005. The Committee believes that within the company, Mr. Rodkin should have the highest ratio of incentive pay to salary and largest aggregate compensation opportunity. External market data supports this conclusion. For fiscal 2014, consistent with this belief, the independent directors set Mr. Rodkin’s salary, annual incentive opportunity under the Management Incentive Plan and long-term incentive opportunities (comprised of performance shares and stock options) at a level higher than the comparable opportunities for the other named executive officers. The Committee took into account Mr. Rodkin’s value to the company and accountability for the performance of the entire organization in determining his compensation opportunities for fiscal 2014.

Mr. John F. Gehring.  Mr. Gehring has served as our Executive Vice President and Chief Financial Officer since 2009. Since he joined ConAgra Foods in 2002, Mr. Gehring has held roles with increasing responsibilities within our Finance organization, including responsibilities over key areas such as Accounting, Treasury, Risk, Investor Relations, Information Technology, Enterprise Business Services and Aviation. Mr. Gehring received a salary increase for fiscal 2014 due to the continued increase of his scope of accountability. The Committee considered the broad scope of his responsibilities, his tenure, internal equity and external market data in setting his compensation opportunities for fiscal 2014.

Ms. Colleen R. Batcheler.  Ms. Batcheler has served as our Executive Vice President, General Counsel and Corporate Secretary since September 2009 and as Senior Vice President, General Counsel and Corporate Secretary since February 2008. Since she joined ConAgra Foods in June 2006, she quickly progressed through leadership roles within the Legal organization, assuming responsibility for the company’s Government Affairs function during fiscal 2010. For fiscal 2014, the Committee increased Ms. Batcheler’s salary and targeted long-term incentive opportunity. When setting Ms. Batcheler’s compensation opportunities for fiscal 2014, the Committee considered Ms. Batcheler’s growth in her role, demonstrated results as an advisor to the organization on legal matters, internal equity and external market data.

Mr. Brian L. Keck.  Prior to Mr. Keck’s retirement on August 1, 2014, Mr. Keck served as a non-executive special advisor to the company from May 26, 2014 until his retirement. Mr. Keck previously served as our Executive Vice President and Chief Administrative Officer since 2010, when he joined the company. During fiscal 2014, he had responsibility for our Communication & External Relations, Facilities and Real Estate functions as well as oversight of a dedicated, cross-functional Ralcorp integration team. The Committee considered Mr. Keck’s contributions to the Ralcorp integration, responsibilities, market data and internal pay equity in setting his compensation opportunities and determining actual incentive payouts for fiscal 2014.

Mr. Paul T. Maass.  Mr. Maass has served as our President of Private Brands and Commercial Foods since May 2013, when Mr. Maass added significantly to his responsibilities, taking over management of both the private brands and commercial foods businesses. In connection with this increased responsibility, Mr. Maass’ salary and long-term incentive opportunity were increased. Prior to that, Mr. Maass served as President of our Commercial Foods business since October 2010 and interim president of its Lamb Weston operation from 2010 until we hired a president of Lamb Weston, who reports to Mr. Maass, in February 2013. Since he joined ConAgra Foods in 1988 as a commodity merchandiser, Mr. Maass quickly progressed through leadership roles within our Commercial Foods businesses and assumed roles of increasing importance to the company. The Committee considered Mr. Maass’ significantly increased responsibilities, tenure and growth in a senior leadership role, business unit performance, internal equity, and external market data in setting his compensation opportunities for fiscal 2014.

Below is a more detailed analysis of each element of the fiscal 2014 compensation program for our named executive officers, as well as actual fiscal 2014 payouts under the programs.

Salaries.  We pay salaries to our named executive officers to provide them with a base level of fixed income for services rendered. On average, 22% of each named executive officer’s, other than our Chief Executive Officer, total compensation opportunity for fiscal 2014 was provided in the form of base salary. For our Chief Executive Officer, 13% of his total compensation opportunity for fiscal 2014 was provided in the form of base salary.

Incentive Programs.  Consistent with its overall compensation objectives, the Committee aligned management compensation with company performance through a mix of annual and long-term incentive opportunities for fiscal 2014. Opportunities under these programs combined to represent more than 78% of the named executive officers’ compensation opportunity, other than our Chief Executive Officer. For our Chief Executive Officer, targeted incentive compensation for fiscal 2014 was 87% of his total compensation opportunity. The annual incentive plan is referred to as the MIP, for Management Incentive Plan. The long-term incentive plan consists of the PSP, for the performance share plan component, and the Stock Option program.

Financial targets disclosed in this section are done so in the limited context of these incentive plans and they are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Management Incentive Plan

The fiscal 2014 MIP provided a cash incentive opportunity to approximately 5,000 employees, including the named executive officers. At the start of fiscal 2014, the Committee approved company-wide net income and net sales as the underlying metrics for this plan (each adjusted as appropriate for unusual items), and set performance goals for threshold, target and maximum payout levels. The Committee designed the plan so that the method in which we delivered actual financial results during fiscal 2014 would be taken into consideration, in addition to individual performance. The Committee also set target compensation opportunities under the plan for each named executive officer, measured as a percentage of salary. Below is more detail on each of these items. Refer to our discussion below under “Tax and Accounting Implications of the Committee’s Compensation Decisions” for a summary of the overarching diluted EPS performance goal and the framework used for the fiscal 2014 MIP to enable annual incentive awards to be potentially tax deductible under Section 162(m) of the Internal Revenue Code.

Pre-Established Financial Goals.  At the start of fiscal 2014, the Committee approved net income and net sales goals under the fiscal 2014 MIP, and developed corresponding threshold, target and maximum incentive opportunities. The named executive officers were eligible to earn a payout equal to:

•	75% of their approved target incentive if the company achieved the target level of performance in net income; and

•	25% of their approved target incentive if the company achieved the target level of performance in net sales.

No portion of the incentive was guaranteed. Higher levels of financial performance were designed to result in payouts of up to 200% of targeted amounts.

The goals for the fiscal 2014 MIP applicable to the named executive officers were:

	Net Income	Net Sales
($ in millions)	(weighted at 75%)	(weighted at 25%)
Threshold:	$880.7	$17,755.2

Target:	$1,036.1	$18,689.7

Maximum:	$1,191.5	$19,624.2

The following table shows the ranges of authorized payments (expressed as a percentage of base salary for fiscal 2014) for the named executive officers upon achievement of the target- and maximum-level net income and net sales approved for the fiscal 2014 MIP. If threshold net income and threshold net sales were not met, no payments would be made under the fiscal 2014 MIP. Interpolation is used between result levels to determine payouts.

Named Executive Officer	Target MIP Award	Maximum MIP Award
Mr. Rodkin (1)	Up to 200% of salary	Up to 400% of salary

Mr. Gehring	Up to 100% of salary	Up to 200% of salary

Ms. Batcheler	Up to 80% of salary	Up to 160 % of salary

Mr. Keck	Up to 100% of salary	Up to 200% of salary

Mr. Maass	Up to 100% of salary	Up to 200% of salary

1.	Mr. Rodkin’s employment agreement leaves his MIP opportunity uncapped, but he agreed to a cap of two times target (400% of base salary) for fiscal 2014, as he has done in prior years. His agreement does not establish a guaranteed MIP payment.

Financial Results.  To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent unusual gains and losses from having too great of an impact on plan payouts, the Committee retained discretion to exclude items impacting comparability from company-wide results and adjust actual results for specific items that occurred during the fiscal year. The specific adjustments approved by the Committee and applicable to the fiscal 2014 MIP net income and net sales metrics are detailed below under “Use of Adjustments in Compensation Decisions.”

After taking into account reported results and the approved adjustments, the company achieved fiscal 2014 net income of $934.8 million for MIP purposes and fiscal 2014 net sales of $17,797.3 million for MIP purposes, both of which were above threshold but below target performance. According to the pre-established goals, this performance level equated to a payout of 32% of target MIP awards, subject to the Committee’s discretion to increase or decrease final payouts as described next.

Business Plan Delivery.  Once the performance metrics review was complete, the Committee considered the manner in which management executed the operating plan during the year. The fiscal 2014 MIP gave the Committee discretion to increase or decrease final payouts by up to 25 points based on this assessment.

Mr. Rodkin provided his views to the Committee during this process. Mr. Rodkin communicated his belief that pay levels should be below the formula-determined payout to better align pay with performance. Mr. Rodkin emphasized the company’s failure to achieve its profit commitments and the challenges incurred in integrating the Ralcorp business. The Committee and Mr. Rodkin also discussed the company’s over-delivery of its operating cash flow and debt repayment targets during the year and work undertaken to provide a foundation for improvement in fiscal 2015 and beyond. Based on this assessment, the Committee authorized a 25% payout level for the MIP.

Named Executive Officer Awards.  The Committee’s final consideration was to determine each named executive officer’s final fiscal 2014 MIP payout. This process involved an assessment of individual performance. Mr. Rodkin’s input on the individual contribution of these leaders assisted the Committee in approving specific MIP payouts. In line with the company’s strong pay for performance philosophy, Mr. Rodkin shared his perspective that given the overall performance of the company, payouts to each named executive officer should be limited to 25% of target. The full Board’s performance evaluation of Mr. Rodkin was used in determining his payout, and the Board concluded that a payout of 25% of target was also appropriate for Mr. Rodkin.

The Committee believes that the MIP awards paid to the named executive officers for fiscal 2014 are consistent with the level of accomplishment by the company and each named executive officer.

Named Executive Officer	Award Authorized at 25% of Target	Actual MIP Payout
Mr. Rodkin	$550,000	$550,000

Mr. Gehring	$147,476	$147,476

Ms. Batcheler	$98,923	$98,923

Mr. Keck	$131,250	$131,250

Mr. Maass	$150,000	$150,000

Long-Term Incentive Plan

The long-term incentive plan for senior officers includes an annual award of stock options and an annual award of performance shares that are settled in shares of common stock based on results over a three-year performance period. The performance shares reward the achievement over the three-year performance period of metrics likely to have a significant impact on enterprise value. The program also rewards stock price appreciation directly through the granting of stock options. The ultimate value of earned performance shares, which are paid in stock, is also impacted directly by stock price.

The number of stock options and targeted performance shares granted, per named executive officer, has generally been flat in recent years, other than in connection with promotions. For fiscal 2014 and forward, the Committee determined to use a value-based approach to setting grant sizes. Grant sizes are determined by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock for the 30 trading days prior to, and not including, the date of grant. The Committee then uses a six-to-one ratio in determining stock option grant sizes as compared to performance shares. The Committee uses this approach to deliver what it views as an equal mix of stock options and performance shares to participants.

The Committee firmly believes in aligning our senior officers’ interests with those of our shareholders. The significant extent to which equity is included in both the executive pay program overall and this program in particular evidences this belief. We describe each component of the plan below.

Stock Options.  The use of stock options directly aligns the interests of the named executive officers with those of our shareholders. All options granted for fiscal 2014 have an exercise price equal to the closing market price of our common stock on the date of grant, a ten-year term, and vest 40% on the first anniversary of the grant date, subject to the executive’s continued employment with the company. The remaining portion of the award vests in equal installments of 30% on the second and third anniversaries of the grant date, subject to the executive’s continued employment. The grant date fair value of the stock options awarded to our named executive officers is included in the “Option Awards” column of the Summary Compensation Table – Fiscal 2014.

The number of options granted to each named executive officer under the fiscal 2014 option program is set forth below. The Committee specifically considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining grant sizes by individual. All grants were made on July 15, 2013 with an exercise price of $36.89 per share, except that Mr. Rodkin’s grant was made on July 16, 2013 with an exercise price of $36.76 per share.

Named Executive Officer	Stock Options Granted For Fiscal 2014 Program
Mr. Rodkin	478,488

Mr. Gehring	139,632

Ms. Batcheler	139,632

Mr. Keck	139,632

Mr. Maass	139,632

Performance Shares.  Performance shares represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set, three-year performance goals. Similar to our fiscal 2014 MIP, our performance shares cycles utilize an overarching diluted EPS performance goals and a framework that allows performance share awards to be potentially tax deductible under Section 162(m) of the Internal Revenue Code. Refer to our discussion below under “Tax and Accounting Implications of the Committee’s Compensation Decisions” for more information on this plan design. For the three performance cycles in effect during fiscal 2014, the targeted number of performance shares for our named executive officers was as set forth in the table that follows.

Named Executive Officer	Targeted Performance Shares for Fiscal 2014 to 2016 Cycle	Targeted Performance Shares for Fiscal 2013 to 2015 Cycle	Targeted Performance Shares for Fiscal 2012 to 2014 Cycle
Mr. Rodkin	75,219	100,000	100,000

Mr. Gehring	21,882	32,000	32,000

Ms. Batcheler	21,882	24,000	24,000

Mr. Keck	21,882	32,000	32,000

Mr. Maass	21,882	32,000	24,000

The grant date fair value of the performance shares, granted in July 2013 for the fiscal 2014 to 2016 cycle, is based on the probable outcome of the performance conditions, and is included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2014. The Committee specifically considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining grant sizes by individual.

Design of Fiscal 2012 to 2014 and Fiscal 2013 to 2015 Cycles.  The actual number of shares of common stock earned for the fiscal 2012 to 2014 and fiscal 2013 to 2015 performance share cycles is determined based on the company’s performance against goals based on our three-year average cash flow return on operations, which we refer to as CRO, and three-year average net sales growth. The Committee selected these financial metrics at the beginning of the cycles because it believed these metrics have a positive impact on shareholder value.

These metrics are calculated as follows:

Primary Metric Based on CRO.  The primary metric for the fiscal 2012 to 2014 and fiscal 2013 to 2015 cycles, CRO, is calculated by dividing operating cash flow by average invested capital as follows:

Operating Cash Flow	=	Net income from continuing operations + Depreciation and amortization expense +/- change (current fiscal year vs. prior fiscal year) in average “Trade Working Capital” (13 point average)
Average Invested Capital	=	Interest bearing debt + Equity (13 point average)

The operating results used in calculating CRO may be adjusted for items impacting comparability of results.

Achievement of a threshold level of three-year average CRO for each of the fiscal 2012 to 2014 and fiscal 2013 to 2015 cycles results in a payout equal to 25% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the targeted opportunity. The maximum number of shares that can be earned under the primary metric of CRO for each of these cycles is 200% of the targeted number of performance shares.

Plan Cycle	Threshold 3-Year Average CRO	Target 3-Year Average CRO	Maximum 3-Year Average CRO
Fiscal 2012-2014	12.0%	14.4%	15.6%

Fiscal 2013-2015	12.0%	15.1%	16.4%

Secondary Metric – Net Sales Growth.  If CRO of 13.2% or greater is achieved in the fiscal 2012 to 2014 cycle, and if CRO of 13.3% or greater is achieved in the fiscal 2013 to 2015 cycle, an additional payout may be made based on the secondary metric of three-year average net sales growth. The additional payout under this secondary metric can be up to a maximum of 20% of target, if average net sales growth of 6% or more is achieved for each cycle. Average net sales growth below 2% during the respective cycles would not be rewarded.

As a result of the two-metric structure, high levels of financial performance can result in payouts up to a total of 220% of targeted shares under each of these cycles.

Design of Fiscal 2014 to 2016 Cycle.  For the fiscal 2014 to 2016 cycle of the performance share plan, the Committee approved a change to the performance metrics. The actual number of shares of common stock earned for this cycle will be determined based on the company’s performance against goals based on our three-year average EBITDA return on capital, and three-year average net sales growth. The Committee made the change following a review with management and its compensation consultant of financial metrics that would drive strong alignment between participant incentives and shareholder returns. These metrics are calculated as follows:

Primary Metric Based on EBITDA Return on Capital.  The primary metric for the fiscal 2014 to 2016 cycles is calculated by dividing EBITDA by average invested capital as follows:

EBITDA	=	Earnings before interest and taxes + Depreciation and amortization expense (EBITDA)
Average Invested Capital	=	Interest bearing debt + Equity (13 point average)

The operating results may be adjusted for items impacting comparability of results.

Achievement of a threshold level of three-year average EBITDA Return on Capital for the fiscal 2014 to 2016 cycle results in a payout equal to 25% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the targeted opportunity. The maximum number of shares that can be earned under the primary metric of EBITDA Return on Capital for the cycle is 200% of the targeted number of performance shares.

Plan Cycle	Threshold 3-Year Average EBITDA Return on Capital	Target 3-Year Average EBITDA Return on Capital	Maximum 3-Year Average EBITDA Return on Capital
Fiscal 2014-2016	14.6%	17.9%	19.9%

Secondary Metric – Net Sales Growth.  Similar to the other outstanding cycles, if EBITDA Return on Capital of 15.9% or greater is achieved, an additional payout may be made based on the secondary metric of three-year average net sales growth. The additional payout under this secondary metric can be up to a maximum of 20% of target, if average net sales growth of 7% or more is achieved for the cycle. Average net sales growth below 2.5% during the cycle would not be rewarded.

As a result of the two-metric structure, high levels of financial performance can result in payouts up to a total of 220% of targeted shares under this cycle.

Awards Earned for Fiscal 2012 to 2014 Cycle.  At the end of fiscal 2014, the fiscal 2012 to 2014 cycle of the long-term program concluded. To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent unusual gains and losses from having too great of an impact on plan payouts, the Committee retained discretion to exclude items impacting comparability from company-wide results in the fiscal 2012 to 2014 cycle of the PSP. The specific adjustments approved by the Committee and applicable to the cycle are detailed below under “Use of Adjustments in Compensation Decisions.”

After taking into account reported results and the approved adjustments, the company achieved three-year average CRO of 14.4% and three-year average net sales growth of 12.1%. According to the pre-established goals, this performance level equated to a payout of 120% of target PSP awards, subject to the Committee’s discretion to increase or decrease final payouts as described next.

Business Plan Delivery.  Once the performance metrics review was complete, the Committee considered the manner in which management executed the strategic plan during the three years in the performance period. Mr. Rodkin provided his views to the Committee during this process. Mr. Rodkin communicated his belief that although significant progress had been made in advancing the company’s Recipe for Growth during the three-year performance period for the fiscal 2012 to 2014 cycle of the PSP, the final year performance results warranted heavier weighting. In addition, Mr. Rodkin noted that the additional sales acquired with Ralcorp were the source of over delivery against the net sales growth goal. Based on this assessment, the Committee authorized a payout level at 100% of target, a reduction of 20 points, for the fiscal 2012 to 2014 performance share plan cycle to better align pay with performance.

The table below lists the number of shares of common stock that were issued to the named executive officers following fiscal 2014 for the fiscal 2012 to 2014 cycle. The noted amounts include dividend equivalents on earned shares, which were paid in additional shares.

Named Executive Officer	Target Performance Shares Granted for Fiscal 2012 to 2014 Cycle	Actual Performance Shares Earned for Fiscal 2012 to 2014 Cycle
Mr. Rodkin	100,000	110,671

Mr. Gehring	32,000	35,415

Ms. Batcheler	24,000	26,561

Mr. Keck	32,000	35,415

Mr. Maass	24,000	26,561

The fiscal 2013 to 2015 and fiscal 2014 to 2016 cycles of the performance share plan are ongoing and thus no payouts have yet been earned.

Other Features.  Performance shares that have not been paid at the time of a participant’s termination of employment are forfeited. An exception allows for pro-rata payouts in the event of death, disability or retirement. The Committee has also retained the discretion to provide for payouts on termination when it finds it appropriate and in the best interest of the company. To date, however, the Committee has not used this discretion. Both this exception and discretion are subject to satisfaction of the performance goals. Dividend equivalents are paid on the portion of performance shares actually earned, and are paid at the regular dividend rate in shares of our stock.

Other Fiscal 2014 Compensation.  The additional elements of our compensation program for the named executive officers during fiscal 2014 were as follows:

Discretionary Bonus or Equity Grant.  The Committee may choose to approve a sign-on or discretionary bonus or equity grant for a senior officer if it deems it necessary as a recruitment tool or to recognize extraordinary performance. Discretionary cash bonuses are included in the “Bonus” column of the Summary Compensation Table – Fiscal 2014 and the grant date fair value of a sign-on or discretionary equity award is included in either the “Stock Awards” or “Option Awards” column of the table, as appropriate. No sign-on or discretionary cash or equity bonuses were made to the named executive officers during fiscal 2014.

Benefit Programs.  We offer a package of core employee benefits to our employees, including our named executive officers. With respect to health and welfare benefits, we offer health, dental and vision coverage, and life and disability insurance. The company and employee participants share in the cost of these programs. We also offer a matching-gifts program through our ConAgra Foods Foundation. To maximize community impact, the ConAgra Foods Foundation will match, dollar for dollar, donations employees make to eligible organizations, up to $1,000 in a calendar year. Donations made by the Foundation on behalf of a named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2014.

With respect to retirement benefits, we maintain qualified 401(k) retirement plans (with a company match on employee contributions) and qualified pension plans. The named executive officers are entitled to participate in these plans on the same terms as other employees.

Some of the named executive officers and other employees at various levels of the organization participate in a non-qualified pension plan, non-qualified 401(k) plan and/or voluntary deferred compensation plan. The non-qualified pension, non-qualified 401(k) and voluntary deferred compensation plans permit us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code under our qualified plans.

With respect to the non-qualified pension plan, the employment agreement entered into with Mr. Rodkin upon his hiring in 2005 provided that, as long as he remained employed until age 60, years of service for purposes of calculating benefits will be credited at a three-for-one rate until he has service credit of thirty years. Mr. Rodkin’s agreement also provides that the annual earnings amount to be used in the pension benefit formula under the non-qualified pension plan will be no less than $3.0 million. Any benefits payable to Mr. Rodkin under the non-qualified pension plan are subject to offset for benefits paid or payable to him under supplemental pension plans his prior employer may have maintained for his benefit. The Committee has not offered additional years of credited service under the pension plan to other named executive officers.

Our voluntary deferred compensation plan allows the named executive officers, as well as a broader group of approximately 1,000 employees, to defer receipt of up to 50% of their base salary and 85% of their annual cash incentive compensation. The program permits executives to save for retirement in a tax-efficient way at minimal administrative cost to the company. Executives who participate in the program are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.

We include contributions made by the company to the named executive officers’ 401(k) plan, non-qualified 401(k) plan and voluntary deferred compensation accounts in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2014. We provide a complete description of these retirement programs under the headings “Pension Benefits – Fiscal 2014” and “Non-Qualified Deferred Compensation – Fiscal 2014” below.

Perquisites.  The Committee’s philosophy on perquisites for senior officers has been consistently communicated over the years. Members of senior management are not eligible for indirect pay except in limited circumstances. In particular, each of the named executive officers was entitled to participate in an executive physical program during fiscal 2014 and the company covered the cost of the physical. As an alternative to participation in the executive physical program, each of the named executive officers was entitled to elect participation in a medical access program, with the cost of the program imputed to the executive as taxable income. The incremental cost to the company of providing these benefits is included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2014.

The Committee has determined it appropriate to cover Mr. Rodkin by our security policy. As a result, he is required to take corporate aircraft for all business and personal air transportation. To offset a portion of the incremental cost to the company of Mr. Rodkin’s personal use of corporate aircraft, in 2007 we entered into an aircraft time share agreement with Mr. Rodkin. Under the agreement, Mr. Rodkin is responsible for reimbursing us, in cash, in amounts to help offset a portion of our incremental costs of personal flights, consisting of the cost of fuel and incidentals such as landing and parking fees, airport taxes and catering costs for such flights. We do not charge Mr. Rodkin for the fixed costs that would be incurred in any event to operate company aircraft (for example, aircraft purchase costs, maintenance, insurance and flight crew salaries). A copy of the ConAgra Foods, Inc. Aircraft Use Policy is available upon request from a stockholder from the Corporate Secretary at One ConAgra Drive, Omaha, NE 68102.

Change of Control / Severance Benefits.  We have agreements with our named executive officers that are designed to promote stability and continuity of senior management in the event of a change of control. The Committee routinely evaluates participation in this program and its benefit levels to ensure their reasonableness.

Following a review of market practices during fiscal 2012, the Committee adopted a policy that any future change in control benefits will be structured without any excise tax gross-up protection. Since that time, individuals promoted or hired into positions that, in the Committee’s view, are appropriate for change of control program participation, have not been entitled to any excise tax gross-up protection. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups to new participants is inappropriate relative to best executive pay practices. We provide a complete description of the amounts potentially payable to our named executive officers under these agreements under the heading “Potential Payments Upon Termination or Change of Control”.

We have also adopted a broad severance plan applicable to most salaried employees, including the named executive officers. In some circumstances, as part of negotiations during the hiring or recruiting process, we have supplemented this plan with specific severance arrangements. For example, Mr. Rodkin’s employment agreement provides separate severance provisions. Our existing severance arrangement with Mr. Rodkin is also described under the heading “Potential Payments Upon Termination or Change of Control”.

Mr. Rodkin’s Employment Agreement.  We are a party to an employment agreement with Mr. Rodkin. Mr. Rodkin’s employment agreement generally describes his duties and responsibilities, provides for a minimum base salary and vacation allowance, and subjects Mr. Rodkin to our stock ownership guidelines and to customary confidentiality and one-year non-competition and non-solicitation restrictions. The agreement also provides for indemnification, participation in our annual incentive program at a minimum target opportunity of 200% of base salary, and participation in our long-term incentive programs, our employee and executive pension and deferred compensation plans, our 401(k) plan and our welfare benefit plans and programs. For more information about the terms of Mr. Rodkin’s participation in our pension plans and deferred compensation plans, as provided for in the agreement, see below under the headings “Pension Benefits – Fiscal 2014” and “Non-Qualified Deferred Compensation – Fiscal 2014”. The agreement also provides for severance, termination and change of control benefits further described below under the heading “Potential Payments Upon Termination or Change of Control”.

Use of Adjustments in Compensation Decisions

To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee retained discretion to exclude items impacting comparability from GAAP results in both the fiscal 2014 MIP and fiscal 2012 to 2014 cycle of the PSP. The MIP metrics for fiscal 2014 were net income and net sales, both from continuing operations. The PSP metrics for the fiscal 2012-2014 cycle were cash flow return on operations, or CRO, and net sales growth.

With respect to earnings-related measures, the Committee approves adjustments that are generally consistent with the adjustments presented to investors in our discussions of comparable earnings results. The goal is to pay incentives based on the same underlying business trends and results that our investors are using to measure management performance.

Summary of net sales adjustments.  Net sales results for purposes of the MIP and PSP were adjusted to remove the effect of unplanned volatility in wheat prices during the performance periods. The ConAgra Mills flour business can pass through to customers the cost of its wheat inputs. In an inflationary environment, this pass-through increases our GAAP net sales results. The effect of these increases was excluded from performance results for incentive purposes. Net sales results from several small lines of business divested during the fiscal year were moved to discontinued operations for accounting purposes. Net sales results from these businesses prior to sale (included in discontinued operations for accounting purposes) were added back to MIP and PSP net sales for fiscal 2014. Planned net sales for the remainder of the fiscal year after the sale of these businesses were also added to MIP net sales.

Summary of net income adjustments.  The impacts of the following were excluded from incentive calculations of net income, given their unusual or non-recurring nature:

•

Non-cash impairment charges related to goodwill and other intangible assets associated primarily with the Private Brands and Consumer Foods segments, to a lesser extent related to an asset in our Commercial Foods segment, and a small portion related to unallocated corporate expense.

•

One-time expense associated with a fiscal 2012 change in our pension accounting methodology (for our PSP only) and a charge associated with a change in pension liability at an equity method investee we do not control.

•

Restructuring charges (for example, plant closure costs and severance) to implement various supply chain and administrative efficiency initiatives and, to a lesser extent, in connection with acquisitions.

•	Transaction costs associated with portfolio enhancing transactions such as the creation of Ardent Mills and the completion of the Ralcorp acquisition.

•	One-time gains associated with portfolio enhancing transactions such as the creation of Ardent Mills.

•	Net hedge gains and losses aggregated as unallocated corporate income or expense until the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold.

•	Net benefits from certain unusual legal matters.

In addition, for the fiscal 2014 MIP, net income from divested businesses prior to sale (included in discontinued operations for accounting purposes) was added back to MIP net income. Planned net income for the remainder of the fiscal year from businesses divested during the fiscal year was added back to MIP net income.

Capital.  For purposes of our fiscal 2012 to 2014 cycle of the PSP, adjustments were also made to working capital (a component of the CRO numerator) and invested capital (the CRO denominator) to account for the impact of acquisitions and acquisition financing matters during the cycle, particularly those related to Ralcorp.

Committee’s Views on Executive Stock Ownership

The Committee has adopted stock ownership guidelines applicable to approximately 200 of our senior employees and the guidelines, represented as a percentage of salary, increase with greater responsibility within the company. The Committee has adopted these guidelines because it believes that management stock ownership promotes alignment with shareholder interests. The named executive officers are expected to reach their respective ownership requirement within a reasonable period of time after appointment. Shares personally acquired by the executive through open market purchases or through our 401(k) plan or employee stock purchase plan, as well as restricted stock units and shares acquired upon the deferral of earned bonuses are counted toward the ownership requirement. Neither unexercised stock options nor unearned performance shares are counted. The following table reflects ownership as of July 28, 2014. Mr. Keck has been intentionally omitted given his retirement from the company.

Named Executive Officer	Stock Ownership Guideline (% of Salary)	Actual Ownership (% of Salary) (1)

Mr. Rodkin	600%	2,680%

Mr. Gehring	400%	990%

Ms. Batcheler	400%	672%

Mr. Maass	400%	439%
1.	Based on the average daily price of our common stock on the NYSE for the 12 months ended July 28, 2014 ($31.775) and executive salaries in effect on July 28, 2014.

Committee’s Practices Regarding the Timing of Equity Grants

We do not backdate stock options or grant equity retroactively. We do not coordinate grants of equity with disclosures of positive or negative information. All equity awards are granted with an exercise price (if applicable) equal to the closing price of our common stock on the NYSE on the date of grant. The vast majority of our stock option grants for a fiscal year are made in July, at a regular Committee meeting.

In most instances, when management proposes an off-cycle award or sign-on grant for a non-executive officer, the Committee considers approval of the grant at a regularly scheduled Committee meeting. In connection with the integration of Ralcorp, the Committee delegated authority to Mr. Rodkin and our Chief Human Resources Officer to approve equity grants to non-senior officers who were being given roles in the newly combined organization. Governance protocols were approved to ensure appropriate Committee oversight of this limited delegation, which expired during fiscal 2014.

In the event management proposes a sign-on grant for a senior officer and a grant-related decision is necessary between regularly scheduled Committee meetings, the Committee may hold a special meeting to consider the grant. If approved, the grant date will be the first trading day of the month on or following the officer’s date of hire. The Committee has not delegated any authority to approve equity grants to senior officers.

Additional Information on the Committee’s Compensation Consultant

The Committee engages Frederic W. Cook & Co., Inc. directly to assist it in obtaining and reviewing information relevant to compensation decisions. The independence and performance of the consultant are of the utmost importance to the Committee. Committee policy prevents management from directly engaging the consultant without the prior approval of the Committee’s Chair. Given the focused scope of Frederic W. Cook & Co., Inc.’s services, no management-generated fees are expected with this firm. For fiscal 2014, Frederic W. Cook & Co., Inc. did not provide any additional services to us or our affiliates. The Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis, and conducts a formal evaluation of the consultant annually. The Committee has assessed the independence of Frederic W. Cook & Co., Inc., as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to Frederic W. Cook & Co., Inc. during fiscal 2014. Based on this review, the Committee did not identify any conflict of interest raised by the work performed by Frederic W. Cook & Co, Inc.

Tax and Accounting Implications of the Committee’s Compensation Decisions

U.S. federal income tax law prohibits the company from taking a tax deduction for certain compensation paid in excess of $1 million to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers, other than the chief financial officer, who are employed as of the end of the year. This limitation does not apply to qualified performance-based compensation under federal tax law. Generally, this is compensation paid only if the individual’s performance meets pre-established, objective goals based on performance metrics approved by our stockholders. The Committee’s general intent is to structure our executive compensation programs so that payments will generally be fully tax deductible. However, while the Committee believes it is in the best interests of the company and its stockholders to have the ability to grant “qualified performance-based compensation” under Section 162(m) of the Code, it may decide from time to time to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if the Committee intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, the company cannot guarantee that such compensation ultimately will be deductible by it.

For fiscal 2014, all annual incentive and performance share awards to covered employees were subject to, and made in accordance with, performance-based compensation arrangements that were intended to qualify as tax deductible. In order to achieve this potential result, the Committee approved a framework in which (1) maximum awards under these incentive programs would be authorized upon attainment of diluted EPS from continuing operations of $0.50 per year of the performance period (compared to actual fiscal 2014 diluted EPS from continuing operations of $0.70, actual fiscal 2013 diluted EPS from continuing operations of $1.85 and actual fiscal 2012 diluted EPS from continuing operations of $1.10), and (2) negative discretion would be applied by the Committee to decrease authorized awards based upon the program frameworks described above (that is, based on net income and net sales results for the MIP, and CRO or EBITDA return on capital, and net sales growth results for the performance share plan). The Committee intends to continue using this type of approach to potentially preserve the tax deductibility of its compensation arrangements in the future. However, the Committee does retain the discretion to make payments or grants of equity that are not fully deductible (for example, a portion of Mr. Rodkin’s salary) when, in its judgment, those payments or grants are needed to achieve its overall compensation objectives.

Human Resources Committee Report

The Human Resources Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2014.

ConAgra Foods, Inc. Human Resources Committee

Steven F. Goldstone	Joie A. Gregor

W.G. Jurgensen	Ruth Ann Marshall
Ken Stinson, Chairman

Executive Compensation

Summary Compensation Table – Fiscal 2014

The table below presents compensation information for individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2014 and for each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2014. The amounts in the following Summary Compensation Table for Mr. Rodkin are based in part on an employment agreement with Mr. Rodkin. For more information about the material terms of the employment agreement with Mr. Rodkin and our change of control agreements with each of our named executive officers, see “Employment Agreement” in the CD&A above and “Potential Payments Upon Termination or Change of Control” below. For more information about our named executive officers’ mix of base salary and annual incentive compensation to their total compensation, see the discussion under “Key Elements of our Fiscal 2014 Executive Compensation Program” in the CD&A above.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Gary M. Rodkin	2014	1,100,000	-	2,636,426	2,239,324	550,000	2,346,063	259,121	9,130,934
CEO and	2013	1,086,538	-	2,474,000	1,465,000	2,486,000	3,058,770	141,477	10,711,785
President	2012	1,000,000	-	2,615,000	1,630,000	1,560,000	3,384,557	76,570	10,266,127

John F. Gehring	2014	589,904	-	766,964	657,667	147,476	220,461	38,302	2,420,774
EVP and Chief	2013	521,635	-	947,286	468,800	610,750	200,278	37,693	2,786,442
Financial Officer	2012	500,000	-	836,800	521,600	390,000	234,903	30,690	2,513,993

Colleen R. Batcheler	2014	494,615	-	766,964	657,667	98,923	20,679	72,843	2,111,691
EVP, General Counsel and	2013	456,635	-	749,366	351,600	433,340	29,204	13,629	2,033,774
Corporate Secretary	2012	435,000	-	627,600	391,200	271,440	27,843	13,186	1,766,269

Brian L. Keck (1)	2014	525,000	-	766,964	657,667	131,250	38,056	97,379	2,216,316
Former EVP and Chief	2013	525,000	-	895,440	468,800	610,750	36,133	37,547	2,573,670
Administrative Officer	2012	525,000	-	836,800	521,600	409,500	49,588	67,984	2,410,472

Paul T. Maass	2014	600,000	-	766,964	657,667	150,000	55,318	94,668	2,324,617
President, Private	2013	523,173	-	1,334,080	468,800	616,570	122,978	18,043	3,083,644
Brands and Commercial Foods	2012	475,000	-	627,600	391,200	475,000	332,138	18,092	2,319,030

1.	Mr. Keck served in this capacity until May 25, 2014. From May 26, 2014 until August 1, 2014, Mr. Keck served as a non-executive special advisor to the CEO. Mr. Keck retired on August 1, 2014.

2.	Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718 for the stock awards granted during the reported fiscal years. For the performance shares awarded in fiscal 2014, the amounts reported are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming the highest level of performance is achieved for the performance shares awarded in fiscal 2014, the grant date fair value of these awards would have been: Mr. Rodkin, $5,800,137; each of Messrs. Gehring, Keck and Maass and Ms. Batcheler, $1,687,321. A description of the performance share plan is included in our CD&A.

3.	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock options granted during the reported fiscal years. Assumptions used in the calculation of these amounts are included in Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended May 25, 2014. A description of stock option grants under our long-term incentive plan is included in our CD&A.

4.	For fiscal 2014, reflects awards earned under our annual incentive plan (the “MIP”). A description of the fiscal 2014 MIP is included in our CD&A.

5.	The measurement date for pension value for fiscal 2014 was May 25, 2014. We do not offer above-market (as defined by SEC rules) or preferential earnings rates in our deferred compensation plans. For fiscal 2014, the entire amount reflects aggregate change in the actuarial present value of pension amounts rather than non-qualified deferred compensation earnings.

6.	The components of fiscal 2014 “All Other Compensation” include the following:

	Perquisites and Personal Benefits (a)
Named Executive Officer	(Column 1) Personal Use of Aircraft $	(Column 2) Executive Physical / Security Costs / Home Office $	(Column 3) Matching Gifts $	(Column 4) Company Contribution to Defined Contribution Plans $ (c)	(Column 5) Group Term Life Insurance $
Mr. Rodkin	142,982	(b)	-	105,492	(b)
Mr. Gehring	(b)	(b)	-	32,485	(b)
Ms. Batcheler	-	(b)	(b)	68,532	(b)
Mr. Keck	-	(b)	-	87,605	(b)
Mr. Maass	-	(b)	-	90,458	(b)

(a)	All amounts shown are valued at the incremental cost to us of providing the benefit. For Column 1, also includes the incremental cost of repositioning flights associated with personal use by the named executive officer. With respect to Mr. Rodkin’s use of company aircraft (Column 1), Mr. Rodkin is a party to an aircraft time share agreement with us. Under this agreement, Mr. Rodkin reimbursed us, in cash for a portion of our incremental costs of his personal flights (i.e., the cost of fuel and incidentals, such as landing and parking fees, airport taxes and catering costs for such flights). We did not charge Mr. Rodkin for the fixed costs that would be incurred in any event to operate company the aircraft (for example, aircraft purchase costs, maintenance, insurance and flight crew salaries). The amount shown for Mr. Rodkin in Column 1 reflects the company’s incremental cost of conducting such personal flights, including the incremental cost of repositioning flights associated with personal use by Mr. Rodkin, reduced by the amounts billed and paid under the time share arrangement.

(b)	For Columns 1 through 3, inclusive, a (b) notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $25,000. For Column 5, a (b) notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $10,000.

(c)	Reflects the qualified and non-qualified CRISP contributions. In addition, at the end of calendar year 2013, the company credited each eligible participant’s account in the Voluntary Deferred Comp Plan (as further described below) with a one-time non-elective contribution equal to 9% of eligible compensation in excess of the IRS limit. Mr. Rodkin and Mr. Gehring were not eligible for this contribution. See the discussion under “Non-Qualified Deferred Compensation – Fiscal 2014”.

Grants of Plan-Based Awards – Fiscal 2014

The following table presents information about grants of plan-based awards (equity and non-equity) during fiscal 2014 to the named executive officers. All equity-based grants were made under the stockholder-approved ConAgra Foods 2009 Stock Plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr.	7/15/2013	-	2,200,000	4,400,000						N/A
Rodkin	8/15/2013				18,805	75,219	165,482			2,636,426
	7/16/2013							478,488	36.76	2,239,324
Mr.	7/15/2013	-	589,904	1,179,808						N/A
Gehring	8/15/2013				5,471	21,882	48,140			766,964
	7/15/2013							139,632	36.89	657,667

Ms.	7/15/2013	-	395,692	791,384						N/A
Batcheler	8/15/2013				5,471	21,882	48,140			766,964
	7/15/2013							139,632	36.89	657,667

Mr.	7/15/2013	-	525,000	1,050,000						N/A
Keck	8/15/2013				5,471	21,882	48,140			766,964
	7/15/2013							139,632	36.89	657,667

Mr.	7/15/2013	-	600,000	1,200,000						N/A
Maass	8/15/2013				5,471	21,882	48,140			766,964
	7/15/2013							139,632	36.89	657,667

1.	Amounts reflect grants made under the fiscal 2014 MIP discussed in our CD&A. Failure to achieve threshold performance would mean no payout under the MIP. Actual payouts earned under the program for fiscal 2014 for all named executive officers were below target, and can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table – Fiscal 2014.

2.	Amounts reflect the performance shares granted under our long-term incentive program for the fiscal 2014 to 2016 performance cycle. All awards under the fiscal 2014 to 2016 cycle, including any above-target payouts, will be earned based on our cumulative performance for the three fiscal years ending May 29, 2016. A payout of 25% of target will be made if threshold three-year average earnings before interest, taxes, depreciation and amortization (EBITDA) return on capital is met; if threshold is not met, no payout would be earned for the fiscal 2014 to 2016 cycle. However, final payouts are subject to full negative discretion by the Committee.

3.	The grant date fair value of performance shares granted under our long-term incentive program for the fiscal 2014 to 2016 performance cycle are based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718). These amounts are included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End – Fiscal 2014

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (3)
Mr.	1,000,000	-	22.83	8/30/2015	-		-		-	-
Rodkin	480,000	-	22.72	5/25/2016	-		-		-	-
	300,000	-	26.80	7/16/2014	-		-		-	-
	500,000	-	21.26	7/15/2015	-		-		-	-
	500,000	-	19.05	7/14/2016	-		-		-	-
	500,000	-	23.93	7/24/2017	-		-		-	-
	350,000	150,000	26.15	7/10/2018	-		-		-	-
	200,000	300,000	24.74	7/15/2022	-		-		-	-
	-	478,488	36.76	7/15/2023	-		-		-	-
									220,000	6,954,200
									165,482	5,230,880
Mr.	80,000	-	23.14	7/24/2015	-		-		-	-
Gehring	80,000	-	19.05	7/14/2016	-		-		-	-
	160,000	-	23.93	7/24/2017	-		-		-	-
	112,000	48,000	26.15	7/10/2018	-		-		-	-
	64,000	96,000	24.74	7/15/2022	-		-		-	-
	-	139,632	36.89	7/14/2023	-		-		-	-
									70,400	2,225,344
									48,140	1,521,718
Ms.	24,104	-	23.93	7/24/2017	-		-		-	-
Batcheler	84,000	36,000	26.15	7/10/2018	-		-		-	-
	48,000	72,000	24.74	7/15/2022	-		-		-	-
	-	139,632	36.89	7/14/2023	-		-		-	-
									52,800	1,669,008
									48,140	1,521,718
Mr.	160,000	-	22.13	9/30/2017	-		-		-
Keck	112,000	48,000	26.15	7/10/2018	-		-		-	-
	64,000	96,000	24.74	7/15/2022	-		-		-	-
	-	139,632	36.89	7/14/2023	-		-		-	-
					-		-		70,400	2,225,344
					-		-		48,140	1,521,718
Mr.	40,000	-	19.05	7/14/2016	-		-		-	-
Maass	40,000	-	23.93	7/24/2017	-		-		-	-
	80,000	-	22.61	10/13/2017	-		-		-	-
	84,000	36,000	26.15	7/10/2018	-		-		-	-
	64,000	96,000	24.74	7/15/2022	-		-		-	-
	-	139,632	36.89	7/14/2023	-		-		-	-
					15,000	(2)	474,150	(3)	-	-
									70,400	2,225,344
									48,140	1,521,718

1.

All options were granted with an exercise price equal to the closing market price of our common stock on the NYSE on the date of grant. Mr. Keck’s options that were vested as of his retirement date were exercisable for a period ending three years after his retirement date (until August 1, 2017). Mr. Keck exercised and sold 160,000 shares subsequent to the end of the fiscal year. Mr. Keck’s unvested options were forfeited upon his retirement. The vesting schedule for options that were outstanding but that could not be exercised at fiscal year-end for the named executive officers is as follows:

	Unexercisable at FYE	Vesting Schedule			Unexercisable at FYE	Vesting Schedule
		# of Shares	Vesting Date			# of Shares	Vesting Date
Rodkin	150,000	150,000	7/11/14	Keck	48,000	48,000	7/11/14
	300,000	150,000	7/16/14		96,000	48,000	7/16/14
		150,000	7/16/15			48,000	7/16/15
	478,488	191,395	7/16/14		139,632	55,853	7/15/14
		143,547	7/16/15			41,890	7/15/15
		143,546	7/16/16			41,889	7/15/16
Gehring	48,000	48,000	7/11/14	Maass	36,000	36,000	7/11/14
	96,000	48,000	7/16/14		96,000	48,000	7/16/14
		48,000	7/16/15			48,000	7/16/15
	139,632	55,853	7/15/14		139,632	55,853	7/15/14
		41,890	7/15/15			41,890	7/15/15
		41,889	7/15/16			41,889	7/15/16
Batcheler	36,000	36,000	7/11/14
	72,000	36,000	7/16/14
		36,000	7/16/15
	139,632	55,853	7/15/14
		41,890	7/15/15
		41,889	7/15/16

2.	Reflects 15,000 restricted stock units awarded to Mr. Maass on May 15, 2013 in recognition of his increased scope of responsibility to include leading the private brands and commercial foods businesses. These restricted stock units vest 100% three years after the date of grant. In the event of death or normal retirement, all restricted stock units will vest on the date of death or such normal retirement. In the event of early retirement, involuntary termination due to disability, position elimination or reduction in force (each of disability, position elimination or reduction in force shall be as determined in the company’s sole discretion) prior to May, 15, 2016, all restricted stock units will vest one-third for each full year of service on the grant date anniversary. In the event of termination for any other reason, all restricted stock units will be immediately forfeited.

3.	The market value of unvested or unearned units and unearned shares is calculated using $31.61 per share, which was the closing market price of our common stock on the NYSE on the last trading day of fiscal 2014.

4.	Reflects, on separate lines, as of May 25, 2014, the maximum number of shares that could be earned under each of the fiscal 2013 to 2015 and fiscal 2014 to 2016 cycles of the performance share plan. The performance shares are not earned unless we achieve the performance targets specified in the plan. Shares earned under the fiscal 2013 to 2015 cycle will be distributed, if earned, following fiscal 2015, and shares earned under the fiscal 2014 to 2016 cycle will be distributed, if earned, following fiscal 2016. Mr. Keck forfeited his opportunity under these two cycles upon his departure from the company.

Option Exercises and Stock Vested – Fiscal 2014

The following table summarizes the option awards exercised during fiscal 2014 for each of the named executive officers and the performance shares that were earned and paid out for the fiscal 2012 to 2014 cycle of the performance share plan. The performance period for the fiscal 2012 to 2014 cycle of the performance share plan ended on May 25, 2014. The column entitled “Stock Awards” below includes shares earned under that cycle for cumulative three-year performance.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1) (2)	Value Realized on Vesting ($)
Mr. Rodkin	200,000	796,370	100,000	3,161,000
Mr. Gehring	120,000	1,280,284	36,601	1,141,866
Ms. Batcheler	108,000	1,447,356	28,601	888,986
Mr. Keck	-	-	75,068	2,318,836
Mr. Maass	-	-	24,000	758,640

1.	Under the performance share plan’s terms, dividend equivalents on earned shares, paid in additional shares of common stock, were also distributed to the named executive officers. The shares distributed to the named executive officers through this dividend equivalent feature (and not shown in this table) were: 10,671 shares for Mr. Rodkin; 3,415 shares for each of Mr. Gehring and Mr. Keck; and 2,561 shares for Ms. Batcheler and Mr. Maass.

2.	For Messrs. Gehring and Keck, and Ms. Batcheler includes shares acquired upon vesting of restricted stock units. For Mr. Keck, also includes shares acquired upon vesting of restricted stock granted to him as a sign-on grant in connection with his hiring.

Pension Benefits – Fiscal 2014

ConAgra Foods maintains a non-contributory defined benefit pension plan for all eligible employees, which we refer to as the Qualified Pension. Employees eligible to participate in the Qualified Pension are salaried employees, including the named executive officers, and certain hourly and union employees.

Employees hired before June 1, 2004 were given a one-time opportunity during 2004 to choose between (A) the benefit formulas in the Qualified Pension and qualified 401(k) plan at that time and (B) effective October 1, 2004, a new Qualified Pension formula plus an enhanced company match in our qualified 401(k) plan. Employees hired on or after June 1, 2004 were automatically enrolled in option (B) effective upon their date of hire. With respect to the named executive officers, Ms. Batcheler and Mr. Keck joined the company after June 1, 2004 and were automatically enrolled in option (B). Messrs. Gehring and Maass were employed prior to June 1, 2004 and were enrolled in option (A). Although Mr. Rodkin is enrolled in option (B) for purposes of the Qualified Plan (due to commencement of employment after June 1, 2004), his employment agreement entitles him to a total pension benefit equal to the option (A) calculation. Any difference between the option (A) and (B) pension benefits would be provided to him through the Non-Qualified Pension (described below).

Under both option (A) and option (B), the pension benefit formula is determined by adding three components:

•

A multiple of Average Monthly Earnings (up to the integration level) multiplied by years of credited service (up to 35 years of credited service). This multiple is 1.0% for option (A) and 0.9% for option (B).

•

A multiple of Average Monthly Earnings (over the integration level) multiplied by years of credited service (up to 35 years of credited service). This multiple is 1.44% for option (A) and 1.3% for option (B).

•	A multiple of Average Monthly Earnings multiplied by years of credited service over 35 years. This multiple is 1.0% for option (A) and 0.9% for option (B).

“Average Monthly Earnings” is the monthly average of the executive’s annual compensation from the company for the highest five consecutive years of the final ten years of his or her service. Only salary and annual incentive payments (reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table – Fiscal 2014) are considered for the named executive officers in computing Average Monthly Earnings. The integration level is calculated by the Internal Revenue Service, or IRS, by averaging the last 35 years of Social Security taxable wages, up to and including the year in which the executive’s employment ends.

Participants are vested in the pension benefit once they have five years of vesting service with the company. Pension benefits become payable for option (A) participants at the normal retirement age of 65, or age 60 if the participant has 25 or more years of service. Normal retirement age for option (B) participants is 65. Under either option, the Qualified Plan defines early retirement as age 55 with 10 years of service. There is no difference in the benefit formula upon an early retirement and there is no payment election option that would impact the amount of annual benefits any of the named executive officers would receive.

Certain of the named executive officers also participate in a supplemental retirement plan (which we refer to in the table below as the Non-Qualified Pension). To the extent that a named executive officer’s benefit under the Qualified Pension exceeds the limit on the maximum annual benefit payable under the Employee Retirement Income Security Act of 1974 or such officer’s Average Monthly Earnings exceeds the limit under the Internal Revenue Code on the maximum amount of compensation that can be taken into account under the Qualified Pension, payments are made under the Non-Qualified Pension. The retirement age and benefit formulas are the same as those used for the Qualified Plan except as described in the following paragraphs.

Generally, an executive’s benefit under the Non-Qualified Pension is payable in installments beginning in January following the executive’s separation from service or disability, but the executive may also elect to receive payment as a lump sum and elect a specified year in which payment will be made or commence, or elect to receive his or her benefit in the form of annuity payments. Elections regarding the time and form of payment are intended to comply with Section 409A of the Internal Revenue Code and certain payments to executives meeting the definition of a “specified employee” under Section 409A of the Internal Revenue Code will be delayed for six months after the date of the separation from service.

Mr. Rodkin’s employment agreement with the company, entered into in 2005, entitles him to participate in the Non-Qualified Pension with years of service, for purposes of calculating benefits under the plan, credited at a three-for-one rate (as long as he remained employed until age 60) until he has service credit of thirty years. He is entitled to annual pensionable earnings for use in calculating his benefit of no less than $3 million. If Mr. Rodkin is terminated at any time for “cause,” he will forgo all benefits under the Non-Qualified Pension. Any benefits payable to Mr. Rodkin under the Non-Qualified Pension are subject to offset for benefits paid or payable to him under supplemental pension plans his prior employer may have maintained for his benefit. The Committee has not offered additional years of credited service under the pension plan to other named executive officers.

Pension Benefits – Fiscal 2014

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3) (4)
Mr. Rodkin	Qualified Pension	8.7	295,737
	Non-Qualified Pension	26.2	14,349,549
Mr. Gehring	Qualified Pension	12.4	321,518
	Non-Qualified Pension	12.4	944,970
Ms. Batcheler	Qualified Pension	7.9	118,114
	Non-Qualified Pension	-	-
Mr. Keck	Qualified Pension	3.7	123,777
	Non-Qualified Pension	-	-
Mr. Maass (5)	Qualified Pension	26.0	766,724
	Non-Qualified Pension	26.0	108,269

1.	Qualified Pension refers to the ConAgra Foods, Inc. Pension Plan for Salaried Employees and Non-Qualified Pension refers to the ConAgra Foods, Inc. Nonqualified Pension Plan. There were no plan payments for fiscal 2014.

2.	The number of years of credited service is calculated as of May 25, 2014, which is the pension plan measurement date used for financial statement reporting purposes.

3.	As of the pension plan measurement date, under the Non-Qualified Pension, Mr. Rodkin had 8.7 years of actual service. The enhanced crediting rate provided to Mr. Rodkin in his employment agreement with the company resulted in an augmentation in benefits at May 25, 2014 of $12,817,664 (17.5 additional years). The amount includes an offset for benefits from his prior employer. The amount of benefit excluding this offset would have been $18,348,283.

4.	The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in footnote 13 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 25, 2014.

5.	Mr. Maass is eligible for a non-qualified pension benefit that was closed and grandfathered in 2001. This benefit is calculated based on earnings of up to $280,000 per year under the terms of the grandfathered plan and is calculated based upon actual years of service.

Non-Qualified Deferred Compensation – Fiscal 2014

The table following this summary of our non-qualified deferred compensation plans shows the non-qualified deferred compensation activity for each named executive officer during fiscal 2014. The amounts shown include amounts deferred under the non-qualified 401(k) plan, which we refer to as the Non-Qualified ConAgra Retirement Income Savings Plan, or Non-Qualified CRISP, and voluntary deferred compensation plan, which we refer to as the Voluntary Deferred Comp plan. The amounts shown for the Non-Qualified CRISP include company contributions during fiscal 2014.

The Non-Qualified CRISP is a benefit provided to certain of the named executive officers and other eligible executives. Messrs. Rodkin and Gehring are the only named executive officers that participate in the Non-Qualified CRISP. The program supplements our qualified 401(k) plan available to a broad base of salaried and hourly employees. We refer to our qualified 401(k) plan as the ConAgra Foods Retirement Income Savings Plan, or Qualified CRISP. Under our Qualified CRISP, for employees enrolled in option (A) under the Qualified Pension, the company will match the first 50% of the first 6% of salary and bonus the employee contributes to the Qualified CRISP. For employees enrolled in option (B) under the Qualified Plan, the company will match 66 2/3% of the first 6% of salary and bonus the employee contributes to the plan. However, the Internal Revenue Code limits the annual before-tax contributions that an individual can make to a qualified retirement plan. If a named executive officer reached this maximum, he or she would lose the ability to receive the full extent of the available company match. The Non-Qualified CRISP is used to enable the company to provide this population with the company match. Under the plan, the company makes a contribution equal to 3% of the named executive officer’s eligible earnings less the maximum employer contribution the named executive officer could have received from the Qualified CRISP.

The company contribution to the Non-Qualified CRISP is made annually on or about December 31st and a participant must be employed on that date to receive the contribution. The value of each account is automatically linked to the value of our common stock. Account values are updated daily based on the closing market price of our common stock on the NYSE on such day.

Generally, an executive’s account balance under the Non-Qualified CRISP is payable in cash in a lump sum in January following the executive’s separation from service, but executives meeting certain qualifications may also elect to receive payment in the form of installments. Executives may also elect to receive payment within 90 days following the earlier of separation from service or either the occurrence of a change of control or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Internal Revenue Code, and certain payments to executives meeting the definition of “specified employee” under Section 409A will be delayed for six months after the date of the separation from service.

Our Voluntary Deferred Comp Plan also allows any domestic management-level employees (those above a certain salary grade, which includes the named executive officers) whose salary is $125,000 or more per year to defer receipt of 5% to 50% of their salary and up to 90% of their annual incentive payment. The investment alternatives for deferred amounts are an interest bearing account, a ConAgra Foods stock account, or other investment options mirrored from our Qualified CRISP. The stock account includes a dividend reinvestment feature that converts dividends into additional shares. Amounts deferred into the stock account, together with earnings and dividends thereon, are ultimately distributed in shares of ConAgra Foods common stock. Amounts deferred into the interest bearing account or the accounts mirroring the Qualified CRISP funds are ultimately distributed in cash. An election to participate in the plan must be timely filed with the company in accordance with IRS requirements.

Our Voluntary Deferred Comp Plan also provides non-qualified matching contribution retirement benefits to those employees not receiving such benefits, including the named executive officers who do not participate in the Non-Qualified CRISP (Ms. Batcheler and Mr. Maass). Due to Mr. Keck’s retirement on August 1, 2014, he will not be eligible for a company contribution at the end of calendar year 2014, in accordance with the Voluntary Deferred Comp Plan’s terms. The Voluntary Deferred Comp Plan provides for company matching contributions and company non-elective contributions to the Voluntary Deferred Comp Plan for eligible participants for amounts of salary and bonus that are above IRS limits. At the end of calendar year 2013, the company credited each eligible participant’s account in the Voluntary Deferred Comp Plan with a one-time non-elective contribution equal to 9% of eligible compensation in excess of the IRS limit. Starting in calendar year 2014, the company will credit, at the end of each calendar year, an eligible participant’s account in the Voluntary Deferred Comp Plan with (1) a matching contribution equal to a dollar for dollar match, limited to 6% of compensation earned by the participant and paid by the company in excess of the IRS limit and (2) a non-elective contribution equal to 3% of an eligible participant’s compensation in excess of the IRS limit. Eligible participants will be allowed to defer no more than 90% of their compensation that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited on or about December 31st of each year if the eligible participant earns in excess of the IRS limit, and if the participant is actively employed at the end of the calendar year. The Voluntary Deferred Comp Plan also provides that, unless the company determines otherwise with respect to a participant, the interest of each participant in his or her matching contributions and non-elective contributions will be 100% vested. Ms. Batcheler and Mr. Maass are named executive officers eligible for participation. Because Messrs. Rodkin and Gehring are currently participating in other non-qualified contribution retirement plans, and because the Voluntary Deferred Comp Plan was designed to provide non-qualified contribution retirement benefits to those who are not currently receiving such benefits, these named executive officers are not eligible for contributions under the Voluntary Deferred Comp Plan.

With respect to distributions from the Voluntary Deferred Comp Plan, an executive who is not retiring or eligible for early retirement under the Qualified Pension provisions is required to take distribution of certain amounts earned and vested prior to 2005, which we refer to as grandfathered amounts, in a lump sum payment in the quarter end following the individual’s separation from service. An executive who is eligible to retire early under the Qualified Pension provisions will receive his or her grandfathered amounts in annual installments. In general, all Voluntary Deferred Comp amounts other than the grandfathered amounts, which we refer to as the other amounts, will be distributed in cash in a lump sum and/or ConAgra Foods stock in January following the executive’s separation from service. Executives may also elect to receive the other amounts at certain other times, including within 90 days following the earlier of separation from service or either the occurrence of a change of control or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Internal Revenue Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by executives during fiscal 2014.

Non-Qualified Deferred Compensation – Fiscal 2014

Name	Plan (1)	Executive Contributions in Last FY ($) (2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Balance at Last FYE ($)(5)
Mr. Rodkin	Non-Qualified CRISP	-	95,092	(84,550)	875,974
	Voluntary Def Comp	-	-	(420,308)	6,328,326
Mr. Gehring	Non-Qualified CRISP	-	26,773	(20,303)	211,593
	Voluntary Def Comp	196,190	-	214,272	1,835,582
Ms. Batcheler	Non-Qualified CRISP	-	-	-	-
	Voluntary Def Comp	4,946	57,655	2,300	59,956
Mr. Keck	Non-Qualified CRISP	-	-	(3,014)	30,154
	Voluntary Def Comp	7,875	77,405	3,452	80,857
Mr. Maass	Non-Qualified CRISP	-	-	-	-
	Voluntary Def Comp	9,000	82,150	3,545	85,695

1. Non-Qualified CRISP refers to the ConAgra Foods, Inc. Nonqualified CRISP Plan and Voluntary Def Comp refers to the ConAgra Foods, Inc. Voluntary Deferred Compensation Plan.

2.   The amounts reported for the Voluntary Def Comp plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table --- Fiscal 2014. For Mr. Gehring, $63,462 of this amount is reported in the “Salary” column.

3.   For Ms. Batcheler, Mr. Keck and Mr. Maass, the amount reported for the Voluntary Def Comp plan is included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2014 and reflects a one-time non-elective contribution equal to 9% of eligible compensation in excess of the IRS limit. Because Mr. Rodkin and Mr. Gehring are both participants in the Non-Qualified CRISP, neither is eligible for non-elective contributions under the Voluntary Def Comp plan. For Messrs. Rodkin and Gehring, all Non-Qualified CRISP amounts are included in the “All Other Compensation” column of the

Summary Compensation Table – Fiscal 2014. These amounts, together with the company’s match on executive contributions to the Qualified CRISP, are disclosed in the column labeled “Company Contribution to Defined Contribution Plans” in the table included as footnote 6 to the Summary Compensation Table – Fiscal 2014.

4.   Neither our Non-Qualified CRISP nor our Voluntary Def Comp Plan offers above market earnings (as defined by SEC rules). As a result, none of these earnings or losses are included in the Summary Compensation Table – Fiscal 2014.

5.   The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Rodkin, $554,916 (Non-Qualified CRISP) and $3,700,000 (Voluntary Def Comp); Mr. Gehring, $134,013 (Non-Qualified CRISP) and $1,254,138 (Voluntary Def Comp); and Mr. Keck, $27,052 (Non-Qualified CRISP). Neither Ms. Batcheler nor Mr. Maass are eligible for the Non-Qualified CRISP and neither participated in the Voluntary Def Comp prior to fiscal 2014. These amounts reflect actual amounts reported and do not include accumulated earnings or losses. The amount in this column includes the amount reflected in the “Executive Contributions in Last FY” column.

Potential Payments Upon Termination or Change of Control

Our named executive officers’ employment may be terminated under several possible scenarios. In some of these scenarios, our plans, agreements and arrangements would provide severance benefits in varying amounts to the executive. Further, our plans, agreements and arrangements would provide for certain benefits (or for acceleration of benefits) upon a change of control. Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below. The tables following the narrative discussion summarize amounts payable upon termination or a change of control under varying circumstances, assuming that the change of control occurred on or that the executive’s employment terminated on the last business day of fiscal 2014 – May 23, 2014. Other key assumptions used in compiling the tables are set forth immediately preceding them. In the event of an actual triggering event under any of the plans, agreements and arrangements discussed in this section, all benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Internal Revenue Code. In addition, due to Mr. Keck’s retirement after the end of fiscal 2014, pursuant to SEC disclosure guidance, payments and benefits information is provided in this section immediately prior to the post-termination payments tables regarding only his actual retirement scenario.

Severance Pay Plan

We maintain a severance pay plan that provides severance guidelines for all salaried employees. Any benefits payable under the program are at the sole and absolute discretion of ConAgra Foods and for any particular employee, the company may elect to provide severance as suggested by the plan, or provide greater or lesser benefits. Ms. Batcheler and Messrs. Gehring and Maass are potentially covered by the plan. Under the plan, the severance guideline for individuals above a certain pay grade, including our named executive officers’ pay grade, is 52 weeks of salary continuation, plus one additional week of salary continuation for each year of continuous service prior to separation. The guidelines also provide that upon the former employee finding new employment, the company will provide him or her with a lump sum payment equal to 50% of the severance pay remaining. The other 50% would be forfeited. If a named executive officer is entitled to receive a severance payment under a change of control agreement (described below), we are not required to make payments to him or her under the severance plan.

Mr. Rodkin’s severance benefits would be paid in accordance with his agreement with the company, as further described below, and not the severance pay plan. Due to Mr. Keck’s retirement on August 1, 2014, he is no longer entitled to severance benefits.

Agreement with Mr. Rodkin

ConAgra Foods is party to an employment agreement with Mr. Rodkin, which addresses such matters as his salary, participation in our annual and long-term incentive plans and participation in employee and executive pension, 401(k) and health and welfare benefit plans and arrangements. The agreement also addresses Mr. Rodkin’s severance benefits and right to participate in the company’s change of control benefit program.

The severance benefit provisions of Mr. Rodkin’s agreement are summarized in the following table. The definition of “Cause” in the agreement is action by Mr. Rodkin involving (1) willful malfeasance in connection with his employment having a material adverse effect on the company, (2) substantial and continuing refusal in willful breach of his agreement to perform the duties normally performed by an executive occupying his position when that refusal has a material adverse effect on the company or (3) conviction of a felony involving moral turpitude under the laws of the United States or any state. “Good Reason” in the agreement means (1) assignment of duties materially inconsistent with his position, (2) removal from, or failure to elect or re-elect Mr. Rodkin to his position (including his service on our Board), (3) reduction of his salary or annual target bonus opportunity in effect on the agreement’s date, (4) material breach by the company of the agreement or (5) a requirement that Mr. Rodkin be based at any office or location other than Omaha, Nebraska.

Since 2010, Mr. Rodkin has been early and normal retirement eligible under our non-qualified pension plan and under all health and welfare benefit and equity incentive plans and programs in which he is eligible to participate. We have therefore omitted discussion of the provisions of his agreement related to a voluntary separation from the company that does not include retirement or Good Reason.

	Involuntary with Cause	Involuntary w/o Cause or Voluntary w/Good Reason	Retirement	Death or Disability
Salary	Paid through month of termination	Paid through month of termination, plus lump sum equal to 24 additional months	Paid through month of termination	Paid through month of the event
Annual Incentive Plan	Not eligible for a payment	Paid pro-rated award for the year of termination based on our actual results, plus lump sum equal to target bonus for the next two years	If approved by the HR Committee, a pro-rated award may be paid based on our actual results	Paid a pro-rated amount based upon target (for death) or actual performance (for disability)
Performance Shares	Unvested performance shares are forfeited	“Retirement” treatment applies	Performance shares earned based on our actual results are paid, but are pro-rated for the full years of completed service prior to retirement	“Retirement” treatment applies in the case of disability; in the case of death, performance shares paid at target and pro-rated based on full years of completed service prior to retirement
Stock Options	Options terminate; all unexercised options lapse	“Retirement” treatment applies	Full vesting of all options, which remain exercisable for the remainder of their terms	“Retirement” treatment applies
Non- Qualified CRISP	No benefits paid	“Retirement” treatment applies	Account balance paid based on participant’s advance election	“Retirement” treatment applies
Non- Qualified Pension	No benefits paid	See discussion on pages 41 to 42. Benefit will take into account an additional 24 months of service at the salary in effect at termination and target bonus	See discussion on pages 41 to 42	See discussion on pages 41 to 42

	Involuntary with Cause	Involuntary w/o Cause or Voluntary w/Good Reason	Retirement	Death or Disability
Health and Welfare Benefits	Benefits paid according to plan provisions	Two years of coverage for executive and dependents unless he becomes entitled to equivalent coverage under a subsequent employer’s plan. “Retirement” treatment also available	Until executive and spouse attain age 65, he and his covered dependents are entitled to COBRA- equivalent medical coverage, at his own expense	“Retirement” treatment applies

Mr. Rodkin’s agreement provides that all cash payments are generally payable in a lump sum within fifteen days following termination of employment. However, payments under the annual incentive plan and the long-term incentive plan are payable following the end of the fiscal year or other performance period at the same time such payments are made to the other senior executive officers. If Mr. Rodkin is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code at the time of his separation, certain payments would be delayed for six months after the date of the separation from service.

Mr. Rodkin’s agreement provides him the right to participate in our change of control program as modified from time to time and provides minimum change of control benefits if a superior program is not then in place. The company currently maintains a separate change of control program, discussed below. The agreement also provides that if benefits become payable under multiple plans, programs and agreements, the more favorable program terms must be applied.

Either party to the employment agreement may terminate the agreement at any time. Mr. Rodkin has agreed to non-competition and non-solicitation provisions extending one year after termination and confidentiality provisions.

Annual Incentive Plan (the “MIP”)

The following terms of the MIP govern the impact of specific separation events not covered by an individual agreement:

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Involuntary termination due to position elimination: If a participant’s position is eliminated during the fourth quarter of the fiscal year (for business reasons not related to performance), he or she would remain eligible for award consideration. The amount of any earned award would be pro-rated for the number of days the individual was eligible to participate in the plan during the fiscal year. If a participant’s position is eliminated prior to the fourth quarter of the fiscal year, he or she will not be eligible to receive any portion of the award.

•

Termination due to retirement: If a participant retires (as defined in the Qualified Pension Plan) during the fiscal year, the participant will be eligible for a pro-rated award based on the number of days the individual was eligible to participate during the fiscal year.

•	Termination due to death: Any incentive payment for which a participant would have been eligible would be pro-rated to the date of death and paid to his or her estate.

Except as might otherwise be required by law, in the absence of one of the foregoing events (or a specific agreement with the company), a participant would forfeit his or her fiscal 2014 MIP award if he or she failed to be an active employee in good standing at the end of the fiscal year.

Any pro-rated award is based on actual performance for the fiscal year and is payable after the end of such fiscal year when payments are made to other participants.

The change of control agreements, described below, govern the payment of annual incentive awards in the event of a change of control.

Restricted Stock Units

Mr. Maass’ scope of responsibility was increased in May 2013 to include leading both our private brands and commercial foods businesses. As a result, on May 15, 2013, the Committee granted him 15,000 restricted stock units. These restricted stock units vest 100% three years after the date of grant. In the event of death or normal retirement, all restricted stock units will vest on the date of death or such normal retirement. In the event of early retirement, involuntary termination due to disability, position elimination or reduction in force (each of disability, position elimination or reduction in force shall be as determined in the company’s sole discretion) prior to May, 15, 2016, all restricted stock units will vest one-third for each full year of service on the grant date anniversary. In the event of termination for any other reason, all restricted stock units will be immediately forfeited.

Long-Term Incentive Plan – Performance Shares

The following terms of the performance share plan govern the impact of a separation from the company on the performance shares granted under the fiscal 2012 to 2014, fiscal 2013 to 2015, and fiscal 2014 to 2016 cycles of the performance share plan:

•

Termination for any reason other than death, disability or retirement: The participant forfeits all performance shares granted that have not been paid at the date of termination, whether the shares are earned as of that date or not. The HR Committee has the discretion to pay out some or all of the forfeited performance shares if they would have been earned based on performance and if it deems the action appropriate and in the best interests of the company.

•

Termination due to disability or retirement: The participant will receive a pro rata share of the performance shares that would have been earned for the full performance period, prorated based upon the full number of fiscal years completed during the performance period as of the participant’s termination date and will be distributed to the participant at the same time they are distributed to other participants who remain employed by the company.

•

Termination due to death: A payout would be made at targeted levels for outstanding performance shares, in each case pro-rated to reflect the number of full fiscal years in the performance period during which the employee was employed (for example, upon a June 15, 2014 death, a participant would have been eligible for a payout at actual performance for the fiscal 2012 to 2014 award, since the performance period ended prior to the death, and the participant would have been eligible for a payout at targeted levels for two-thirds of the total fiscal 2013 to 2015 award and one-third of the total fiscal 2014 to 2016 award).

•

Upon a change of control, the Board or HR Committee may exercise its discretion to pay a participant all or a portion of the outstanding performance shares. Change of control under this program has the same definition as in the change of control agreements described below.

Long-Term Incentive Plan – Stock Options

The following terms govern the impact of a separation from the company on outstanding stock options:

•	Termination for any reason other than death, disability or retirement: The participant forfeits all options unvested at the date of termination and would have 90 days to exercise vested options.

•	Termination due to disability: The participant forfeits all options that have not vested at the date of termination, and would have three years to exercise vested options.

•

Termination due to death: All unvested options would automatically vest and remain exercisable for three years following termination (but not beyond the end of the seven-year or ten-year term of such options).

•

Termination due to normal retirement: All unvested options would automatically vest and remain exercisable for three years following termination (but not beyond the end of the seven-year or ten-year term of such options). Upon an early retirement, the three-year exercise period for options would apply unless the Committee eliminated or shortened it, but only for vested options.

Each of the agreements evidencing outstanding awards of stock options provides that the vesting of the award will accelerate upon a change of control. The treatment of Mr. Rodkin’s equity awards upon a separation is further governed by his agreement with the company.

Retirement Benefits

Our Qualified Pension, Non-Qualified Pension, Non-Qualified CRISP and Voluntary Deferred Comp plans contain provisions relating to the termination of the participants’ employment. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits—Fiscal 2014” and “Non-Qualified Deferred Compensation—Fiscal 2014” tables beginning on page 41. Benefits provided to Mr. Rodkin are further governed by his agreement with the company.

Change of Control Program

The change of control program for senior executives is designed to encourage management to continue performing its responsibilities in the event of a pending or potential change of control. During fiscal 2014, this program covered each of the named executive officers.

Generally, a change of control under these agreements occurs if one of the following events occurs:

•

Individuals who constitute the Board, which, for these purposes, we refer to as the Incumbent Board, cease for any reason to constitute at least a majority of the Board. Anyone who becomes a director and whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board.

•

Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our stockholders immediately prior to the transaction do not, immediately thereafter, own more than fifty percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company.

•	A liquidation or dissolution of the company or the sale of all or substantially all of the company’s assets.

The agreements provide that upon a change of control, ConAgra Foods may (at the sole and absolute discretion of the Board or HR Committee) pay each executive all or a pro-rated portion of the executive’s short and/or long-term incentive for the year in which the change of control occurs. The terms of the company’s stock plan govern the treatment of equity awards upon a change of control. The agreements are otherwise double-trigger arrangements, requiring both a change of control event and a qualifying termination of employment to trigger benefits. A qualifying termination event occurs if, within three years of a change of control, (1) the executive’s employment is involuntarily terminated without “cause” or (2) the executive terminates his or her employment for “good reason.” Executives entitled to severance benefits under a change of control agreement forfeit any severance compensation and benefits under our severance pay plan guidelines and receive the following:

•

a lump sum cash payment equal to a multiple of the executive’s base salary and annual bonus (calculated using the executive’s highest annual bonus for the three fiscal years preceding the change of control or the executive’s current target bonus, whichever is greater). The multiples range from one to three (three for each named executive officer);

•

continuation for three years of medical, dental, disability, basic and supplemental life insurance to the extent such benefits remain in effect for other executives, with premiums paid by the executive. ConAgra Foods must pay the executive a single lump sum payment equal to an amount to offset taxes plus the executive’s estimated cost to participate in the medical and dental plans;

•

benefits under our Non-Qualified Pension commensurate with the executive’s age and years of service, including an extra three years of service (except for Mr. Rodkin, whose pension benefits are determined by his employment agreement). A lump sum equivalent to all benefits accrued for the executive will be placed in a segregated trust (that remains subject to the claims of our creditors) within 60 days following the termination of employment;

•

a supplemental benefit under our Non-Qualified CRISP plan equal to three times the maximum company contribution that the executive could have received under the Qualified CRISP and Non-Qualified CRISP in the year in which the change of control occurs; and

•	outplacement assistance not exceeding $30,000.

Generally, a termination for “cause” under the agreement requires (1) the willful failure by the executive to substantially perform his or her duties, (2) the willful engaging by the executive in conduct that is demonstrably and materially injurious to the company or (3) the executive’s conviction of a felony or misdemeanor that impairs his or her ability substantially to perform duties for the company. A right of the executive to terminate with “good reason” following a change of control is generally triggered by (1) any failure of the company to comply with and satisfy the terms of the change of control agreement, (2) a significant involuntary reduction of the authority, duties or responsibilities held by the executive immediately prior to the change of control, (3) any involuntary removal of the executive from an officer position held by the executive immediately prior to the change of control, except in connection with promotions, (4) any involuntary reduction in the aggregate compensation level of the executive, (5) requiring the executive to become based at a new location or (6) requiring the executive to undertake substantially greater amounts of business travel.

Certain payments to a “specified employee” within the meaning of Section 409A of the Internal Revenue Code will be delayed for six months after the date of the separation from service.

For agreements in place prior to July 2011, the agreements also entitle each executive to an additional payment, if necessary, to make the executive whole as a result of any excise and related taxes imposed by the Internal Revenue Code on any change of control benefits received. If the safe harbor amount at which the excise tax is imposed is not exceeded by more than 10%, the benefits will instead be reduced to avoid the excise tax. The benefit reduction does not apply to Mr. Rodkin.

Following a review of market practices in July 2011, the Committee adopted a policy that any future change of control benefits should be structured without any excise tax gross-up protection. For example, if the company promotes or hires an individual to a position that is, in the Committee’s view, appropriate for change of control program participation, the individual does not become entitled to any excise tax gross-up protection. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups in the future is inappropriate relative to best executive pay practices.

Each change of control agreement terminates, in the absence of a change of control, when the executive’s employment as a full-time employee of the company is terminated or the executive enters into a written separation agreement with the company. In addition, we may unilaterally terminate each agreement prior to a change of control following six months prior written notice to the executive.

Summary of Possible Benefits

The first table below summarizes estimated incremental amounts payable upon termination under various hypothetical scenarios.

A second table summarizes estimated incremental amounts payable upon a hypothetical change of control and upon termination following a change of control. We have not included amounts payable regardless of the occurrence of the relevant triggering event. For example, we excluded accumulated balances in retirement plans when a terminating event would do nothing more than create a right to a payment of the balance. We also excluded death benefits where the executive paid the premium. The data in the tables assumes the following:

•

each triggering event occurred on May 23, 2014 (the last trading day of fiscal 2014) and the per share price of our common stock was $31.61 (the closing price of our stock on the NYSE on May 23, 2014);

•	with respect to salary continuation, if an executive did not have a right to salary continuation under a stand-alone agreement with the company, the severance pay plan guidelines applied;

•

with respect to the annual incentive plan, awards were earned at target levels and where the HR Committee had discretionary authority to award a payout, except in the cases of involuntary termination with cause and voluntary termination without good reason, it exercised that authority (including in the change of control scenario);

•

with respect to the annual incentive plan, in the case of an involuntary termination not for cause without a change of control, the termination was due to a position elimination in the fiscal 2014 fourth quarter;

•	with respect to performance shares, awards were earned at target levels (these amounts also include a cash value of dividend equivalents on the number of shares assumed to have been earned);

•	with respect to performance shares in the change of control scenario, the Committee exercised its discretionary authority to award a pro-rata payout and did so at target levels;

•

Non-Qualified Pension amounts reflect the present value of benefits applicable in a scenario, less the present value of accrued benefits to which the executive was entitled under the plan at May 23, 2014;

•

in the normal retirement scenarios, an executive attained the normal retirement age of 65 by fiscal year end (except for Mr. Rodkin who is treated as being “normal retirement” eligible pursuant to his employment agreement with the company); and

•	in the disability scenarios, the disabling event lasted one year into the future.

On March 14, 2014, Mr. Brian Keck informed the company of his intent to retire, which he did on August 1, 2014. On May 25, 2014, he ceased to be an executive officer of the company. In accordance with Mr. Keck’s sign-on agreement with the company, Mr. Keck is entitled to exercise stock options that he holds and that were vested at the time of his retirement for the shorter of three years from his retirement and the expiration of such options. He remained entitled to a payment under the 2014 MIP and FY12 – 14 cycle of the PSP. In July 2014, when awards to other participants were paid out, Mr. Keck received $131,250 for his fiscal 2014 MIP and 35,415 shares under the fiscal 2012 to 2014 cycle of the performance share plan (which included dividend equivalents on the shares earned). Mr. Keck forfeited other outstanding PSP grants. Mr. Keck remains eligible to exercise all of his options vested as of August 1, 2014 through the earlier of their expiration or August 1, 2017. No other benefits were provided. Mr. Keck is therefore intentionally omitted from the following tables.

	Involuntary w/ Cause or Voluntary w/o Good Reason $	Involuntary w/o Cause or Voluntary w/ Good Reason $	Normal Retirement $	Death or Disability $ (1)
Gary M. Rodkin
Salary Continuation	18,082	2,218,082	18,082	18,082
Annual Incentive Plan	-	6,600,000	2,200,000	2,200,000
Performance Shares	-	6,679,414	6,679,414	6,679,414
Accelerated Stock Options	-	3,223,500	3,223,500	3,223,500
Non-Qualified Pension	-	3,209,576	-	-
Benefits Continuation	-	33,480	-	-
Death Benefits	-	2,851	-	1,000,000
Disability Benefits	-	2,578	-	625,000
Total	18,082	21,969,481	12,120,996	13,745,996

John F. Gehring
Salary Continuation	-	738,462	-	-
Annual Incentive Plan	-	600,000	600,000	600,000
Performance Shares	-	-	2,112,275	2,112,275
Accelerated Stock Options	-	-	921,600	921,600
Benefits Continuation	-	21,458	-	-
Death Benefits	-	-	-	1,000,000
Disability Benefits	-	-	-	375,000
Total	-	1,359,920	3,633,875	5,008,875

Colleen R. Batcheler
Salary Continuation	-	567,308	-	-
Annual Incentive Plan	-	400,000	400,000	400,000
Performance Shares	-	-	1,647,039	1,647,039
Accelerated Stock Options	-	-	691,200	691,200
Benefits Continuation	-	19,781	-	-
Death Benefits	-	-	-	1,000,000
Disability Benefits	-	-	-	325,000
Total	-	987,089	2,738,239	4,063,239

Paul T. Maass
Salary Continuation	-	888,462	-	-
Annual Incentive Plan	-	600,000	600,000	600,000
Performance Shares	-	-	1,832,400	1,832,400
Accelerated Stock Options	-	-	856,080	856,080
Accelerated Restricted Stock Units	-	-	474,150	474,150
Benefits Continuation	-	25,816	-	-
Death Benefits	-	-	-	1,000,000
Disability Benefits	-	-	-	375,000
Total	-	1,514,278	3,762,630	5,137,630

1.   Amounts shown as benefits from the annual incentive plan and performance shares are payable in the event of death or disability. Amounts shown as benefits from accelerated stock options, accelerated restricted stock units and death benefits are paid only in the event of death and are not liabilities of the company. Payouts for death benefits will be made by the insurance company that holds the policy. Amounts shown as disability benefits are payable only in the event of disability. All amounts are totaled for illustrative purposes only.

In the table that follows, if, following a change of control, any of Ms. Batcheler or Messrs. Gehring or Maass was terminated for “Cause” or voluntarily terminated employment without “Good Reason,” the individual would not receive any benefits incremental to those shown in the “No Termination” column. Mr. Rodkin would be entitled to salary continuation through the end of the month of the event.

Change of Control and:	No Termination ($)	Involuntary w/o Cause or Voluntary w/ Good Reason ($)
Gary M. Rodkin
Salary Continuation	-	3,318,082
Annual Incentive Plan	2,200,000	8,800,000
Performance Shares	6,679,414	6,679,414
Accelerated Stock Options	3,223,500	3,223,500
Non-Qualified CRISP	-	148,500
Non-Qualified Pension	-	3,209,576
Benefits Continuation	-	50,220
Death/Disability Benefit	-	8,144
Outplacement	-	30,000
Total	12,102,914	25,467,436

John F. Gehring
Salary Continuation	-	1,800,000
Annual Incentive Plan	600,000	2,400,000
Performance Shares	2,112,275	2,112,275
Accelerated Stock Options	921,600	921,600
Non-Qualified CRISP	-	67,273
Non-Qualified Pension	-	489,830
Benefits Continuation	-	50,220
Death/Disability Benefit	-	8,144
Outplacement	-	30,000
Total	3,633,875	7,879,342

Colleen R. Batcheler
Salary Continuation	-	1,500,000
Annual Incentive Plan	400,000	1,600,000
Performance Shares	1,647,039	1,647,039
Accelerated Stock Options	691,200	691,200
Non-Qualified CRISP	-	61,703
Benefits Continuation	-	49,488
Death/Disability Benefit	-	8,144
Outplacement	-	30,000
Total	2,738,239	5,587,574

Paul T. Maass
Salary Continuation	-	1,800,000
Annual Incentive Plan	600,000	2,400,000
Performance Shares	1,832,400	1,832,400
Accelerated Stock Options	856,080	856,080
Accelerated Restricted Stock Units	474,150	474,150
Non-Qualified CRISP	-	67,500
Non-Qualified Pension	-	150,995
Benefits Continuation	-	49,488
Death/Disability Benefit	-	8,144
Outplacement	-	30,000
Total	3,762,630	7,668,757

Non-Employee Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, the Committee receives input from Frederic W. Cook & Co., Inc., its independent compensation consultant. It also considers the time commitment and skill level required to serve on our Board.

Non-Employee Director Compensation – Other than the Chairman

The following table summarizes the compensation programs for our non-employee directors other than the Chairman in effect during fiscal 2014:

Annual Cash Retainer:	$90,000 per year

Annual Committee Chair Retainer:[1]	$15,000 for each Committee Chair

Meeting Fees:	None, unless the director’s attendance is required at more than 24 total meetings in a year. A fee of $1,500 will be paid for each meeting attended and at which a director’s attendance was required in excess of 24 meetings.

Equity Compensation:	A grant of restricted stock units with a value equal to $140,000. Granted on the first trading day of the fiscal year.

1. Excludes the Executive Committee. No retainer is paid for service to this Committee.

The number of restricted stock units granted to each non-employee director other than the Chairman is determined by dividing $140,000 by the average of the closing price of our common stock on the NYSE for the thirty trading days prior to the grant date (May 28, 2013 for fiscal 2014). Restricted stock units vest one year from the date of grant, and are subject to continued service during the entire term. Vesting is accelerated in the event of death or permanent disability or, in the event the director is no longer serving one year from the date of grant, vesting is prorated 25% for each fiscal quarter during which the director was serving on the first day of the fiscal quarter. Dividend equivalents are paid on the restricted stock units, and are paid at the regular dividend rate in shares of our stock.

Non-employee directors other than the Chairman who join the Board or who are elected to a Chairmanship after the start of the plan year are entitled to receive a pro-rated retainer, based on the actual number of days of service, and a pro-rated restricted stock unit grant, based on the number of months remaining in the fiscal year.

Compensation of the Non-Employee Chairman

In lieu of the elements described above, the Chairman’s pay for service during fiscal 2014 was a grant of restricted stock units with a value equal to $400,000, with the number of restricted stock units determined by dividing $400,000 by the average of the closing stock price of our common stock on the NYSE for the thirty trading days prior to the grant date of May 28, 2013 (the first trading day of fiscal 2014). The material terms of the restricted stock units are identical to those described above for non-employee directors other than the Chairman.

Director Stock Ownership Requirements

The Board has adopted stock ownership requirements for the non-employee directors. All non-employee directors, including the Chairman, are expected to acquire and hold shares of ConAgra Foods common stock during their tenure with a value of at least $450,000. All directors must acquire this ownership level within five years following first election to the Board, or September 25, 2014, whichever is later. Shares personally acquired by the non-employee directors through open market purchases, as well as restricted stock units, and shares acquired upon the deferral of fees are counted toward the ownership requirement. Unexercised stock options are not counted.

The following table reflects non-employee director ownership as of July 28, 2014.

Director	Stock Ownership Guideline	Actual Ownership (1)
Mr. Bay	$450,000	$2,286,954
Mr. Brown (2)	$450,000	$226,300
Mr. Butler	$450,000	$1,948,013
Mr. Goldstone	$450,000	$2,769,675
Ms. Gregor	$450,000	$1,330,408
Mr. Johri	$450,000	$980,981
Mr. Jurgensen	$450,000	$3,045,480
Mr. Lenny	$450,000	$936,064
Ms. Marshall	$450,000	$1,666,594
Mr. Schindler	$450,000	$1,056,287
Mr. Stinson	$450,000	$2,935,794

1. Based on the average daily price of our common stock on the NYSE for the 12 months ended July 28, 2014 ($31.775).
2. Joined the Board in October 2013.

Other Non-Employee Director Compensation Programs

In addition to the cash payments and equity awards described above, all non-employee directors were entitled to participate in the following programs during fiscal 2014:

•	medical plan access, with the cost of the premium borne entirely by the director;

•	a matching gifts program, under which ConAgra Foods matches up to $10,000 of a director’s charitable donations per fiscal year;

•

a non-qualified deferred compensation plan, through which non-employee directors can defer receipt of their cash or stock compensation. This program does not provide above-market earnings (as defined by SEC rules); and

•

for directors elected to the Board prior to 2003, the Directors’ Charitable Award Program (which was discontinued in 2003). Participating directors nominate one or more tax-exempt organizations to which ConAgra Foods will contribute an aggregate of $1 million in four equal annual installments following the death of the director. ConAgra Foods maintains insurance on the lives of participating directors to fund the program.

Director Compensation Table – Fiscal 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Mogens C. Bay	105,000	138,171	10,000	253,171
Thomas K. Brown	55,138	80,064	-	135,202
Stephen G. Butler	105,000	138,171	10,000	253,171
Steven F. Goldstone.	-	394,714	5,000	399,714
Joie A. Gregor	90,000	138,171	10,000	238,171
Rajive Johri	90,000	138,171	9,500	237,671
W.G. Jurgensen	90,000	138,171	-	228,171
Richard H. Lenny	90,000	138,171	9,000	237,171
Ruth Ann Marshall	90,000	138,171	10,000	238,171
Andrew J. Schindler	90,000	138,171	-	228,171
Kenneth E. Stinson	105,000	138,171	10,000	253,171

1.	This column reflects the grant date fair value (computed in accordance with FASB ASC Topic 718) of the stock awards made to non-employee directors during fiscal 2014. No awards of stock options were made to non-employee directors during fiscal 2014. The number of restricted stock units granted to all directors other than Mr. Goldstone was determined by dividing $140,000 by the average of our closing stock price on the NYSE for the thirty trading days prior to grant. The number of restricted stock units granted to the Chairman was determined by dividing $400,000 by this average. At fiscal year-end, the aggregate number of outstanding stock awards and outstanding unexercised option awards held by each non-employee director was as set forth below:

Name	Outstanding Stock Awards Held at FYE (#)	Outstanding Stock Options Held at FYE (#)
Mogens C. Bay	3,950	60,000
Thomas K. Brown	2,602	-
Stephen G. Butler	3,950	60,000
Steven F. Goldstone.	11,284	482,850
Joie A. Gregor	3,950	-
Rajive Johri	3,950	21,750
W.G. Jurgensen	3,950	60,000
Richard H. Lenny	3,950	20,250
Ruth Ann Marshall	3,950	33,000
Andrew J. Schindler	3,950	33,000
Kenneth E. Stinson	3,950	60,000

2.	The amount reported reflects the amount paid to a designated charitable organization on the director’s behalf under the matching gifts program described above.

Information on Stock Ownership

Voting Securities of Directors, Officers and Greater Than 5% Owners

The table below shows the shares of ConAgra Foods common stock beneficially owned as of July 28, 2014 by: (1) owners of more than 5% of our outstanding common stock, (2) our current directors, (3) our “named executive officers” for purposes of this Proxy Statement, and (4) all current directors and executive officers as a group.

As discussed in this Proxy Statement, our directors and executive officers are committed to owning stock in ConAgra Foods. Both groups have stock ownership requirements that preclude them from selling any ConAgra Foods common stock in the market (other than to cover the cost of the exercise price and minimum statutory tax withholding) until they have enough shares to meet and maintain their stock ownership guidelines pre- and post-sale.

To better show the financial stake of our directors and executive officers in the company, we have included a “Share Units” column in the table. The column, which is not required under SEC rules, shows deferred shares owned by non-employee directors through the ConAgra Foods, Inc. Directors’ Deferred Compensation Plan and deferred shares owned by executive officers through the ConAgra Foods, Inc. Voluntary Deferred Compensation Plan. Although these shares will ultimately be settled in shares of common stock, they currently have no voting rights, nor will they be settled within 60 days of July 28, 2014.

Name	Number of Shares Owned (5)		Right to Acquire		Percent of Class	Share Units
BlackRock, Inc. (1)	21,326,033		-		5.1%	N/A
State Street Corporation (2)	22,581,129		-		5.4%	N/A
The Vanguard Group (3)	28,173,699		-		6.7%	N/A
Mogens C. Bay	67,454	(6)	53,260	(7)	*	-
Thomas K. Brown	-		4,212	(7)	*	-
Stephen G. Butler	35,905	(6)	53,260	(7)	*	20,882
Steven F. Goldstone	14,600		480,307	(7)	*	59,652
Joie A. Gregor	17,566		2,260	(7)	*	19,784
Rajive Johri	-		24,010	(7)	*	26,353
W.G. Jurgensen	60,458		53,260	(7)	*	30,868
Richard H. Lenny	9,921		22,510	(7)	*	14,813
Ruth Ann Marshall	4,713		35,260	(7)	*	43,217
Gary M. Rodkin	726,187		4,985,404	(8)	1.3%	201,750
Andrew J. Schindler	1,800		35,260	(7)	*	26,923
Kenneth E. Stinson	87,874		53,260	(7)	*	-
John F. Gehring	186,880	(6)	647,853	(8)	*	-
Colleen R. Batcheler	105,795		337,853	(8)	*	-
Brian L. Keck (4)	19,741		327,853	(8)	*	-
Paul T. Maass	67,939		447,853	(8)	*	-
All Directors and Current Executive Officers as a Group (21 people)(4)	1,648,446		8,496,335	(8)	2.3%	444,608
* Represents less than 1% of common stock outstanding.

1.     Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2014, which Schedule specifies that BlackRock, Inc. has sole voting power with respect to 17,515,563 shares and sole dispositive power with respect to 21,271,926 shares and shared voting and dispositive power with respect to 54,107 shares. BlackRock’s address is listed on the Schedule 13G as: 40 East 52nd Street New York, NY 10022.

2.     Based on a Schedule 13G filed by State Street Corporation and various subsidiaries with the SEC on February 3, 2014, which Schedule specifies that State Street Corporation has shared voting and dispositive power with respect to all of these shares. State Street’s address is listed on the Schedule 13G as: State Street Financial Center, One Lincoln Street, Boston, MA 02111.

3.     Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2014, which Schedule specifies that The Vanguard Group has sole voting power with respect to 680,152 shares, sole dispositive power with respect to 27,527,486 shares and shared dispositive power with respect to 646,213 shares. The Vanguard Group’s address is listed on the Schedule 13G as: 100 Vanguard Blvd., Malvern, PA 19355.

4. Mr. Keck ceased to be an executive officer on May 25, 2014 and retired on August 1, 2014. His shares are not included in the “All Directors and Current Executive Officers as a Group” calculation.

5.     For executive officers and directors, reflects shares that have been acquired through one or more of the following: (a) open market purchases, (b) vesting or exercise of share-based awards and (c) crediting to defined contribution plan accounts.

6.     For Mr. Bay, consists of 67,454 shares as to which he shares voting and investment power with his spouse. For Mr. Butler, includes 6,000 shares held in a trust for the benefit of his spouse, who resides with him. For Mr. Gehring, includes 132,063 shares held by his spouse, who resides with him.

7. Reflects shares that the individual has the right to acquire within 60 days of July 28, 2014 through the exercise of stock options or vesting of restricted stock units.

8.     Reflects shares that the individual has the right to acquire within 60 days of July 28, 2014 through the exercise or vesting of stock options. The “All Directors and Current Executive Officers as a Group” calculation includes 1,260,513 options for current executive officers not individually named in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and changes in beneficial ownership of our common stock. Directors, executive officers and greater than 10% owners are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal 2014, all required reports were filed on a timely basis.

Audit / Finance Committee Report

The Audit / Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of the financial statements of the company, (2) the qualifications, independence and performance of the company’s independent auditor and internal audit department, (3) compliance by the company with legal and regulatory requirements, and (4) the company’s financing strategies and capital structure. The Audit / Finance Committee acts under a written charter, adopted by the Board of Directors, a copy of which is available on our website.

ConAgra Foods’ management is responsible for the company’s financial reporting process and internal controls. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the company’s internal control over financial reporting. The Audit / Finance Committee oversees the company’s financial reporting process and internal controls on behalf of the Board of Directors.

The Audit / Finance Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit / Finance Committee reviews the company’s annual audited financial statements, quarterly financial statements, and other filings with the SEC. The Audit / Finance Committee reviews reports on various matters, including: (1) critical accounting policies of the company; (2) material written communications between the independent auditor and management; (3) the independent auditor’s internal quality-control procedures; (4) significant changes in the company’s selection or application of accounting principles; and (5) the effect of regulatory and accounting initiatives on the financial statements of the company. The Audit / Finance Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting and other advisors to assist the Audit / Finance Committee in its functions.

During the last fiscal year, the Audit / Finance Committee met and held discussions with representatives of ConAgra Foods management, its internal audit staff, and KPMG LLP, independent auditor. Representatives of financial management, the internal audit staff, and the independent auditor have unrestricted access to the Audit / Finance Committee and periodically meet privately with the Audit / Finance Committee. The Audit / Finance Committee reviewed and discussed with ConAgra Foods’ management and KPMG the audited financial statements contained in the company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2014.

The Audit / Finance Committee also discussed with the independent auditor the matters required to be discussed by the auditor with the Audit / Finance Committee under applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee, as well as by SEC regulations. The Audit / Finance Committee also reviewed and discussed with KPMG its independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from ConAgra Foods, including those of the Public Company Accounting Oversight Board. The Audit / Finance Committee also considered whether the provision of non-audit services provided by KPMG to the company during fiscal 2014 was compatible with the auditor’s independence.

Based on these reviews and discussions, and the report of the independent auditor, the Audit / Finance Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2014 for filing with the Securities and Exchange Commission.

ConAgra Foods, Inc. Audit / Finance Committee

Stephen G. Butler, Chair	Thomas K. Brown

Rajive Johri	Richard H. Lenny

Andrew J. Schindler

Voting Item #2: Approval of the ConAgra Foods, Inc. 2014 Stock Plan

General

We are asking stockholders to approve the ConAgra Foods, Inc. 2014 Stock Plan, which we refer to as the 2014 Stock Plan. The Board of Directors, upon recommendation of the HR Committee, approved the 2014 Stock Plan on July 14, 2014, subject to stockholder approval.

The Board approved the 2014 Stock Plan and recommends a vote in favor of its approval because of the critical role that stock incentives play in aligning manager and stockholder interests and advancing the HR Committee’s pay for performance agenda. As discussed above in the “Compensation Discussion and Analysis,” a significant portion of the compensation paid to our named executive officers is in the form of stock-based awards, which we believe helps achieve a pay for performance link between our officers’ compensation interests and our stockholders’ investment interests. The HR Committee (referred to in this Voting Item #2 as the Committee) also approves the issuance of stock-based awards to a broad array of managers throughout the company. Our Board members also receive stock-based awards as a part of their compensation. During fiscal 2014, approximately 1,350 participants were granted awards under our current equity plan. We believe that stock incentives can motivate performance by encouraging managers and directors to make decisions that increase the value of the company, and thus their own wealth. Stock incentives also enable the company to attract and retain the services of a high-caliber management team.

As of July 28, 2014, only 8.1 million shares of common stock remain available for grant under the ConAgra Foods 2009 Stock Plan, which we refer to as the 2009 Plan. We believe this is an insufficient number of shares to fulfill our long-term stock-based compensation goals for the coming years. The 2014 Stock Plan authorizes the issuance of up to 30,000,000 shares of ConAgra Foods common stock (or about 7% of our outstanding common stock as of July 28, 2014), plus certain other shares that may be added back to the 2014 Stock Plan as described further below. Any shares granted after July 28, 2014 under the 2009 Plan will reduce the number of shares available for grant under the 2014 Stock Plan, if it is approved by stockholders.

If the 2014 Stock Plan is approved by our stockholders, it will become effective on the day of the 2014 Annual Meeting. It will replace the 2009 Plan and no further awards will be made under the 2009 Plan. Outstanding awards under the 2009 Plan will continue in effect in accordance with their terms. If the 2014 Stock Plan is not approved by our stockholders, no awards will be made under the 2014 Stock Plan. In addition, our ability to make grants under the 2009 Plan will be limited.

The following summary of the material provisions of the 2014 Stock Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2014 Stock Plan, a copy of which is set forth as Appendix B to this Proxy Statement. In evaluating this Voting Item #2, stockholders should consider all factors set forth under this Voting Item #2.

Why We Believe You Should Vote for Voting Item #2

The 2014 Stock Plan authorizes the Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, and other stock-based awards for the purpose of fostering and promoting our long-term financial success and increasing stockholder value. Some of the key features of the 2014 Stock Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain highly qualified employees and directors. The ability to provide equity-based awards under the 2014 Stock Plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers, other employees, and non-employee directors.

The use of our stock as part of our compensation program fosters a pay for performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates directors and employees to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved stock price performance. Our equity compensation also effectively retains our directors, executives and other employees and promotes a focus on sustained enhancement of stockholder value because our equity compensation awards can be subject to vesting and/or performance criteria.

As of July 28, 2014, only 8.1 million shares of common stock remain available for grant under the 2009 Plan. If the 2014 Stock Plan is not approved, we may be compelled to significantly increase the cash component of our non-employee director and employee compensation, which may not necessarily align director or employee compensation interests with the investment interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investment in our business operations.

Factors We Considered in Determining the Number of Shares for the 2014 Stock Plan

If the 2014 Stock Plan is approved, the aggregate number of shares of common stock that will be reserved and available for issuance pursuant to awards under the 2014 Stock Plan will be 30,000,000, minus one share for every share subject to awards granted after July 28, 2014 under the 2009 Plan, plus shares subject to awards that are cancelled, terminate, lapse, expire, are forfeited, otherwise become unexercisable or are settled for cash (in whole or in part) under the 2014 Stock Plan, the 2009 Plan, the ConAgra Foods Stock 2006 Plan (which we refer to as the 2006 Plan), the ConAgra Foods 2000 Stock Plan (which we refer to as the 2000 Plan) and the ConAgra Foods 1995 Stock Plan (which we refer to as the 1995 Plan), plus certain other shares that may be added back to the 2014 Stock Plan as described further below. We refer to the 1995 Plan, together with the 2000 Plan, the 2006 Plan and the 2009 Plan, as the Predecessor Plans.

In determining the number of shares to request for approval under the 2014 Stock Plan, our management team worked with the Committee and its independent consultant, Frederic W. Cook & Co. (which we refer to as Cook), to evaluate a number of factors, including the potential overhang or dilution associated with the Predecessor Plans and the 2014 Stock Plan, our recent share usage (commonly referred to as “burn rate”) and criteria expected to be utilized by institutional proxy advisor firms in evaluating our proposal for the 2014 Stock Plan.

Overhang and Dilution. The following aggregated information regarding potential overhang and dilution is as of July 28, 2014. As of that date, there were 424,472,505 of our shares of common stock outstanding.

Under the Predecessor Plans:

•	Total shares subject to outstanding awards under the Predecessor Plans: 26,436,097 shares (or about 6% of our outstanding shares). Comprised of:

¡	Outstanding performance shares, assuming that the outstanding awards achieve targeted performance: 1,285,844 shares (or about 0.3% of our outstanding shares)

¡

Outstanding stock options: 20,534,492 shares (or about 5% of our outstanding shares) (our outstanding stock options have a weighted average exercise price of $27.00 and an average remaining term of 5.72 years)

¡	Other unvested “full value” awards: 4,642,698 shares (or about 1% of our outstanding shares). Of the 4,642,698 shares, 2,270,288 are share settled and 2,372,410 are cash settled “full value” awards

¡	Outstanding SARs: None

•	Total shares available for future awards under the Predecessor Plans prior to the 2014 Annual Meeting: 8,078,517 shares, all of which are from the 2009 Plan (or about 2% of our outstanding shares).

The total number of shares subject to outstanding awards under the Predecessor Plans (26,463,097 shares), plus the total number of shares available for future awards under the Predecessor Plans (8,078,517 shares), represents a potential overhang or dilution to our stockholders of approximately 8.0%.

Under the 2014 Stock Plan:  Proposed total shares available for issuance under the 2014 Stock Plan: 30,000,000 shares (or about 7% of our outstanding shares).

Total potential overhang or dilution under Predecessor Plans and proposed 2014 Stock Plan:  The total shares subject to outstanding awards under the Predecessor Plans as of July 28, 2014 (26,463,097 shares, plus the total proposed shares available for issuance under the 2014 Stock Plan (30,000,000 shares), represent a total potential overhang or dilution of 56,463,097 shares (or approximately 12%).

Based on the closing price on the NYSE for our common stock on July 28, 2014 of $30.94 per share, the aggregate market value as of July 28, 2014 of the 30,000,000 shares requested for issuance under the 2014 Stock Plan was about $928 million. In fiscal 2012, fiscal 2013, and fiscal 2014, we granted awards under the 2009 Plan covering 6.4 million shares, 6.3 million shares and 5.7 million shares, respectively, assuming targeted performance achievement for performance-based awards.

Burn Rate.  Burn rate is generally calculated as the number of shares granted over a set period divided by the weighted average number of shares outstanding, and generally demonstrates how quickly a company uses available shares. The following table provides our average three-year burn rate under the 2009 Plan:

	Fiscal Year 2012	Fiscal Year 2013	Fiscal Year 2014

Stock Options Granted	4,108,454	3,891,069	3,632,460

Full Value Shares (RSU and Performance)	2,410,162	974,981	1,157,879

Total Shares Granted	6,518,616	4,866,050	4,790,339

Basic Weighted Average Common Shares Outstanding	412,877,765	410,832,019	421,311,867

Annual Burn Rate	1.58%	1.18%	1.14%

Average Three-Year Burn Rate	1.30%

If the 2014 Stock Plan is approved, we intend to utilize the shares authorized to continue our practice of incentivizing key individuals through annual equity grants. As noted in the “2014 Stock Plan Highlights” section and elsewhere below, our Committee would retain full discretion under the 2014 Stock Plan to determine the number and amount of awards to be granted under the 2014 Stock Plan, subject to the terms of the 2014 Stock Plan, and future benefits that may be received by participants under the 2014 Stock Plan are not determinable at this time.

We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been disciplined and mindful of stockholder interests.

2014 Stock Plan Highlights

No Repricing Without Stockholder Approval.  The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2014 Stock Plan or a “Change of Control” (as defined below)) is prohibited without stockholder approval under the 2014 Stock Plan.

Change of Control Definition.  The 2014 Stock Plan includes a definition of “Change of Control.” Generally, unless otherwise prescribed by the Committee in an award agreement, a Change of Control will be deemed to have occurred if:

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individuals who as of the effective date of the 2014 Stock Plan constituted our Board (which we refer to as the Incumbent Board) cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the 2014 Stock Plan;

•

we consummate a reorganization, merger or consolidation, in each case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the voting power of the resulting entity;

•	there is a liquidation or dissolution of our company; or

•	we sell all or substantially all of our assets.

“Double-trigger” Change of Control Vesting.  Awards granted under the 2009 Stock Plan automatically vest upon a Change of Control, unless expressly provided otherwise in a particular award agreement. That treatment is not specified in the 2014 Stock Plan. The Committee intends to adopt award agreements for stock option and RSU grants under the 2014 Stock Plan that provide for “double-trigger” change in control acceleration treatment (specifically, that vesting or exercisability of awards granted under the 2014 Stock Plan will accelerate in the event of a Change of Control where either (1) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (2) such awards are not assumed, continued or converted into replacement awards in a manner described in the applicable award agreement). If these awards are assumed, continued or converted by a successor in connection with a Change of Control, such awards will not automatically vest and pay out solely as a result of the Change of Control.

Reasonable 2014 Stock Plan Limits.  Subject to adjustment as described in the 2014 Stock Plan, total awards under the 2014 Stock Plan are limited to 30,000,000 shares, minus one share for every share subject to awards granted after July 28, 2014 under the 2009 Plan, plus any shares recycled into the 2014 Stock Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

The 2014 Stock Plan also provides that, subject to adjustment as described in the 2014 Stock Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 30,000,000 shares of common stock;

•	no more than 50% of the shares of common stock available for issuance under the 2014 Stock Plan will be used for awards other than stock options or SARs;

•

no participant will be granted awards under the 2014 Stock Plan in any fiscal year that are subject to more than 10% of the initial aggregate number of shares of common stock available for awards under the 2014 Stock Plan;

•

awards that do not comply with the applicable minimum vesting periods provided for in the 2014 Stock Plan (as further described below) will not result in the issuance or transfer of more than 5% of the maximum number of shares of common stock available under the 2014 Stock Plan; and

•	the maximum number of shares of common stock with respect to which awards may be granted to any one participant who is a non-employee director in any fiscal year under the 2014 Stock Plan is 40,000.

Allowances for Conversion Awards and Assumed Plans.  Common stock issued or transferred under awards granted under the 2014 Stock Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, performance shares or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other 2014 Stock Plan limits described above if certain 2014 Stock Plan requirements are met. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2014 Stock Plan, under circumstances further described in the 2014 Stock Plan, but will not count against the aggregate share limit or other 2014 Stock Plan limits described above.

Plan Reserve Use Limitations.  The 2014 Stock Plan also provides that shares subject to any awards granted under the 2014 Stock Plan or awards granted under the Predecessor Plans that are cancelled, terminate, lapse, expire, are forfeited, otherwise become unexercisable or are settled for cash (in whole or in part), to the extent of such cancellation, termination, lapse, expiration, forfeiture, unexercisability or cash settlement, will again be available under the 2014 Stock Plan. However, the following shares of common stock will not be added back to the aggregate share limit under the 2014 Stock Plan: (1) shares used to pay the exercise price of an outstanding award; (2) shares used to pay withholding taxes related to outstanding stock option or SAR awards under the Predecessor Plans or the 2014 Stock Plan (shares used to pay withholding taxes related to other outstanding awards under the Predecessor Plans after July 28, 2014 or the 2014 Stock Plan will again be available under the 2014 Stock Plan, but such recycling for tax withholding purposes is limited to only a 10-year period if such recycling involves shares that have actually been issued by us); (3) shares not issued or delivered as a result of the net settlement of an outstanding SAR; and (4) shares that are repurchased by us with stock option proceeds.

Minimum Vesting Periods.  A maximum of 5% of the shares of common stock available under the 2014 Stock Plan may be issued as restricted stock, RSUs, performance shares or other stock-based awards having no minimum vesting period. Subject to the foregoing, and except as otherwise provided for by the Committee with respect to the termination of employment, death or disability of a participant or a change of control (as defined in the 2014 Stock Plan) of us, no award (other than a stock option or SAR) (1) that is based on performance goals shall be based on a performance period of less than one year, or (2) that is conditioned on continued employment or the passage of time shall provide for vesting in less than three years from the grant date of the award; provided, however, that partial vesting pursuant to an award agreement may occur during each year of this three-year period.

No Discounted Stock Options or SARs.  The 2014 Stock Plan also provides that, except with respect to converted, assumed or substituted awards or as otherwise described in the 2014 Stock Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

Section 162(m) and Performance Goals

The 2014 Stock Plan enables us to structure certain awards so that they may qualify as “qualified performance-based compensation” under Section 162(m) of the Code. If our equity awards qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then we would generally be able to receive a federal income tax deduction for certain compensation paid to our Chief Executive Officer and the other three most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1 million for any taxable year. While we believe it is in the best interests of us and our stockholders to have the ability to grant “qualified performance-based compensation” under Section 162(m) of the Code, we may decide to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible.

With respect to performance awards, in order to satisfy the “qualified performance-based compensation” exception to the deduction limitation of Section 162(m) of the Code, the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a stockholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the number of shares or value a participant may receive within a certain time period or periods. Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

In particular, the 2014 Stock Plan includes a list of performance measures upon which the Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the 2014 Stock Plan, which measures are as follows:

• Cash flow	• Net Sales

• Free cash flow	• Gross sales

• Operating cash flow	• Sales Volume

• Earnings	• Stock price

• Market share	• Total stockholder return

• Economic value added	• Dividend ratio

• Achievement of annual operating budget	• Price-to-earnings ratio

• Profits	• Expense targets

• Profit contribution margins	• Operating efficiency

• Profit before taxes	• Customer satisfaction metrics

• Profit after taxes	• Working capital targets

• Operating profit	• Achievement of product innovation and/or development targets

• Return on assets	• Measures related to acquisitions or divestitures

• Return on investment	• Formation or dissolution of joint ventures

• Return on equity	• Corporate bond ratings

• Return on invested capital	• debt to equity or leverage ratios

• Financial performance measures determined by the Committee that are sufficiently similar to the foregoing as to be permissible under Section 162(m) of the Code.

When setting the performance goal(s) for an award, the 2014 Stock Plan authorizes the Committee to describe them in terms of objectives that are company-wide and/or objectives that are related to the performance of the individual participant or to one or more subsidiaries, divisions, departments, regions, functions, or other organizational units of ConAgra Foods. In addition, a performance goal may be based on growth, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of ConAgra Foods, and, in the case of earnings-based measures, may be compared to capital, stockholders’ equity, shares outstanding, investments, assets or net assets.

In addition to adding performance measures, the 2014 Stock Plan also contains an individual grant limit for all types of equity awards that can be granted pursuant to the 2014 Stock Plan, as described further above.

We are seeking stockholder approval of the performance measures and individual grant limits under the 2014 Stock Plan, as well as the individuals eligible to receive awards under the 2014 Stock Plan, to have the flexibility to grant performance-based awards under the 2014 Stock Plan that may be fully deductible for federal income tax purposes. If our stockholders approve the 2014 Stock Plan and the material terms for qualified performance-based compensation under the 2014 Stock Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the 2014 Stock Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2019 annual meeting of shareholders (in other words, for five years). If our stockholders do not approve the proposal, we generally will be able to grant awards under the 2014 Stock Plan to our Section 162(m) executive officers, but we may be limited in our ability to make certain performance-based awards.

Summary of the Other Provisions of the 2014 Stock Plan

Below is a summary of the other material features of the 2014 Stock Plan.

Administration and Delegation.  The Committee will administer the 2014 Stock Plan and its determinations will be binding on all participants. The Committee may delegate any or all of its powers to one or more of its members. The Committee may also delegate to any individual officer of the company the authority to designate recipients of awards and the number and type of awards granted, although the officer cannot use this authority to grant awards to Section 16 officers, directors or more than 10% beneficial owners, or to himself or herself. This delegation authority does not permit the grant of an award, other than by two or more “outside directors” under Section 162(m) of the Code, to any officer or other employee who is, or is determined by the Committee to be likely to become, covered by Section 162(m) of the Code as a “covered employee.”

Eligibility.  The 2014 Stock Plan authorizes the Committee to make awards to employees of ConAgra Foods and its subsidiaries, and to non-employee directors of ConAgra Foods and certain qualifying consultants. The number of grantees will vary from year to year. During fiscal 2014, approximately 1,350 participants were granted awards under the 2009 Plan. Based on this, we expect that approximately 1,350 participants will be eligible to receive awards under the 2014 Stock Plan. The number of options and other awards, if any, that an individual will be entitled to receive under the 2014 Stock Plan will be at the discretion of the Committee and therefore cannot be determined in advance.

Authorized Shares.  The maximum number of shares of ConAgra Foods’ common stock, $5.00 par value, that may be issued under the 2014 Stock Plan is 30,000,000, minus one share for every share subject to awards granted after July 28, 2014 under the 2009 Plan, subject to the share recycling provisions discussed above.

Adjustments to Awards.  The 2014 Stock Plan requires that if there is a stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange or other similar corporate transaction or event (as described in the 2014 Stock Plan), appropriate adjustments must be made by the Committee in the number and type of shares available for future issuance under the 2014 Stock Plan and plan share limits and related provisions, and in the number, prices and dollar value (as applicable) for all awards outstanding before the event, subject to certain limitations described in the 2014 Stock Plan. Also, if one of these events or a Change of Control occurs, the Committee must provide in substitution for outstanding awards such alternative consideration (including cash) as it determines in good faith is equitable, subject to certain 2014 Stock Plan limitations, and the Committee may require in connection therewith the surrender of all replaced awards. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event described in this paragraph, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such award.

Except in connection with certain corporate transactions or events described in the paragraph above and other limited circumstances described in the 2014 Stock Plan, to prohibit the repricing of “underwater” stock options and SARs, the exercise price of an outstanding stock option or SAR may not be reduced, and outstanding stock options and SARs may not be cancelled in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs, without stockholder approval.

Dividend Equivalents.  No dividends or dividend equivalents may be paid on stock options or SARs under the 2014 Stock Plan. For restricted stock, RSUs, performance shares and other stock-based awards, the 2014 Stock Plan allows the Committee to provide, at its discretion and at the time of grant, for dividends or dividend equivalents to be paid (or accumulated and paid) to the participant. However, dividend equivalents or other distributions on common stock underlying such awards with restrictions that lapse as a result of the achievement of one or more performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

Stock Options.  The Committee may grant nonqualified options and options qualifying as ISOs. Except with respect to adjustments or converted, assumed or substituted awards as described in the 2014 Stock Plan, the option price of nonqualified stock options and incentive stock options will be not less than the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options will be required to meet certain requirements of the Code and only participants who are employees will be eligible to receive ISOs.

The 2014 Stock Plan allows the Committee to determine the method or methods of payment to be allowed for the exercise of stock options, and to provide for automatic stock option exercises. These methods may include payment in cash, withholding shares otherwise issuable on exercise of the option or by delivering other shares of common stock.

Stock options may not be granted under the 2014 Stock Plan in consideration for a participant’s delivery of ConAgra Foods stock as payment of the exercise price of or taxes due on any other stock option. In other words, no reload options are permitted.

The 2014 Stock Plan requires that the Committee fix the term of each option, but the term may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options can be made exercisable in installments, and the exercisability of options may be accelerated by the Committee, including in the event of death, retirement, disability, termination of employment, or Change of Control. The Committee intends to accelerate the exercisability of options only in special circumstances. Unless provided otherwise in the option agreement, the Committee expects that the exercisability of outstanding options under the 2014 Stock Plan will be accelerated in the event of a Change of Control only where either (1) within a specified period the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (2) such stock options are not assumed, continued or converted into replacement awards in a manner described in the award agreement.

Stock Appreciation Rights.  The 2014 Stock Plan authorizes the Committee to grant SARs, which may be granted in conjunction with an option or separately from any option. Each SAR granted in tandem with an option can be exercised only to the extent that the corresponding option is exercised, and the SAR will terminate upon termination or exercise of the corresponding option. Upon the exercise of a SAR granted in tandem with an option, the corresponding option will terminate. SARs granted separately from options can be granted on the terms and conditions established by the Committee. Except with respect to adjustments or converted, assumed or substituted awards as described in the 2014 Stock Plan, the exercise price of SARs will be not less than the fair market value of the common stock on the date of grant.

SARs may be made exercisable in installments, and the exercisability of SARs may be accelerated by the Committee, including in the event of death, retirement, disability, or Change of Control. The Committee intends to accelerate the exercisability of SARs only in special circumstances. However, the 2014 Stock Plan does not permit the term of a SAR to exceed ten years from the date of grant. The 2014 Stock Plan allows the Committee to determine the method or methods of payment to be allowed for the exercise of a SAR, and to provide for automatic SAR exercises. Unless provided otherwise in the SAR agreement, the Committee expects that the exercisability of outstanding SARs under the 2014 Stock Plan will be accelerated in the event of a Change of Control only where either (1) within a specified period the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (2) such SARs are not assumed, continued or converted into replacement awards in a manner described in the award agreement. Additionally, no reload SARs are permitted.

Restricted Stock.  The 2014 Stock Plan authorizes the Committee to grant awards of restricted stock, with such restrictions on vesting as the Committee may determine. Restrictions can relate to, among other things, continued employment with us, individual performance or to ConAgra Foods’ financial performance.

The Committee has the right to accelerate the vesting of restricted stock awards and to waive any restrictions to vesting, including in the event of death, retirement, disability, or Change of Control, subject to certain potential limitations described in the 2014 Stock Plan. The Committee intends to grant acceleration or waiver of restricted stock restrictions only in special circumstances. Unless provided otherwise in the restricted stock agreement, the Committee expects that the vesting of outstanding restricted stock under the 2014 Stock Plan will be accelerated in the event of a Change of Control only where either (1) within a specified period the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (2) such restricted stock is not assumed, continued or converted into replacement awards in a manner described in the award agreement.

Other Stock-Based Awards.  The 2014 Stock Plan authorizes the Committee to grant awards to participants that are denominated or payable in, valued in whole or in part by reference to, or are otherwise based on the fair market value of ConAgra Foods’ common stock (which we refer to as “other stock-based awards”) on such terms as the Committee may determine. Such awards may include RSUs, which may be settled in ConAgra Foods’ common stock or otherwise, performance share awards which are the subject of one or more performance goals or stock awards. For awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, which we refer to as “qualified performance-based awards,” performance goals must be selected from the criteria described above. Subject to certain potential limitations described in the 2014 Stock Plan, the Committee has the right to accelerate the vesting of other stock-based awards, including in the event of death, retirement, disability, or Change of Control.

Director Awards.  The Board will approve awards, or formulae for awards, to eligible directors, subject to the individual director limit described above.

Tax Withholding.  The Committee may permit a participant to satisfy all withholding tax requirements through the delivery to ConAgra Foods of previously-acquired shares of common stock or by having shares otherwise issuable under the 2014 Stock Plan withheld by ConAgra Foods. Alternatively, participants may satisfy any tax withholding requirements by remitting cash or a check.

Other Information.  Except as permitted by the Committee, awards under the 2014 Stock Plan are not transferable except by will or under the laws of descent and distribution. However, in no event will any award granted under the 2014 Stock Plan be transferred for value. Awards may also be granted subject to certain detrimental activity and recapture provisions as specified in the 2014 Stock Plan or by the Committee.

The Board may terminate the 2014 Stock Plan at any time (subject to certain limitations described in the 2014 Stock Plan), but such termination will not materially and adversely affect any award then outstanding without written participant consent, unless specifically permitted under the 2014 Stock Plan. Unless earlier terminated by action of the Board, awards may be granted under the 2014 Stock Plan until September 18, 2024, but awards granted prior to that date will continue in effect until they expire in accordance with their original terms.

The Board may amend the 2014 Stock Plan as it deems advisable, subject to certain limitations described in the 2014 Stock Plan. Amendments that materially (1) modify the requirements for participation in the 2014 Stock Plan, (2) increase the number of shares of ConAgra Foods common stock subject to issuance under the 2014 Stock Plan, (3) change the minimum exercise price for stock options as provided in the 2014 Stock Plan, or (4) extend the term of the 2014 Stock Plan, must be submitted to stockholders for approval. Further, to the extent not inconsistent with the terms of the 2014 Stock Plan, the Committee may amend the terms of an outstanding award from time to time in a manner that is not materially adverse to the participant without the consent of such participant.

As described in the 2014 Stock Plan, under certain circumstances, the exercise period for stock options and SARs may be extended (but not past the expiration date for such award) until the next “window period” occurs under our securities trading policy. In addition, we are not required to issue any fractional shares under the 2014 Stock Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2014 Stock Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2014 Stock Plan participants, is not intended to be complete and does not address the application of the Medicare contribution tax, nor does it address the application of federal taxes other than income taxes (such as Social Security taxes), state, local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (which we refer to as the Restrictions). However, a recipient may instead elect under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the 2014 Stock Plan, such as time-vested restricted stock and RSUs, cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2014 Stock Plan because the grant and actual payout of awards under the 2014 Stock Plan are subject to the discretion of the plan administrator.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2014 Stock Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable regarding approval of the 2014 Stock Plan by our stockholders.

The Board of Directors recommends a vote “FOR” Voting Item #2.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that may be issued upon the exercise of options, warrants, and rights under existing equity compensation plans as of our most recent fiscal year-end, May 25, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	23,650,574	$26.15	12,017,987
Equity compensation plans not approved by security holders	—	—	—
Total	23,650,574	$26.15	12,017,987

(1)	Column (a) includes 1,242,326 shares that could be issued under performance shares outstanding at May 25, 2014. The performance shares are earned and common stock issued if pre-set financial objectives are met. Actual shares issued may be equal to, less than, or greater than the number of outstanding performance shares included in column (a), depending on actual performance. Column (b) does not take these awards into account because they do not have an exercise price. The number of shares reflected in column (a) with respect to these performance shares assumes the vesting criteria will be achieved at target levels. Column (b) also excludes 3,030,303 restricted stock units and 760,775 deferral interests in deferred compensation plans that are included in column (a) but do not have an exercise price. The units vest and are payable in common stock after expiration of the time periods set forth in the related agreements. The interests in the deferred compensation plans are settled in common stock on the schedules selected by the participants.

Voting Item #3: Approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan

General

We are asking stockholders to approve the ConAgra Foods, Inc. 2014 Executive Incentive Plan, which we refer to as the 2014 EIP. The Board of Directors, upon recommendation of the HR Committee, approved the 2014 EIP on July 14, 2014, subject to stockholder approval. If approved by our stockholders, the 2014 EIP will continue as our incentive plan available to certain of our employees, including our named executive officers.

The 2014 EIP is necessary for us to potentially preserve the tax deductibility of incentive awards paid to eligible officers under Section 162(m) of the Code. Our principal reason for submitting the 2014 EIP to stockholders for approval is to enable us to potentially structure certain awards under the 2014 EIP so that they may qualify as “qualified performance-based compensation” under Section 162(m) of the Code. If incentive awards under the 2014 EIP qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code, then we may be able to receive a federal income tax deduction for certain compensation paid to our Chief Executive Officer and the other three most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1 million for any taxable year. While we believe it is in our and our stockholders’ best interests to have the ability to grant qualified performance-based compensation under Section 162(m) of the Code, we may decide to grant compensation that will not qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible.

The HR Committee (referred to in this Voting Item #3 as the Committee), has developed an executive compensation program that determines a significant level of compensation based on the achievement of performance goals. With respect to incentive awards, in order to satisfy the qualified performance-based compensation exception to the deduction limitation of Section 162(m) of the Code, the payout of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a stockholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the maximum awards that a participant may receive within a certain time period or periods.

We are seeking stockholder approval of the performance measures and individual grant limit under the 2014 EIP, as well as the individuals eligible to receive awards under the 2014 EIP, to have the flexibility to grant performance-based awards under the 2014 EIP that may be fully deductible for federal income tax purposes. If our stockholders approve the 2014 EIP and the material terms for qualified performance-based compensation under the 2014 EIP on or before June 30, 2015, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the 2014 EIP to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2019 annual meeting of stockholders (in other words, for five years). If stockholders do not approve the 2014 EIP on or before June 30, 2015, the 2014 EIP will be terminated and the Committee will need to reevaluate the compensation of employees who are eligible for the 2014 EIP. In addition, this would adversely affect ConAgra Foods’ ability to deduct certain compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer.

Below is a summary of the material features of the 2014 EIP. The summary is qualified in its entirety by reference to the complete text of the 2014 EIP set forth in Appendix C to this Proxy Statement. In evaluating this Voting Item #3, stockholders should consider all factors set forth under this Voting Item #3.

Summary Description of the 2014 EIP

Eligibility.  Our officers (as defined under Section 16 of the Exchange Act), and senior officers and other employees performing similar duties for ConAgra Foods, are eligible to receive awards under the 2014 EIP. The Committee will select the specific officers and employees who will participate in the 2014 EIP each performance period. Accordingly, no employee is guaranteed to be eligible to participate for any performance period and an employee who is selected by the Committee for participation in one performance period may be excluded from participation in any subsequent performance period.

The approximate number of participants in the ConAgra Foods Executive Incentive Plan (Amended and Restated – 2009) for fiscal 2014 was ten. We expect approximately the same number of participants will be annually eligible to participate in the 2014 EIP.

The number of awards that an individual will be entitled to receive under the 2014 EIP will be at the discretion of the Committee and therefore cannot be determined in advance.

Performance Goals.  As described further under the heading “Compensation Discussion and Analysis,” the Committee has developed an executive compensation program that determines a significant level of compensation based on the achievement of performance goals. The Committee may grant awards under the 2014 EIP that are either intended to constitute qualified performance-based compensation or are not intended to constitute qualified performance-based compensation. Awards that are intended to constitute qualified performance-based compensation will be subject to one or more of the specific business criteria listed below:

• Cash flow	• Net sales

• Free cash flow	• Gross sales

• Operating cash flow	• Sales volume

• Earnings	• Stock price

• Market share	• Total stockholder return

• Economic value added	• Dividend ratio

• Achievement of annual operating budget	• Price-to-earnings ratio

• Profits	• Expense targets

• Profit contribution margins	• Operating efficiency

• Profits before taxes	• Customer satisfaction metrics

• Profits after taxes	• Working capital targets

• Operating profit	• Achievement of certain target levels of innovation and/or development of products

• Return on assets	• Measures related to acquisitions or divestitures

• Return on investment	• Formation or dissolution of joint ventures

• Return on equity	• Corporate bond ratings by credit agencies

• Return on invested capital	• Debt to equity or leverage ratios

• Financial performance measures determined by the Committee that are sufficiently similar to the foregoing as to be permissible under Section 162(m) of the Code.

The 2014 EIP provides that, for each award under the 2014 EIP, the Committee will establish:

•

the business criteria upon which awards will be based, as well as the related performance goals, which may vary by participant or by groups of participants. When setting the performance goal(s) for an award, the 2014 EIP authorizes the Committee to describe them in terms of objectives that are company-wide and/or related to individual performance or the performance of one or more subsidiaries, divisions, departments, regions, functions, or other organizational units of ConAgra Foods. In addition, a performance goal may be based on growth, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of ConAgra Foods, and, in the case of earnings-based measures, may be compared to capital, stockholders’ equity, shares outstanding, investments, assets or net assets;

•	the performance period over which performance is to be determined, which may be a fiscal year or a period that is shorter or longer than a fiscal year; and

•

the maximum compensation that may be paid in connection with the award upon the achievement of a specified performance goal during the performance period. Subject to the maximum compensation specified, the Committee may provide a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

With respect to an award intended to constitute qualified performance-based compensation, the foregoing terms will be established within 90 days after commencement of the performance period for the award (or, if shorter, the period required under Section 162(m) of the Code).

Determining Achievement of Performance Goals.  Awards that are intended to constitute qualified performance-based compensation may be paid only after certification by the Committee that the specified performance goal(s) established under the 2014 EIP was or were achieved. In general, in determining whether any performance goal(s) has or have been satisfied with respect to an award that is intended to constitute qualified performance-based compensation, the Committee may exclude (1) any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and (2) any other unusual or nonrecurring items or events, including but not limited to: (a) charges, costs or benefits or gains associated with: restructurings of ConAgra Foods; litigation or claim adjudication, judgments or settlements; mergers, acquisitions, or divestitures; and material changes in business, operations, corporate or capital structure; (b) foreign exchange or hedge-related gains and losses; (c) asset write-downs; (d) discontinued operations; and (e) the cumulative effects of accounting changes. However, in the case of awards that are intended to constitute qualified performance-based compensation, these exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance goals are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance goal has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines that they may apply without adversely affecting the award’s status as qualified performance-based compensation.

To the extent that a performance goal is based on an increase in the price of our common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of ConAgra Foods, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee will make or provide for such adjustments in the performance goals as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants. In the case of an award that is intended to constitute qualified performance-based compensation, the adjustment described in the previous sentence will only apply to the extent the Committee determines it will not adversely affect the award’s status as qualified performance-based compensation.

Negative Discretion.  Notwithstanding the attainment of the specified performance goal(s), the Committee has the sole discretion, for each participant, to reduce some or all of an award that would otherwise be paid.

Payment of Awards.  Awards will be payable following the completion of each performance period (unless deferred consistent with Section 409A of the Code). The shares underlying equity-based awards, including stock awards and options, will be issued out of the ConAgra Foods EIP and Stock Plan in existence at the time of payment.

Award Limitations.  Any provision of the 2104 EIP notwithstanding, in no event may any participant earn an aggregate award in any fiscal year in excess of $20,000,000 (such maximum award amount to be proportionately adjusted for performance periods that are shorter or longer than a 12-month fiscal year), with multiple incentive opportunities considered in the aggregate in the case where multiple overlapping performance periods are in effect.

Special Rules.  The Committee may establish rules and procedures for situations where a participant’s employment or eligibility begins after the start of a performance period, or ends before payment of an award, to the extent they are consistent with the following:

•

For newly hired participants, the Committee may permit participation in the ongoing performance period, but qualified performance-based awards may be granted only if the performance goals are not established later than permitted under Section 162(m) of the Code;

•

For newly eligible participants (due to promotion, transfer or a change in position), the Committee may permit participation, but the promotion or job change cannot increase the amount payable under the qualified performance-based award or cause the performance goals for the qualified performance-based award to be established later than permitted under Section 162(m) of the Code; and

•

For terminated employees, the terms of the award or the rules established by the Committee shall apply to determine whether such award is forfeited or paid in whole or in part, but no qualified performance-based award may be paid in whole or in part prior to or without regard to proper performance goal attainment certification.

Withholding Taxes.  Awards payable under the 2014 EIP may be subject to the payment of applicable federal, state, local or foreign taxes required by law to be withheld.

Amendments.  The Committee may at any time terminate or from time to time amend the 2014 EIP in whole or in part. However, no such action may adversely affect any rights or obligations with respect to any awards previously made under the 2014 EIP, except with the consent of the eligible officer to whom the award was granted, or to the minimum extent necessary to comply with applicable law. In addition, if an amendment to the 2014 EIP:

•	would modify the requirements for participation in the 2014 EIP;

•	would increase the maximum amount that may be paid to a participant under the 2014 EIP;

•	would change the performance measures permissible under the 2014 EIP for payment of awards; or

•	must otherwise be approved by our stockholders in order to comply with applicable law;

then such amendment will be subject to stockholder approval and will not be effective until such approval has been obtained.

Administration of the 2014 EIP.  The 2014 EIP will be administered by the Committee, which is composed entirely of directors who each meet the criteria of “outside director” under Section 162(m) of the Code, “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act) and “independent director” under the listing standards of the NYSE. The Committee will have the full power and authority to administer and interpret the 2014 EIP (which includes, among other things, selecting participants, approving pre-

established objective performance goals for awards, and certifying the level to which each performance goal was attained prior to any payment under the 2014 EIP), and to adopt such rules, regulations and guidelines for the administration of the 2014 EIP and for the conduct of its business that it deems necessary or advisable. The 2014 EIP also permits the Committee to delegate its responsibilities under the 2014 EIP to individuals, including members of management, appointed by the Committee, provided that the Committee may not delegate with respect to an award that is intended to constitute qualified performance-based compensation if doing so would cause such award to fail to qualify under Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine the specific awards that may be awarded in the future under the 2014 EIP because the grant and actual payout of awards under the 2014 EIP are subject to the discretion of the plan administrator.

The Board of Directors recommends a vote “FOR” Voting Item #3.

Voting Item #4: Ratification of the Appointment of Independent Auditor for Fiscal 2015

The Audit / Finance Committee has appointed KPMG LLP, an independent registered public accounting firm, as our independent auditor for fiscal 2015 to conduct the audit of our financial statements. KPMG LLP has conducted the audits of our financial statements since fiscal 2006. The Audit / Finance Committee and the Board of Directors request that the stockholders ratify this appointment.

Representatives from KPMG are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement and will be available to respond to appropriate questions. In the event the stockholders do not ratify the appointment, the Audit / Finance Committee will reconsider the appointment. Even if the appointed auditor is ratified, the Audit / Finance Committee may appoint a different independent auditor at any time if, in its discretion, it determines that such a change would be in the company’s and its stockholders’ best interests.

Fees billed by KPMG for services provided for fiscal years 2014 and 2013 were as follows:

	Fiscal 2014	Fiscal 2013

Audit Fees	$7,026,000	$7,423,000
Audit-Related Fees	227,000	83,000
Tax Fees	207,000	217,000
All Other Fees	6,000	6,000

Total Fees	$7,466,000	$7,729,000

•

Audit Fees consist of the audits of our fiscal years 2014 and 2013 annual financial statements and the review of our quarterly financial statements during fiscal years 2014 and 2013. Amount for fiscal year 2014 includes audit fees related to an audit of ConAgra Mills in connection with the formation of Ardent Mills. Amount for fiscal year 2013 includes audit fees related to the acquisition of Ralcorp Holdings and related financings.

•	Audit-Related Fees in fiscal years 2014 and 2013 consisted of acquisition due diligence and other attestation services.

•	Tax Fees in fiscal years 2014 and 2013 consisted of tax consultation and tax compliance services.

•	All Other Fees in fiscal year 2014 and 2013 consisted of a license for accounting research software.

The Audit / Finance Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit / Finance Committee will periodically grant general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit / Finance Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit / Finance Committee. In periods between Audit / Finance Committee meetings, the Chairman of the Audit / Finance Committee has the delegated authority from the Committee to pre-approve additional services, and his pre-approvals are then communicated to the full Audit / Finance Committee at its next meeting.

The Audit / Finance Committee approved 100% of the services performed by KPMG relating to audit fees, audit-related fees, tax fees and all other fees during fiscal years 2014 and 2013.

The Board of Directors recommends a vote “FOR” the Ratification of the Appointment of KPMG LLP as Independent Auditor for Fiscal 2015.

Voting Item #5: Advisory Approval of Named Executive Officer Compensation

Consistent with our stockholders’ preference as indicated at our 2011 Annual Meeting, our stockholders are given an opportunity to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers on an annual basis. The 2014 vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers as we have described it in the “Compensation Discussion and Analysis” and tabular sections of this Proxy Statement, beginning on page 15. Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders. At the 2013 Annual Meeting, our stockholders approved the compensation of our named executive officers, with over 89% of shares cast voting in favor of approving such compensation, following an over 89% approval in 2012 and an almost 87% approval in 2011.

Our Compensation Discussion and Analysis, which begins on page 15 of this Proxy Statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•

Consistent with our pay-for-performance philosophy, more than 78% of our named executive officers’ target fiscal 2014 compensation, other than our Chief Executive Officer, was tied to company performance. For our Chief Executive Officer, targeted incentive compensation for fiscal 2014 was 87% of his total compensation opportunity. With disappointing fiscal 2014 results, our named executive officers received annual incentives at only 25% of target and their long-term incentives were reduced.

•	Multiple performance metrics are utilized in our plans and programs to discourage excessive risk-taking by removing the incentive to focus on a single performance goal to the detriment of others.

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success.

•	Our existing stock plan, as well as our proposed 2014 Stock Plan, prohibits re-pricing of stock options without stockholder approval.

•

Our clawback policy allows recovery of certain incentive compensation payments from executives in the event of a material restatement of our financial statements resulting from the fraudulent, dishonest or reckless actions of the executive.

•

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create sustainable, profitable growth for our stockholders.

While this vote is advisory and not binding on our company, the Board and its HR Committee value the opinions of our stockholders and expect to consider the outcome of the vote, along with other relevant factors, when considering named executive officer compensation decisions in the future. We expect to hold our next advisory vote at our 2015 Annual Meeting.

We are asking our stockholders to once again indicate their support for the compensation of our named executive officers as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is hereby APPROVED.”

The Board of Directors recommends a vote “FOR” the Resolution Approving the Compensation of our Named

Executive Officers.

Voting Item #6: Stockholder Proposal Regarding Bylaw Change to Vote-Counting

Investor Voice, 10033 – 12th Ave NW, Seattle, WA 98177 is the representative of Nancy L. Stokley, the Proponent for this proposal. Ms. Stokley beneficially owns 127 shares of Common Stock of the company and has given notice that her representative intends to present for action at the meeting the following proposal:

“RESOLVED, Shareholders of ConAgra Foods, Inc. (“ConAgra” or “Company”) hereby request the Board of Directors to take or initiate the steps necessary to amend the Company’s governing documents to provide that all matters presented to shareholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.”

Supporting Statement:

Vote Calculation Methodologies a report prepared for CalPERS by GMI Ratings, studied companies in the S&P 500 and Russell 1000, and found that 48% employ the simple majority vote-counting standard requested by this Proposal. See http://www.calpers-governance.org/docs-sof/proxyvoting/calpers-russell-1000-vote-calculation-methodology-final-v2.pdf

Cardinal Health, Inc. an Ohio corporation and the 19th largest company in America, adopted and implemented this Proposal. Plum Creek Timber Company, Inc., a Delaware corporation and the largest private landowner in the nation, adopted and implemented this Proposal.

ConAgra is regulated by the Securities and Exchange Commission (“SEC”). An SEC Rule dictates a specific vote-counting formula for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula – which for the purpose of this proposal will be called the “Simple Majority Vote” - is the votes cast FOR, divided by two categories of vote, the:

•	FOR, plus

•	AGAINST votes.

ConAgra does not uniformly follow the Simple Majority Vote. Its proxy states (for shareholder-sponsored proposals) that abstentions “will have the same effect as a vote against the matter.”

This means that results are determined by the votes cast FOR a proposal, divided by not two, but three different categories of vote:

•	FOR votes,

•	AGAINST votes, plus

•	ABSTAIN votes.

We note, for Management-sponsored Proposal 1 (in uncontested director elections), that ConAgra embraces the Simple Majority Vote and excludes abstentions, saying they “will not affect the outcome.”

However, the Company then applies a more restrictive vote-counting formula to all shareholder-sponsored items and other management-sponsored ones, using a formula that includes abstentions.

The outcome is that these practices advantage management’s uncontested slate of director nominees by boosting the appearance of support on Management-sponsored Proposal 1, relative to other items, while they depress the calculated level of support for all other items – including every shareholder-sponsored proposal – by subjecting them to a higher threshold.

As well, in regard to shareholder-sponsored items, abstaining voters have not followed the Board’s recommendation to cast their vote AGAINST. Despite this, ConAgra counts all abstentions as if every abstaining voter, without exception, has chosen to follow the Board’s recommendation to vote AGAINST.

In our view ConAgra’s use of these two different vote-counting formulas is internally inconsistent, is confusing, does not fully honor voter intent, and harms shareholder best-interest.

Therefore, please vote FOR this widely accepted and common-sense governance Proposal that calls for a fair and consistent Simple Majority Vote across-the-board (while allowing flexibility for different thresholds where required).

Board’s Statement in Opposition to this Proposal

Our corporate governance policies and practices are designed to ensure that the company is governed in accordance with the highest standards of integrity and in the best interests of its stockholders. We consider every proposed governance change carefully, taking into account company-specific facts and circumstances, together with stockholder input. We also consider the possible interaction among governance features, including recently implemented or proposed corporate governance changes, in order to avoid unintended consequences to the company and our stockholders.

In recent years, we have taken several steps to change our corporate governance policies as corporate governance standards have evolved. These actions include, but are not limited to: declassifying our Board of Directors; removing supermajority voting requirements in our Certificate of Incorporation; and implementing a majority voting standard in uncontested director elections, along with a resignation policy for incumbent directors who do not receive a majority vote.

Under our current bylaws, stockholder voting matters other than director elections are decided by a majority vote of all shares represented in person or by proxy at a meeting at which a quorum is present, unless a higher standard is required by law. This voting standard is consistent with the default voting standard established by the General Corporation Law of the State of Delaware, where we are incorporated. The General Corporation Law of the State of Delaware also allows, in all matters other than the election of directors and certain other fundamental matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter to decide the matter. For matters that require a majority vote of all shares represented in person or by proxy at a meeting, abstentions, because they are not voted “for” a matter, have the practical effect of a vote against the matter under both our current bylaws and the default voting standard established by Delaware law.

We believe that our current majority voting standard is consistent with current corporate governance best practices and helps to protect against actions by short-term or private interest-driven stockholders who may, at times, pursue narrow agendas irrespective of the greater corporate good. The purpose of our majority voting standard is not to preclude change, but rather to ensure that fundamental changes to our corporate governance procedures occur only when there is a broad consensus of stockholders.

We believe that the current stockholder voting standard contained in our bylaws is consistent with applicable state law and corporate governance best practices and that the adoption of the proposed stockholder resolution is unnecessary because it would not result in any additional benefit to our stockholders.

We have also reviewed voting matters that have been presented to our stockholders over the past eight years and note that in no circumstance would application of the proposed voting standard have impacted the outcome of the vote.

For these reasons, the Board of Directors unanimously recommends a vote AGAINST Proposal #6.

Proxies given without instructions will be voted “AGAINST” this stockholder proposal.

Additional Information

Information About the 2014 Annual Meeting

Revoking a Proxy

You can revoke your proxy before your shares are voted if you (1) are the record owner of your shares and submit a written revocation to our Corporate Secretary at or before the meeting (mail to: ConAgra Foods, Inc., Attn: Corporate Secretary, One ConAgra Drive, Omaha, Nebraska 68102), (2) submit a timely later-dated proxy (or voting instruction card if you hold shares through a broker, bank or nominee), or (3) provide timely subsequent Internet or telephone voting instructions. You may also attend the meeting in person and vote in person, subject to the legal proxy requirement noted on page 1 for street name owners.

For Participants in the ConAgra Foods Retirement Income Savings Plan or ConAgra Foods Employee Stock Purchase Plan

If you hold shares in the ConAgra Foods Retirement Income Savings Plan or ConAgra Foods Employee Stock Purchase Plan, your voting instruction card covers the shares credited to your respective plan account. The plan’s respective trustee must receive your voting instructions by 11:59 p.m. Eastern Time on Tuesday, September 16, 2014. If the respective plan trustee does not receive your instructions by that date, the respective trustee will vote the shares held by the ConAgra Foods Retirement Income Savings Plan or ConAgra Foods Stock Purchase Plan, as applicable, in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.

Proxy Solicitation

We have engaged Innisfree M&A Incorporated as our proxy solicitor for the annual meeting at an estimated cost of approximately $9,000 plus disbursements. Our directors, officers and other employees may also solicit proxies in the ordinary course of their employment. ConAgra Foods will bear the cost of the solicitation, including the cost of reimbursing brokerage houses and other custodians for their expenses in sending proxy materials to you.

Quorum

A majority of the shares of common stock outstanding on the record date must be present in person or by proxy at the meeting to constitute a quorum. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved. The inspectors will also treat proxies held in “street name” by brokers where the broker indicates that it does not have authority to vote on one or more of the proposals coming before the meeting (“broker non-votes”) as “present” for purposes of determining whether a quorum has been achieved.

Vote Requirements and Manner of Voting Proxies

If a quorum is present:

•

We will hold an election of directors. Each outstanding share is entitled to cast one vote for each director position. A director will be elected if he or she receives the affirmative vote of a majority of the votes cast in the election. An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the “Corporate Governance” section of this Proxy Statement. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors.

•

We will vote on ratification of the appointment of the independent auditor for fiscal 2015. The appointment of the independent auditor for fiscal 2015 will be ratified if approved by a majority of the shares present and entitled to vote on the matter. Abstentions will be counted; they will have the same effect as a vote against the matter. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to the matter.

•

We will vote on the approval, on a non-binding advisory basis, of our named executive officers’ compensation. The non-binding advisory resolution to approve the compensation of the company’s named executive officers, as described in the “Compensation Discussion and Analysis” and tabular compensation disclosure in this Proxy Statement will be considered adopted if approved by a majority of the shares present and entitled to vote on the matter. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded and therefore will not affect the outcome of the votes on this matter.

•

We will vote on the approval of the ConAgra Foods 2014 Stock Plan. Approval of the Stock Plan requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

•

We will vote on the approval of the ConAgra Foods 2014 Executive Incentive Plan. Approval of the Executive Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

•

We will vote on one stockholder proposal, if properly brought before the meeting. The stockholder proposal will be approved if the proposal receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded and therefore will not affect the outcome of the votes on this matter.

The shares represented by all valid proxies received by Internet, by telephone or by mail and not properly revoked will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: “For” the election of all of the nominees for director named in this Proxy Statement; “For” the ratification of the appointment of our independent auditor for fiscal 2015; “For” the resolution to approve the compensation of the company’s named executive officers; “For” the approval of ConAgra Foods, Inc. 2014 Stock Plan, “For” the approval of ConAgra Foods, Inc. 2014 Executive Incentive Plan; and “Against” the stockholder proposal. If any matter not described above is properly presented at the meeting, the proxy gives authority to the persons named on the Proxy Card to vote as recommended by the Board of Directors on such other matters.

Attendance at the Meeting

Admission to the meeting will be by ticket or confirming bank/brokerage statement only, and those attending the meeting must bring some form of government-issued photo identification.

•	If your ConAgra Foods shares are registered in your name, the top half of your Proxy Card or the Notice of Internet Availability of Proxy Materials is your admission ticket.

•	If your ConAgra Foods shares are registered in your name and you received your proxy materials electronically, your admission ticket is a print-out of the e-mail that links you to the materials.

•

If your ConAgra Foods shares are held in street name (through a bank or brokerage account), bring a recent bank or brokerage statement to the meeting showing that you owned ConAgra Foods common stock on July 28, 2014.

Multiple Stockholders Sharing an Address

We are allowed to deliver a single Annual Report and Proxy Statement to a household at which two or more stockholders reside when we believe those stockholders are members of the same family. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. You will continue to receive individual proxy cards for each registered account. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-800-542-1061, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days after it receives your request, following which you will begin receiving an individual copy of the material for each registered account. You can also contact Broadridge at the phone number or address above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Stockholder Proposals to be Included in our 2015 Proxy Statement

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on April 10, 2015. Address proposals to the Corporate Secretary, ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102.

Other Stockholder Proposals to be Presented at our 2015 Annual Meeting

Our bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2015 Annual Meeting be received at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the 2014 Annual Meeting. If the date of the 2014 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the notice must be received not later than the 90th day prior to the meeting day or the tenth day following public announcement of the meeting date. Our bylaws also specify the information that must accompany notice. Our Proxy Card for the 2015 annual meeting will give discretionary authority with respect to all stockholder proposals properly brought before the 2015 Annual Meeting that are not included in the 2015 Annual Meeting Proxy Statement. Address proposals to the Corporate Secretary, ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102.

***

Appendix A

Regulation G Disclosure

Below is a reconciliation of FY13 and FY12 diluted earnings per share from continuing operations, adjusted for items impacting comparability. Amounts may be impacted by rounding.

FY13 Diluted EPS from Continuing Operations

Total FY13
Diluted EPS from continuing operations	$1.85
Items impacting comparability:
Acquisition expenses, including restructuring, and integration costs	0.26
Expense related to restructuring charges	0.05
Net expense related to acquisition-related tax expense	0.04
Net expense related to impairment charges for assets within Commercial Foods	0.02
Net expense related to year-end remeasurement of pensions and early retirement of debt	0.02
Net expense (benefit) related to unallocated mark-to-market impact of derivatives	(0.07)
Net expense related to historical legal, insurance, and environmental matters	-
Benefit related to acquisition of majority interest in Agro Tech Foods, Ltd.	-
Rounding	(0.01)

Diluted EPS adjusted for items impacting comparability	$2.16

Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the company’s diluted earnings per share as calculated in accordance with GAAP.

A-1

Appendix B

FORM OF CONAGRA FOODS, INC. 2014 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1        Name.  The name of the plan shall be the ConAgra Foods, Inc. 2014 Stock Plan (the “Plan”).

1.2        Purpose of Plan.  The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company. If approved by ConAgra Foods, Inc.’s stockholders, the Plan shall replace the 2009 Plan, and no further awards shall be made under the 2009 Plan.

SECTION 2

DEFINITIONS

2.1        Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	“1995 Plan” means the ConAgra Foods 1995 Stock Plan.

(b)	“2000 Plan” means the ConAgra Foods 2000 Stock Plan.

(c)	“2006 Plan” means the ConAgra Foods 2006 Stock Plan.

(d)	“2009 Plan” means the ConAgra Foods 2009 Stock Plan.

(e)

“Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular section of the Act shall include all successor sections and shall also be deemed to include all related regulations, rules and interpretations.

(f)

“Agreement” means the agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of one or more Awards granted to a Participant under the Plan. An Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(g)

“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share or Other Stock-Based Award granted under the Plan, including Awards combining two or more types of the foregoing Awards in a single grant.

(h)	“Board” means the Board of Directors of ConAgra Foods, Inc.

(i)	“Change of Control” has the meaning set forth in Section 11.5.

(j)

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include all successor sections and shall also be deemed to include all related regulations, rules and interpretations.

(k)

“Committee” means the Human Resources Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.

(l)	“Company” means ConAgra Foods, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

(m)	“Eligible Director” means a person who is serving as a member of the Board and who is not an Employee.

(n)	“Employee” means any employee of the Company.

(o)	“Executive Incentive Plan” means the ConAgra Foods Executive Incentive Plan, as in effect from time to time, or any successor plan.

(p)

“Fair Market Value” means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are principally traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value means the closing price on the immediately preceding date on which Stock transactions were so reported. The Committee is authorized to adopt another Fair Market Value pricing method, provided such method is stated in the Agreement, and is in compliance with the fair market value pricing rules set forth in Code Section 409A.

(q)	“Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Code Section 422 or any successor provision.

(r)	“Incumbent Board” has the meaning set forth in Section 11.5(a).

(s)

“Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option or (ii) a Nonqualified Stock Option.

(t)

“Other Stock-Based Award” means an award of a share of Stock or a unit of Stock to a Participant that is denominated or payable in, valued in whole or in part by reference to, or is otherwise based on the Fair Market Value of, a share of Stock, in each case subject to such terms and conditions as the Committee may determine.

(u)

“Participant” means any Employee, Eligible Director, or consultant (provided that such person satisfies the Form S-8 definition of an “employee”) designated by the Committee to participate in the Plan.

(v)

“Performance Share” means an award for which the grant, issuance, retention, vesting and/or settlement is subject to the satisfaction of one or more of the performance criteria established by the Committee or under the Executive Incentive Plan, if applicable.

(w)	“Plan” means this ConAgra Foods, Inc. 2014 Stock Plan, as in effect from time to time.

(x)	“Predecessor Plans” means collectively, the 2009 Plan, the 2006 Plan, the 2000 Plan, and the 1995 Plan.

(y)

“Qualified Performance-Based Award” means an Award (or a specified portion of an Award) to a Participant that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(z)	“Restricted Stock” means a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(aa)

“Restricted Stock Unit” means the right to receive or vest with respect to one or more shares of Stock (or as otherwise determined by the Committee), subject to such terms and conditions as the Committee may establish.

(bb)	“Stock” means the Common Stock of ConAgra Foods, Inc., par value $5.00 per share.

(cc)

“Stock Appreciation Right” or “SAR” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, or a combination of the foregoing, as determined by the Committee, equal to the excess of (i) the aggregate Fair Market Value, as of the date such SAR is exercised, of the number shares of Stock covered by the SAR being exercised over (ii) the aggregate exercise price of such SAR.

(dd)

“Subsidiary” means any corporation, partnership, joint venture or other entity in which ConAgra Foods, Inc. owns, directly or indirectly, 25% or more of the voting power or of the capital interest or profits interest (within the meaning of Code Section 414(c)) of such entity.

(ee)

“Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board in the case of ConAgra Foods, Inc., or members of the board of directors or similar body in the case of another entity.

2.2        Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Participants selected by (1) the Committee, or (2) a designee to whom such authority has been delegated by the Committee pursuant to Section 4.4.

SECTION 4

POWERS OF THE COMMITTEE

4.1        Committee Members.  Subject to Section 4.4, the Plan shall be administered by the Committee comprised of no fewer than two members of the Board. Each Committee member shall satisfy the requirements for (a) an “independent director” for purposes of the Company’s Corporate Governance Principles, (b) an “independent director” under any rules and regulations of the stock exchange or other recognized market or quotation system on which the Stock is principally traded or quoted at the relevant time, (c) a “non-employee director” for purposes of Rule 16b-3 under the Act, and (d) an “outside director” under Code Section 162(m). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan (with such recusals as may be appropriate) that would otherwise be the responsibility of the Committee.

4.2        Power to Grant.  The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, the number of shares of Stock subject to each Award, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.3         Administration.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

4.4        Delegation by Committee.  To the full extent permitted by law and the rules of any exchange on which the shares of Stock are traded, the Committee may, at any time and from time to time: (a) delegate to one or more of its members any or all of its responsibilities and powers, including all responsibilities and authority described under Sections 4.2 and 4.3; (b) delegate to any individual officer of the Company the authority to designate recipients of Awards and the number and type of Awards granted (although such officer cannot use this authority to grant awards to an employee who is an officer, Eligible Director, or more than 10% beneficial owner of any class of ConAgra Foods, Inc.’s equity securities that is registered pursuant to Section 12 of the Act, as determined by the Committee in accordance with Section 16 of the Act, or himself or herself); and (c) grant authority to Employees or designate Employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan. Nothing in this Section 4.4, however, shall permit the grant of an Award, other than by two or more “outside directors,” to any officer or other Employee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

4.5        International Participants.  Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Participants (if any) employed by the Company outside the United States are eligible to participate in the Plan, (b) modify the terms and conditions of any Awards made to such Participants, and (c) establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

SECTION 5

STOCK SUBJECT TO PLAN

5.1        Number.  Subject to the provisions of Sections 5.4 and 5.5, the number of shares of Stock subject to Awards under the Plan may not exceed (a) 30,000,000 shares of Stock (less one share of Stock for every share of Stock subject to awards granted after July 28, 2014 under the 2009 Plan, provided that no awards may be granted under the 2009 Plan after the effective date of the Plan), plus (b) any shares of Stock subject to an outstanding award under the Predecessor Plans that for any reason after July 28, 2014 is cancelled, terminates, lapses, expires, is forfeited, becomes unexercisable for any other reason or is settled for cash (in whole or in part) to the extent of such cancellation, termination, lapse, expiration, forfeiture, unexercisability or cash settlement; provided, however, that the following shares of Stock subject to an award under the Predecessor Plans may not again be made available for issuance of Awards under the Plan: (x) shares used to pay the exercise price of an outstanding award, (y) shares used to pay withholding taxes related to an outstanding stock option or SAR award, or (z) shares not issued or delivered as a result of the net settlement of an outstanding SAR; provided, further, however, that in the event withholding tax liabilities arising from an outstanding award under the Predecessor Plans other than a stock option or SAR are satisfied after July 28, 2014 by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall again be available for Awards under the Plan; provided, however, that such recycling of shares for tax withholding purposes is limited to 10 years from the date of stockholder approval of the Plan if such recycling involves shares that have actually been issued by the Company. In the event that the Company repurchases shares with Option proceeds or proceeds from stock option exercises under a Predecessor Plan, such shares will not be added to the limit described above. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

5.2        Limit on Incentive Stock Options.  Notwithstanding anything in this Section 5, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 5.5 of this Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 30,000,000.

5.3        Other Limits.    Notwithstanding anything in this Section 5 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 5.5:

(a)

The maximum number of shares of Stock that may be subject to Awards granted to any one Participant in any fiscal year under the Plan is 10% of the initial aggregate number of shares of Stock available for Awards under Section 5.1.

(b)	A maximum of 50% of shares of Stock available for issuance under the Plan may be issued as Awards other than Options or SARs.

5.4        Cancelled, Terminated, Forfeited or Surrendered Awards.  Any shares of Stock subject to an Award that for any reason is cancelled, is terminated, lapses, expires, is forfeited, becomes unexercisable for any other reason or is settled for cash (in whole or in part) will, to the extent of such cancellation, termination, lapse, expiration, forfeiture, unexercisability or cash settlement, again be available for Awards under the Plan; provided, however, that the following shares of Stock may not again be made available for issuance of Awards under the Plan: (a) shares used to pay the exercise price of an outstanding Award, (b) shares used to pay withholding taxes related to an outstanding Option or SAR Award, or (c) shares not issued or delivered as a result of the net settlement of an outstanding SAR. In the event withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall again be available for Awards under the Plan; provided, however, that such recycling of shares for tax withholding purposes is limited to 10 years from the date of stockholder approval of the Plan if such recycling involves shares that have actually been issued by the Company.

5.5        Adjustment in Capitalization.  If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger, consolidation, combination or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of ConAgra Foods, Inc., or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of ConAgra Foods, Inc. or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in: (a) the number and type of shares of Stock (or other property) available for the grant of Awards, and the share limits and related provisions, under Section 5, (b) the number and type of shares (or other property) and exercise price with respect to outstanding Options and SARs, and (c) the number, prices and dollar value of other outstanding Awards; provided, however, that any adjustment to the number specified in Section 5.2 will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee, in its discretion, will provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event described in this Section 5.5 or a Change of Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. Notwithstanding the foregoing, in no event shall this Section 5.5 be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (y) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (z) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code Section 409A, provided that the restriction of this clause (z) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code Section 409A. Any adjustment by the Committee shall be conclusive and binding for all purposes of the Plan.

5.6        Dividend Equivalent Rights.  No dividends or dividend equivalents shall be paid on Options or SARs. The Committee may at the time of the grant of a Restricted Stock, Restricted Stock Unit, Performance Share, or Other Stock-Based Award provide that any dividends declared on common stock or dividend equivalents be (a) paid to the Participant, (b) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of any restrictions, or (c)not paid or accumulated; provided, however, that dividend equivalents or other distributions on Stock underlying Awards with restrictions that lapse as a result of the achievement of one or more performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

5.7        Assumed, Converted or Substitute Awards.  Notwithstanding anything in this Plan to the contrary:

(a)	Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)	In the event that a company acquired by the Company or with which the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company prior to such acquisition or merger.

(c)	Any shares of Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 5.7(a) or 5.7(b) above will not count against the limits contained in Section 5 of the Plan, provided in each case that the requirements for the exemption for mergers and acquisitions under rules and regulations of the stock exchange or other recognized market or quotation system on which the Stock is principally traded or quoted at the relevant time are met. In addition, no shares of Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of the Company under Sections 5.7(a) and 5.7(b) above will be added to the aggregate plan limit contained in Section 5.1 of the Plan.

SECTION 6

STOCK OPTIONS

6.1        Grant of Options.  Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Nonqualified Stock Options. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option, including in the event of death, retirement, disability, termination of employment, or Change of Control, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Only Participants who are Employees shall be eligible to receive Incentive Stock Options.

6.2        Option Price.  Subject to adjustments to an exercise price permitted pursuant to Section 5.5 or as permitted under Section 5.7, Nonqualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3        Exercise of Options.  Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted. In addition, the Committee may provide in any Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Committee.

6.4        Payment.  The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (a) by tendering, by either actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise or (b) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. Subject to applicable law, the Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any withholding taxes resulting from such exercise. The Committee may approve other methods of payment. As soon as practicable after receipt of a notice of exercise and full payment of the exercise price, the Company shall deliver to the Participant, either by electronic means or by stock certificate or certificates, the acquired shares of Stock.

6.5        Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, except with respect to the Committee’s discretion to terminate or adjust awards under Section 11.5, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Code Section 421.

6.6        No Reload Grants.  Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option or SAR.

SECTION 7

DIRECTOR AWARDS

7.1        Director Awards.  Any Award, or formula for granting an Award, under the Plan to Eligible Directors shall be approved by the Board. With respect to Awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board. Subject to adjustment as provided in Section 5.5. of this Plan, the maximum number of shares of Stock with respect to which Awards may be granted to any one Participant who is an Eligible Director in any fiscal year under the Plan is 40,000.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1        SARs In Tandem with Options.  SARs may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each SAR granted in tandem with an Option shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any SAR granted in tandem with an Option, the corresponding Option shall terminate.

8.2        Other SARs.  SARs may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

8.3        SAR Price.  Subject to adjustments to an exercise price permitted pursuant to Section 5.5 or as permitted under Section 5.7, SARs granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the SAR is granted.

8.4        Exercise of SARs.  SARs awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, and the Committee may provide for the earlier exercisability of such SARs, including in the event of the retirement, death or disability of the Participant or a Change of Control. Notwithstanding the foregoing, no SAR shall be exercisable for more than ten years after the date on which it is granted. In addition, the Committee may provide in any Agreement for the automatic exercise of a SAR upon such terms and conditions as established by the Committee.

8.5        Payment.  The Committee shall establish procedures governing the exercise of SARs, which shall require that notice of exercise be given and that the Participant satisfy any tax withholding requirements resulting from such exercise as provided in Section 11.4. As soon as practicable after receipt of a notice of exercise and full payment of any withholding taxes, the Company shall deliver to the Participant either by electronic means or by stock certificate or certificates the acquired shares of Stock.

8.6        No Reload Grants.  SARs shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other SAR or Option.

SECTION 9

RESTRICTED STOCK; OTHER STOCK-BASED AWARDS; CERTAIN LIMITATIONS ON AWARDS

9.1        General.  Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, and Performance Shares may be granted to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as shall be determined by the Committee.

9.2        Grant of Restricted Stock.  Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company or the Participant, or other restrictions, as the Committee may determine. The Committee may provide for the earlier termination of such restrictions, including in the event of the retirement, death or disability of the Participant or a Change of Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m).

9.3        Other Stock-Based Awards, General.  Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of one or more performance objectives. Such Other Stock-Based Awards may include Restricted Stock Units, Performance Shares, and Stock awards permitted under Sections 7.1 and 9.5. Notwithstanding anything to the contrary contained in this Plan, any grant of an Award under this Section 9.3 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such Other Stock-Based Award, including in the event of the retirement, death or disability of the Participant or a Change of Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m).

(a)	Restricted Stock Unit. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

(b)

Performance Shares Generally.  Each grant of Performance Shares shall be subject to the satisfaction of one or more of the performance goals established by the Committee with respect to the performance period established by the Committee. After the applicable performance period has ended, the Committee shall determine if all or any portion of the Performance Share Award is earned by a Participant. The earned portion of a Performance Share Award may be paid out in shares of Stock or cash, or a combination of the foregoing, as the Committee may determine.

9.4        Awards Subject to Code Section 162(m).  The special rules of this Section 9.4 shall apply with respect to Qualified Performance-Based Awards. For the avoidance of doubt, the Committee may grant Awards subject to performance goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The performance goals selected by the Committee for any Qualified Performance-Based Awards shall be based on one or more of the performance measures described below in this Section 9.4.

(a)

The specific performance goal(s) and measure(s) for each such Qualified Performance-Based Award shall be established in writing by the Committee within ninety days after the commencement of the performance period (or within such other time period as may be required by Code Section 162(m)) to which the performance goal(s) and measure(s) relates or relate. Shares of Stock subject to such Qualified Performance-Based Awards shall be payable following the completion of each performance period (unless deferred consistent with Code Section 409A), and only after certification in writing by the Committee that the specified performance goal(s) established under the Plan was or were achieved. Unless the Committee specifies otherwise in the terms of such a Qualified Performance-Based Awards, payment shall be made on or before the later of (i) the fifteenth day of the third month that begins after the month containing the end of the applicable fiscal year (with the applicable fiscal year being the fiscal year containing the end of the performance period for which performance is certified), or (ii) the fifteenth day of the third month that begins after the end of the Participant’s tax year that contains the end of the performance period for which performance is certified. Such Qualified Performance-Based Awards may be paid in cash or shares of Stock, or a combination of the foregoing, as determined by the Committee. In determining whether any performance goal was attained and whether any performance goal should be adjusted during a performance period, the rules in the Executive Incentive Plan and any specific adjustment criteria adopted by the Committee at the time of grant of such Qualified Performance-Based Awards shall apply. Notwithstanding the foregoing, the Committee may not make any adjustment to performance goals in the case of a Qualified Performance-Based Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the Qualified Performance-Based Awards under Code Section 162(m).

(b)

The performance measures for Qualified Performance-Based Awards will be selected from the following measures: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency; customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures; formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or financial performance measures determined by the Committee that are sufficiently similar to the foregoing as to be permissible under Code Section 162(m).

(c)

If more than one individual performance measure is specified by the Committee in defining performance goals for a Qualified Performance-Based Award, the Committee shall also specify, in writing, whether one, all or some other number of such performance goals must be attained in order for the performance measures to be met. With respect to any award that is not intended to be a Qualified Performance-Based Award, the Committee may use performance measures that are different than those set forth in subsection (b) above.

(d)

Each performance goal may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company. Each performance goal may be based upon growth, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of the Company and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, investments or assets or net assets.

9.5        Certain Limitations on Awards.  Except as set forth in the following sentence, or as specified by the Committee in an Award with respect to the occurrence of a Change of Control, death, disability or termination of employment, no Award (other than an Option or SAR) based on performance goals shall be based on a performance period of less than one year, and no Award (other than an Option or SAR) that is conditioned on continued employment or the passage of time shall provide for vesting in less than three years from the grant date of the Award; provided, however, that partial vesting pursuant to an Agreement may occur during each year of such 3-year period. Notwithstanding the foregoing, a maximum of 5% of the aggregate number of shares of Stock available for issuance under this Plan may be issued as Other Stock-Based Awards, Restricted Stock, Restricted Stock Units or Performance Shares that do not comply with the applicable three-year or one-year minimum vesting requirements set forth in this Plan. The limitations of this Section 9.5 shall not apply to Awards under Section 5.7 of this Plan.

SECTION 10

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

10.1.    General.  The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 10.1. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code Section 409A to become subject to Section 409A. Furthermore, the Board may not make any amendment which would materially (a) modify the requirements for participation in the Plan, (b) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1, (c) change the minimum exercise price for stock options or SARs as provided in Section 6.2 and Section 8.3, or (d) extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. Except as specifically provided in the Plan or except to the minimum extent necessary to comply with applicable law, no amendment or modification of the Plan shall materially and adversely affect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.

10.2.    Amendment of Agreement.

(a)

If permitted by Code Section 409A and Code Section 162(m), the Committee may, at any time, amend the terms of outstanding Awards in a manner not inconsistent with the terms of the Plan, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m); provided, however, that except as provided in Section 11.5 or Section 5.5, or except to the minimum extent necessary to comply with applicable law, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend the terms of an outstanding Award in a manner that is not unfavorable to the Participant without the consent of such Participant.

(b)

Except for adjustments as provided in Section 5.5 or in connection with a Change of Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without approval of the Company’s stockholders. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 5.5 of the Plan.

10.3.    Detrimental Activity and Recapture Provisions.  All Awards shall be subject to the Committee’s right to cancel such Awards and/or to impose forfeitures to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002. Subject to other terms and conditions as may be specified in an Agreement, if the Committee determines that a present or former Employee or Eligible Director has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company, (b) breached any contract with or violated any fiduciary obligation to the Company, or (c) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that Employee or Eligible Director to forfeit his or her outstanding Awards under the Plan. In addition, notwithstanding anything in this Plan to the contrary, any Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Act, and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may be traded.

SECTION 11

MISCELLANEOUS PROVISIONS

11.1.    Nontransferability of Awards.  Except as otherwise provided by the Committee, no Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event will any Award granted under the Plan be transferred for value.

11.2.    Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant and will be effective only when filed in writing with the Company during the Participant’s lifetime. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by the Participant’s estate.

11.3.    No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.4.    Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. Unless not permitted by the Committee at the time of the grant of an Award, a Participant may elect, subject to such conditions as the Committee shall impose, including conditions and restrictions intended to comply with securities laws and any Company policies regarding trading in securities, to satisfy any tax withholding requirements (a) by having shares of Stock otherwise issuable under the Plan withheld by the Company or by delivering to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s statutory minimum applicable withholding tax obligation associated with the transaction, or (b) by remitting cash or a check. Unless not permitted by the Committee at the time of grant of an Award and subject to any rules established by the Company, the Participant shall be able to satisfy additional tax withholding above the statutory minimum applicable withholding amounts by delivering to the Company previously acquired shares of Stock held by the Participant for at least six months, with a Fair Market Value equal to the additional withholding amounts; provided, however, that the Participant shall not be entitled to deliver such additional shares if it would cause adverse accounting consequences for the Company.

11.5.    Change of Control.  For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Agreement, a “Change of Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)

Individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a member of the Board subsequent to the effective date of this Plan whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the Board members then comprising the Incumbent Board shall be, for purposes of this Section 11.5(a), considered as though such person were a member of the Incumbent Board as of the effective date of this Plan;

(b)

Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of ConAgra Foods, Inc. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Voting Power of the reorganized, merged or consolidated entity;

(c)	A liquidation or dissolution of ConAgra Foods, Inc.; or

(d)	The sale of all or substantially all of the assets of ConAgra Foods, Inc.

11.6.    Special Rule Related to Securities Trading Policy.  The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Eligible Directors are prohibited from trading Stock or other securities of the Company except during certain “window periods” as described in the Policy. If, under the terms of the Agreement, the last day on which an Option or SAR can be exercised falls on a date that is not, in the opinion of counsel to the Company, within a window period permitted by the Policy, the applicable exercise period shall automatically be extended by this Section 11.6 until the second business day of, in the opinion of counsel to the Company, a window period under the Policy, but in no event beyond the expiration date of the Options or SARs. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure when possible without extending the exercise period beyond the expiration date that in no event shall the term of any Option or SAR expire except during a window period.

11.7.    Agreements with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Each grant of an Award to a Participant shall be evidenced by an Agreement in such form as is determined by the Committee (or, subject to applicable law, its designee pursuant to Section 4.4) setting forth the terms and conditions of such Award.

11.8.    Company Intent.  The Company intends that the Plan and any grants thereunder comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan or Agreements shall be interpreted to give effect to such intention. With respect to Participants covered by the Company’s Executive Incentive Plan and to the extent (a) necessary for compliance with Code Section 162(m) for the tax deductibility of an Award that is intended to be exempt from Code Section 162(m), and (b) not inconsistent with the terms of this Plan, the provisions of the Company’s Executive Incentive Plan shall apply to Awards under this Plan.

11.9.    Unfunded Plan.  This Plan shall be unfunded. Bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, but any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards.

11.10.    Fractional Shares.  The Company shall not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

11.11.    Code Section 409A.  Unless the Committee expressly determines otherwise, Awards are intended to be exempt from Code Section 409A as stock rights or short-term deferrals and, accordingly, the terms of any Awards shall be construed and administered to preserve such exemption (including with respect to the time of payment following a Change of Control). To the extent that Section 409A applies to a particular Award granted under the Plan (notwithstanding the preceding sentence), then the terms of the Award shall be construed and administered to permit the Award to comply with Section 409A, including, if necessary, by delaying the payment of any Award payable upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and determined consistently for all Company arrangements that are subject to Code Section 409A), for a period of six months and one day after such Participant’s separation from service (as defined in Code Section 409A, but treating the Company as constituting a single service recipient unless the Committee timely provides otherwise). In the event anyone is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Code Section 409A (“Non-compliance”), then neither the Company, the Committee, the Board nor its or their employees, designees, agents or contractors shall be liable to any Participant or other persons in connection with any Non-compliance, except to the extent the Non-compliance was the direct result of any Company action or failure to act that was undertaken in bad faith.

11.12.    Requirements of Law.  The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no Awards shall be granted or payment made or shares of Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

11.13.    Effective Date/Termination.  The Plan was adopted by the Board of Directors on July 14, 2014 and shall be effective upon its approval by the Company’s stockholders at the 2014 annual stockholders’ meeting. No Award shall be granted under the Plan subsequent to September 19, 2024, or such earlier date as may be determined by the Board, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. No termination of the Plan shall adversely affect any Award previously granted.

11.14.    2009 Plan.  Upon stockholder approval of the Plan pursuant to Section 11.13, no new awards will be granted under the 2009 Plan.

11.15.    Governing Law.  The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

Appendix C

FORM OF CONAGRA FOODS, INC.

2014 EXECUTIVE INCENTIVE PLAN

1.          Purpose.  The principal purposes of the ConAgra Foods, Inc. 2014 Executive Incentive Plan (the “Plan”) are to provide incentives to participating eligible officers of the Company who have significant responsibility for the success and growth of the Company, to assist the Company in attracting, motivating and retaining such officers on a competitive basis and to potentially preserve the tax deductibility of incentive awards paid to eligible officers under Section 162(m) of the Code (as defined below).

2.          Definitions.

a.        “Board” means the Board of Directors of ConAgra Foods, Inc.

b.        “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended from time to time. (All citations to Code sections are to such sections as they are currently designated and any reference to such sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

c.        “Committee” means the Human Resources Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan. Each member of the Committee shall qualify as (i) an “outside director” for purposes of Code Section 162(m), (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) “independent” for purposes of any rules and regulations of the stock exchange or other recognized market or quotation system on which the common stock of ConAgra Foods, Inc. is principally traded or quoted at the relevant time, except that the Board may determine to have these qualification requirements satisfied by a subcommittee of the Committee (and, in this case, any reference to “Committee” in the Plan shall be deemed to be a reference to this subcommittee to the extent necessary to satisfy these requirements).

d.        “Company” means ConAgra Foods, Inc. and each of its Subsidiaries.

e.        “ConAgra Foods, Inc.” means ConAgra Foods, Inc., a Delaware corporation and its successor and assigns.

f.        “Eligible Officer” means an employee of the Company who is considered an officer of ConAgra Foods, Inc. within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and senior officers and other employees of the Company performing similar duties for ConAgra Foods, Inc., in either case, who are selected by the Committee for participation in the Plan.

g.        “Fair Market Value” means, on any date, the closing price of the common stock of ConAgra Foods, Inc. as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the common stock are traded or quoted at the relevant time) on such date. In the event that there are no stock transactions reported on such exchange (or such other system) on such date, Fair Market Value means the closing price on the immediately preceding date on which stock transactions were so reported. The Committee is authorized to adopt another Fair Market Value pricing method provided such method is in compliance with the fair market value pricing rules set forth in Code Section 409A.

h.        “Participant” means an Eligible Officer participating in the Plan for a performance period as provided in Sections 5 or 6.

i.        “Plan” means this ConAgra Foods, Inc. 2014 Executive Incentive Plan, as amended or amended and restated from time to time.

j.        “Qualified Performance-Based Award” means an award (or a specified portion of an award) to an Eligible Officer under the Plan that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

k.        “Subsidiary” means any corporation, partnership, joint venture or other entity in which ConAgra Foods, Inc. owns, directly or indirectly, 25% or more of the voting power or of the capital interest or profits interest (within the meaning of Code Section 414(c)) of such entity.

3.          Administration of the Plan.  The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an award under the Plan. The Committee may delegate its responsibilities under the Plan to such individuals, including members of management, as the Committee may appoint, provided that no delegation shall be made with respect to an opportunity to receive either a Qualified Performance-Based Award to the extent it would cause such award to fail to qualify under Code Section 162(m), or any award to the extent it would cause such award to fail to meet any other requirements referenced in the definition of “Committee” that are applicable to the award. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under it.

4.          Eligibility.  All Eligible Officers are eligible to participate in the Plan for any performance period. For each performance period, the Committee, in its discretion, shall select the Eligible Officers who shall participate in the Plan. No Eligible Officer is guaranteed to be eligible to participate for any performance period and an Eligible Officer who is selected by the Committee for participation in one performance period may be excluded from participation in any subsequent performance period.

5.          Awards.

a.        Establishment of Awards.  For each award under the Plan, the Committee shall specify: (i) the incentive award performance goal(s), which may vary by Participant or by groups of Participants, and which shall be used to determine the compensation payable under the award; (ii) the performance period over which performance shall be determined in connection with the performance goal(s); and (iii) the maximum compensation that may be paid in connection with the award upon the achievement of the specified performance goal(s) during the performance period. Subject to the maximum specified, the Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance. The performance period for an award may be a fiscal year, or it may be a period that is shorter or longer than a fiscal year. The Committee may grant awards subject to performance goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award, the Committee shall establish in writing the terms described in this paragraph not later than required by Code Section 162(m).

b.        Performance Measures/Goals.

i.        The performance measure(s) with respect to a Qualified Performance-Based Award under the Plan shall consist of one or more or any combination of the following performance measures: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency; customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures; formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or financial performance measures determined by the Committee that are sufficiently similar to the foregoing as to be permissible under Code Section 162(m).

ii.        If more than one individual performance measure is specified by the Committee in defining performance goals for a Qualified Performance-Based Award, the Committee shall also specify, in writing, whether one, all or some other number of such performance goals must be attained in order for the performance measures to be met. With respect to any award that is not intended to be a Qualified Performance-Based Award, the Committee may use performance measures that are different than those set forth above.

iii.        Each performance goal may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company. Each performance goal may be based upon growth, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of the Company, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, investments or assets or net assets. The specific performance goal(s) and measure(s) for each Qualified Performance-Based Award shall be established in writing by the Committee within ninety days after the commencement of a performance period (or within such other time period as may be required by Code Section 162(m)) to which the performance goal(s) relates or relate. In the case of a Qualified Performance-Based Award, each performance goal will be objectively determinable to the extent required under Code Section 162(m).

c.        Payment of Awards.    Awards shall be payable following the completion of each performance period (unless deferred consistent with Code Section 409A), and, for Qualified Performance-Based Awards, only after certification in writing by the Committee that the specified performance goal(s) established under the Plan was or were achieved (and with any earnings on a deferred award limited as required to comply with Code Section 162(m)). Unless the Committee specifies otherwise in the terms of an award, payment shall be made on or before the later of (a) the fifteenth day of the third month that begins after the month containing the end of the applicable fiscal year (with the applicable fiscal year being the fiscal year containing the end of the performance period for which performance is certified), or (b) the fifteenth day of the third month that begins after the end of the Participant’s tax year that contains the end of the performance period for which performance is certified. Awards may be paid in cash or securities. If an award is paid in securities, such payment shall be accomplished by a grant under a ConAgra Foods, Inc. plan that expressly provides for making grants of securities. Subject to the terms of such plan, grants or awards of stock options or stock appreciation rights shall be based on a stock price that is not less than the Fair Market Value on the date of grant. Notwithstanding the attainment of the specified performance goal(s), the Committee has the discretion, for each Participant, to reduce some or all of an award that would otherwise be paid.

d.        Maximum Awards.    Any provision of this Plan notwithstanding, in no event may any Participant earn an aggregate award under this Plan in any fiscal year in excess of $20,000,000 (such maximum award amount to be proportionately adjusted for performance periods that are shorter or longer than a 12-month fiscal year, with multiple incentive opportunities considered in the aggregate in the case where multiple, overlapping performance periods are established hereunder).

e.        Adjustments.    In determining whether any performance goal(s) has or have been satisfied with respect to Qualified Performance-Based Awards, the Committee may exclude the effect of (i) any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and (ii) any other unusual or nonrecurring items or events, including but not limited to: (A) charges, costs or benefits or gains associated with: restructurings of the Company;

litigation or claim adjudication, judgments or settlements; mergers, acquisitions, or divestitures; and material changes in business, operations, corporate or capital structure; (B) foreign exchange or hedge-related gains and losses; (C) asset write-downs; (D) discontinued operations; and (E) the cumulative effects of accounting changes. In the case of Qualified Performance-Based Awards, the exclusions and adjustments allowed by this Section 5(e) may only apply to the extent the Committee specifies in writing (not later than the time performance goals are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance goal has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee otherwise determines that they may apply without adversely affecting the award’s status as a Qualified Performance-Based Award. To the extent that a performance goal is based on an increase in the stock price of ConAgra Food, Inc.’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance goals as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants. In the case of a Qualified Performance-Based Award, this adjustment shall apply only to the extent the Committee determines it will not adversely affect the award’s status as a Qualified Performance-Based Award.

6.          Special Rules.  The Committee may establish rules and procedures for cases where employment or eligibility begins after the start of a performance period, or ends before payment of an award, to the extent they are consistent with the following:

a.        Newly Hired Officer.  In the case of an Eligible Officer who is hired by the Company after the beginning of a performance period, the Committee may in its discretion designate such newly hired Eligible Officer as a Participant for that performance period, provided that the newly hired Participant may be granted a Qualified Performance-Based Award only to the extent the Participant’s period of service during the performance period would not cause the performance goal(s) for such award to be established later than permitted under Code Section 162(m).

b.        Newly Eligible Officer.  An Eligible Officer who is promoted, transferred or otherwise changes positions and who becomes a Participant during the performance period may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for an award provided that a promotion or job change cannot (i) increase the amount payable under a Qualified Performance- Based Award as a result of satisfying the performance goal(s) that is or are intended to satisfy Code Section 162(m), or (ii) cause the performance goal(s) for a Qualified Performance-Based Award to be established later than permitted under Code Section 162(m).

c.        Termination of Employment.  If an Eligible Officer terminates employment with the Company prior to the end of a performance period, the terms of the award or the rules established by the Committee shall apply to determine whether such award is forfeited or paid in whole or in part; provided, however, that no Qualified Performance-Based Award shall be paid in whole or in part prior to or without regard to certification of attainment of the performance goal(s).

7.          Miscellaneous Provisions.  The Company shall have the right to deduct from the payment of all awards hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such awards. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Officer any right to be retained in the employ of the Company or in any specific position with the Company. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any award or to any Participant receiving an award. Neither an award nor any other right or benefit under this Plan shall be subject to alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company. The Plan shall be construed and administered in accordance with the laws of the State of Delaware.

8.        Effective Date, Amendments and Termination.  The Plan will become effective on the date on which such Plan is approved by the stockholders of ConAgra Foods, Inc. (provided that such approval occurs on or before June 30, 2015). The Plan has been adopted and approved by the Board, subject to, and to be effective upon, approval by ConAgra Foods, Inc.’s stockholders, which approval is expected to be received at the 2014 annual meeting of ConAgra Foods, Inc.’s stockholders. If such stockholder approval is not obtained on or before June 30, 2015, the Plan shall terminate after such date and be of no further effect.

The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan, except with the consent of the Eligible Officer granted the award or to the minimum extent necessary to comply with applicable law. No such amendment or modification, however, may be effective without approval of the stockholders of ConAgra Foods, Inc. if such approval is necessary to comply with the requirements of Code Section 162(m), including (a) any change to the requirements as to eligibility for participation in the Plan, (b) any change to the performance measures permissible under the Plan for payment of awards or (c) any increase to the maximum amount that may be paid to a Participant for any period under Section 5(d). The Plan shall continue in effect until terminated hereby or by the Committee.

9.          Code Section 409A.  Unless the Committee expressly determines otherwise, awards are intended to be exempt from Code Section 409A as short-term deferrals and, accordingly, the terms of any awards shall be construed and administered to preserve such exemption. To the extent the Committee determines that Code Section 409A applies to a particular award granted under the Plan, then the terms of the award shall be construed and administered to permit the award to comply with Code Section 409A, including, if necessary, by delaying the payment of any award payable upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and determined consistently for all Company arrangements that are subject to Code Section 409A), for a period of six months and one day after such Participant’s separation from service (as defined in Code Section 409A, but treating the Company as constituting a single service recipient unless the Committee timely provides otherwise). In the event anyone is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Code Section 409A (“Non-compliance”), then neither the Company, the Committee, the Board nor its or their employees, designees, agents or contractors shall be liable to any Participant or other persons in connection with any Non-compliance, except to the extent the Non-compliance was the direct result of any Company action or failure to act that was undertaken in bad faith.

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

VOTE BY INTERNET - www.proxyvote.com

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Go to the Website www.proxyvote.com.

3. Follow the instructions.

VOTE BY PHONE - 1-800-690-6903

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Call toll free at 1-800-690-6903.

3. Follow the recorded instructions.

VOTE BY MAIL

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Mark, sign and date your voting instruction card.

3. Return it in the postage-paid envelope we have provided or return it to

    Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail this Voting Instruction Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M77572-P54595 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CONAGRA FOODS, INC. COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
	01) Mogens C. Bay	07) W.G. Jurgensen
	02) Thomas K. Brown	08) Richard H. Lenny
	03) Stephen G. Butler	09) Ruth Ann Marshall
	04) Steven F. Goldstone	10) Gary M. Rodkin
	05) Joie A. Gregor	11) Andrew J. Schindler
	06) Rajive Johri	12) Kenneth E. Stinson

The Board of Directors recommends a vote FOR the following proposal:			For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain
2.	Approval of the ConAgra Foods, Inc. 2014 Stock Plan		☐	☐	☐	5. Advisory vote to approve named executive officer compensation		☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:						STOCKHOLDER PROPOSAL
3.	Approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan		☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposal:
The Board of Directors recommends a vote FOR the following proposal:						6. Stockholder proposal regarding bylaw change in regard to vote-counting		☐	☐	☐
4.	Ratification of the appointment of Independent Auditor		☐	☐	☐
NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this voting instruction card.
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ConAgra Foods 2014 Annual Stockholders’ Meeting

Friday, September 19, 2014

8:30 a.m. CT

Witherspoon Concert Hall

Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

You must present this admission ticket, along with some form of government-issued photo identification such as a valid driver’s license or passport, in order to gain admittance to the September 19, 2014 Annual Stockholders’ Meeting. This ticket is not transferable and admits only the stockholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M77573-P54595

VOTING INSTRUCTION CARD - CONAGRA FOODS, INC.
Please vote and sign on reverse side
This Voting Instruction Card is Solicited by the Board of Directors for the September 19, 2014 Annual Meeting of Stockholders

As a participant in the ConAgra Foods Retirement Income Savings Plan (the “CRISP”), I hereby direct State Street Bank and Trust Company as Trustee, to vote all shares held in this plan account as I instruct in the instructions listed on the reverse side.

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEMS 2, 3, 4 AND 5, AND AGAINST ITEM 6.

If you wish to direct the Trustee by mailing this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card and mark, date and return it in the enclosed envelope. Information on telephonic and Internet voting is on the reverse side of this voting instruction card. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in CRISP, your proportionate interest as of July 28, 2014 is shown on this voting instruction card and your instructions will provide voting instructions to the Trustee of the plan. If this card is not returned, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law.

Your telephone or Internet voting instruction authorizes State Street Bank and Trust Company to vote these shares in the same manner as if you marked, signed and returned your voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 16, 2014.

Continued and to be signed on reverse side

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

VOTE BY INTERNET - www.proxyvote.com

1. Read the accompanying Proxy Statement and this proxy card.

2. Go to the Website www.proxyvote.com.

3. Follow the instructions.

VOTE BY PHONE - 1-800-690-6903

1. Read the accompanying Proxy Statement and this proxy card.

2. Call toll free at 1-800-690-6903.

3. Follow the recorded instructions.

VOTE BY MAIL

1. Read the accompanying Proxy Statement and this proxy card.

2. Mark, sign and date your proxy card.

3. Return it in the postage-paid envelope we have provided or return it to

    Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M77574-P54595 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CONAGRA FOODS, INC. COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
	01) Mogens C. Bay	07) W.G. Jurgensen
	02) Thomas K. Brown	08) Richard H. Lenny
	03) Stephen G. Butler	09) Ruth Ann Marshall
	04) Steven F. Goldstone	10) Gary M. Rodkin
	05) Joie A. Gregor	11) Andrew J. Schindler
	06) Rajive Johri	12) Kenneth E. Stinson

The Board of Directors recommends a vote FOR the following proposal:			For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain
2.	Approval of the ConAgra Foods, Inc. 2014 Stock Plan		☐	☐	☐	5. Advisory vote to approve named executive officer compensation		☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:						STOCKHOLDER PROPOSAL
3.	Approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan		☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposal:
The Board of Directors recommends a vote FOR the following proposal:						6. Stockholder proposal regarding bylaw change in regard to vote-counting		☐	☐	☐
4.	Ratification of the appointment of Independent Auditor		☐	☐	☐
NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this proxy card.
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ConAgra Foods 2014 Annual Stockholders’ Meeting

Friday, September 19, 2014

8:30 a.m. CT

Witherspoon Concert Hall

Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

You must present this admission ticket, along with some form of government-issued photo identification such as a valid driver’s license or passport, in order to gain admittance to the September 19, 2014 Annual Stockholders’ Meeting. This ticket is not transferable and admits only the stockholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —

M77575-P54595

PROXY - CONAGRA FOODS, INC.
Please vote and sign on reverse side
This Proxy is Solicited by the Board of Directors for the September 19, 2014 Annual Meeting of Stockholders

The undersigned appoints each of Steven F. Goldstone and Gary M. Rodkin as proxies, with full power of substitution, to vote all shares of common stock of ConAgra Foods, Inc. that the undersigned would be entitled to vote at the Annual Stockholders’ Meeting and any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEMS 2, 3, 4 AND 5, AGAINST ITEM 6, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL STOCKHOLDERS’ MEETING.

If you wish to vote by mailing this proxy card, please mark the boxes accordingly. Indicate the date, sign your name exactly as it appears on this card and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. Information on telephonic and Internet voting is on the reverse side of this proxy card.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Telephone and Internet voting are available until 11:59 p.m. (ET) on September 18, 2014.

Continued and to be signed on reverse side

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

VOTE BY INTERNET - www.proxyvote.com

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Go to the ebsite www.proxyvote.com.

3. Follow the instructions.

VOTE BY PHONE - 1-800-690-6903

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Call toll free at 1-800-690-6903.

3. Follow the recorded instructions.

VOTE BY MAIL

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Mark, sign and date your voting instruction card.

3. Return it in the postage-paid envelope we have provided or return it to

    Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail this Voting Instruction Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M77576-P54595 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CONAGRA FOODS, INC. COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
	01) Mogens C. Bay	07) W.G. Jurgensen
	02) Thomas K. Brown	08) Richard H. Lenny
	03) Stephen G. Butler	09) Ruth Ann Marshall
	04) Steven F. Goldstone	10) Gary M. Rodkin
	05) Joie A. Gregor	11) Andrew J. Schindler
	06) Rajive Johri	12) Kenneth E. Stinson

The Board of Directors recommends a vote FOR the following proposal:			For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain
2.	Approval of the ConAgra Foods, Inc. 2014 Stock Plan		☐	☐	☐	5. Advisory vote to approve named executive officer compensation		☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:						STOCKHOLDER PROPOSAL
3.	Approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan		☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposal:
The Board of Directors recommends a vote FOR the following proposal:						6. Stockholder proposal regarding bylaw change in regard to vote-counting		☐	☐	☐
4.	Ratification of the appointment of Independent Auditor		☐	☐	☐
NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this instruction card.
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ConAgra Foods 2014 Annual Stockholders’ Meeting

Friday, September 19, 2014

8:30 a.m. CT

Witherspoon Concert Hall

Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

You must present this admission ticket, along with some form of government-issued photo identification such as a valid driver’s license or passport, in order to gain admittance to the September 19, 2014 Annual Stockholders’ Meeting. This ticket is not transferable and admits only the stockholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —

M77577-P54595

VOTING INSTRUCTION CARD - CONAGRA FOODS, INC.
Please vote and sign on reverse side
This Voting Instruction Card is Solicited by the Board of Directors for the September 19, 2014 Annual Meeting of Stockholders

As a participant in the ConAgra Foods Employee Stock Purchase Plan (the “ESPP”), I hereby direct Computershare as Trustee, to vote all shares held in this plan account as I instruct in the instructions listed on the reverse side.

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEMS 2, 3, 4 AND 5, AND AGAINST ITEM 6.

If you wish to direct the Trustee by mailing this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card and mark, date and return it in the enclosed envelope. Information on telephonic and Internet voting is on the reverse side of this voting instruction card. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in ESPP, your proportionate interest as of July 28, 2014 is shown on this voting instruction card and your instructions will provide voting instructions to the Trustee of the plan. If this card is not returned, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law.

Your telephone or Internet voting instruction authorizes Computershare to vote these shares in the same manner as if you marked, signed and returned your voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 16, 2014.

Continued and to be signed on reverse side